Exhibit 99.4

AGREEMENT AND PLAN OF MERGER

by and among

H-G HOLDINGS, INC.,

CONCUR TECHNOLOGIES, INC.,

NORTHSTARS ACQUISITION CORPORATION

and

JUPITER PARTNERS L.P., solely as Stockholder Representative

Dated as of July 27, 2007

i

(continued)

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AGREEMENT AND PLAN OF MERGER

This Agreement and Plan of Merger (this “Agreement”), dated as of the 27th day of July, 2007, by and among (i) H-G Holdings, Inc., a Delaware corporation (the “Company”), (ii) Concur Technologies, Inc., a Delaware corporation (“Parent”), (iii) Northstars Acquisition Corporation, a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub”) and (iv) Jupiter Partners L.P., a Delaware limited partnership (“Jupiter”), solely as “Stockholder Representative.” Certain other capitalized terms used in this Agreement and not otherwise defined herein are defined in Section 11.01 hereof.

RECITALS

WHEREAS, the Boards of Directors of the Company, Parent and Merger Sub have each determined that it is in the best interest of their respective stockholders for Parent to acquire the Company upon the terms and subject to the conditions set forth herein;

WHEREAS, in furtherance thereof, the Boards of Directors of the Company, Parent and Merger Sub have each approved the merger of Merger Sub with and into the Company in accordance with applicable Law, upon the terms and subject to the conditions set forth herein;

WHEREAS, the Company, Parent and Merger Sub desire to make certain representations, warranties, covenants and agreements in connection with this Agreement; and

WHEREAS, concurrently with the execution and delivery of this Agreement, and as a condition and inducement to Parent’s willingness to enter into this Agreement, Jupiter is executing and delivering to Parent a voting agreement in the form of Exhibit A (the “Voting Agreement”).

NOW, THEREFORE, in consideration of the foregoing, and of the representations, warranties, covenants and agreements contained herein, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

ARTICLE 1

MERGER OF MERGER SUB INTO THE COMPANY

1.01 Merger. Subject to the terms and conditions of this Agreement, at the Effective Time, Merger Sub shall be merged with and into the Company in accordance with this Agreement and the separate corporate existence of Merger Sub shall thereupon cease (the “Merger”). The Company shall be the surviving corporation in the Merger (sometimes hereinafter referred to as the “Surviving Corporation”) and shall continue to be governed by the laws of the State of Delaware, and the separate corporate existence of the Company with all its rights, privileges, immunities, powers and franchises shall continue unaffected by the Merger. The Merger shall have the effects specified in the DGCL.

1.02 The Closing. Upon the terms and subject to the conditions of this Agreement, the closing of the Merger (the “Closing”) shall take place at the offices of Fried, Frank, Harris, Shriver & Jacobson LLP, One New York Plaza, New York, New York, at 9:00 a.m., local time, on the second Business Day following the day on which the last to be satisfied or waived of the conditions set forth in Articles 7 and 8 shall be satisfied (or, if contemplated to be satisfied at the Closing, shall be capable of being satisfied) or waived in accordance with this Agreement, or at such other time, date or place as Parent and the Company may agree. The date on which the Closing occurs is hereinafter referred to as the “Closing Date”.

1.03 Effective Time. Upon the Closing taking place, the parties hereto shall cause a Certificate of Merger meeting the requirements of Section 251 of the DGCL (the “Certificate of Merger”) to be properly executed and filed in accordance with such Section. The Merger shall become effective at the time of filing of the Certificate of Merger with the Secretary of State of the State of Delaware in accordance with the DGCL or at such later time which the parties hereto shall have agreed upon and designated in such filing as the effective time of the Merger (the “Effective Time”).

1.04 Certificate of Incorporation and Bylaws. The Certificate of Incorporation of the Company as in effect immediately prior to the Effective Time, amended as set forth in Exhibit B attached hereto, shall be the Certificate of Incorporation of the Surviving Corporation as of the Effective Time, until duly amended in accordance with applicable Law. The Bylaws of Merger Sub as in effect immediately prior to the Effective Time shall be the Bylaws of the Surviving Corporation as of the Effective Time, until duly amended in accordance with applicable Law.

1.05 Directors and Officers. The directors and officers of the Surviving Corporation immediately after the Effective Time shall be the individuals identified on Schedule 1.05 hereof and such individuals shall hold office until their respective death, permanent disability, resignation or removal or until his or her respective successor is duly elected and qualified in the manner provided in the Certificate of Incorporation and the Bylaws of the Surviving Corporation and applicable Law.

1.06 Merger Consideration. The aggregate amount in cash to be paid by Parent on the Closing Date with respect to all the outstanding capital stock of the Company shall be One Hundred Sixty Million Dollars ($160,000,000), subject to adjustments related to the Sale Bonus Amounts and the Shareholder Loan Amounts and any further adjustment provided for in Section 1.09 (such amount, after such adjustments, the “Merger Consideration”).

1.07 Conversion or Cancellation of Outstanding Shares. The manner of converting or canceling shares of the Company and Merger Sub in the Merger shall be as follows:

(a) At the Effective Time, each share of the Class C Common Stock, par value $0.01 per share, of the Company (the “Class C Shares”) issued and outstanding immediately prior to the Effective Time (“Outstanding Shares”) (other than Outstanding Shares which are held by Dissenting Stockholders) shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted into the right to receive, subject to and in accordance with the terms hereof, (i) an amount in cash, without interest, equal to the Initial Merger Consideration divided by the aggregate number of Outstanding Shares (such quotient, the “Per Share Initial Merger Consideration”), plus (ii) an amount in cash, without interest, equal to (x) the sum of (A) the Escrowed Amount, plus (B) the Holdback Amount, plus (C) any Unvested Sale Bonus Amounts, minus (D) any amounts paid to Parent for indemnification claims and with respect to any Final NTAV Shortfall, divided by (y) the aggregate number of Outstanding Shares (such quotient, the “Per Share Additional Merger Consideration”). All Outstanding Shares, by virtue of the Merger and without any action on the part of the holders thereof, shall no longer be outstanding and shall be canceled and retired and shall cease to exist, and each holder of a stock certificate representing any Outstanding Shares shall thereafter cease to have any rights with respect to such Outstanding Shares, except the right to receive the Per Share Initial Merger Consideration for each such Outstanding Share upon the surrender of such stock certificate in accordance with Section 1.08 plus the Per Share Additional Merger Consideration in accordance with Sections 1.09 and 1.10, Article 10 and the Escrow Agreement (except for any Unvested Sale Bonus Amounts, which shall be paid in accordance with the next sentence) or the right, if any, to receive payment from the Surviving Corporation of the “fair value” of such Outstanding Shares as determined in accordance with Section 262 of the DGCL. To the extent the Company is not, and cannot through the passage of time become, obligated to pay any portion of the Sale Bonus Amounts under the H-G Sale Bonus Plan or agreements governing such bonuses), Parent shall promptly pay such amounts (collectively, the “Unvested Sale Bonus Amounts”) to the Stockholder Representative, which amounts shall then be distributed by the Stockholder Representative to the record holders of Outstanding Shares in proportion to their percentage ownership of all Outstanding Shares; provided that Parent need not pay any such amount prior to five (5) Business Days after the six-month anniversary of the Closing Date (at which point Parent shall pay all such Unvested Sale Bonus Amounts that shall have accrued on or prior to such six-month anniversary).

(b) At the Effective Time, each Class C Share issued and held in the Company’s treasury immediately prior to the Effective Time, shall, by virtue of the Merger and without any action on the part of the holder thereof, cease to be outstanding, shall be canceled and retired without payment of any consideration therefor and shall cease to exist.

(c) Subject to the terms and conditions of this Agreement, at the Effective Time, each share of capital stock (other than Class C Common Stock) that is issued and outstanding immediately prior to the Effective Time will, by virtue of the Merger and without any further action on the part of Parent, Merger Sub, the Company or the holder thereof, be cancelled and extinguished without any conversion thereof and without the issuance or payment of any consideration therefor.

(d) At the Effective Time, each share of common stock, par value $0.001 per share, of Merger Sub issued and outstanding immediately prior to the Effective Time shall, by virtue of the Merger and without any action on the part of Merger Sub or the holders of such shares, be converted into one share of common stock, par value $0.001 per share, of the Surviving Corporation.

1.08 Payment for Outstanding Shares. At or prior to the Effective Time, Parent shall deposit the Initial Merger Consideration in trust with such paying agent as may be appointed by Merger Sub with the Company’s prior approval, which will not be unreasonably withheld or changed (the “Paying Agent”). Prior to the Effective Time, Parent shall cause the Paying Agent to deliver to each Person (that is identified by the Company to Parent a reasonable time in advance thereof) who will be (assuming no transfer of shares), immediately prior to the Effective Time, a holder of record of Outstanding Shares a letter of transmittal substantially in the form attached hereto as Exhibit C for use in effecting the surrender of the stock certificates which, immediately prior to the Effective Time, represented any of such Outstanding Shares that will be converted into the right to receive cash pursuant to Section 1.07(a). It is agreed that letters of transmittal (and the related instructions) and any other documentation required by the Paying Agent will be delivered in final form to such Company Stockholders (that are identified by the Company to Parent a reasonable time in advance thereof) at an agreed upon time prior to the Effective Time so that such letters of transmittal may be delivered to the Paying Agent at or prior to the Effective Time for payment at the Effective Time. Upon surrender to the Paying Agent of such stock certificates, together with such letter of transmittal, duly executed and completed in accordance with the instructions thereto, the Surviving Corporation shall cause the Paying Agent to pay to each Company Stockholder entitled thereto by check or, to the extent permitted by the Paying Agent, by wire transfer of immediately available funds, an amount equal to (x) the Per Share Initial Merger Consideration multiplied by (y) the number of shares represented by the stock certificates being surrendered. Such payment will be made at the Effective Time or as promptly thereafter as is reasonably practicable with respect to surrendered stock certificates and duly executed and completed letters of transmittal that are surrendered at or prior to the Effective Time, and as soon as practicable thereafter with respect to stock certificates and duly executed and completed letters of transmittal that are surrendered on a later date. No interest will be paid or will accrue on the amount payable upon the surrender of any such stock certificate. If payment is to be made to a Person other than the registered holder of the stock certificate surrendered, it shall be a condition of such payment that the stock certificate so surrendered shall be properly endorsed or otherwise in proper form for transfer reasonably satisfactory to Parent and that the Person requesting such payment shall pay any transfer or other Taxes required by reason of the payment to a Person other than the registered holder of the stock certificate surrendered or establish to the satisfaction of the Surviving Corporation or the Paying Agent that such Tax has been paid or is not applicable. From and after one hundred and eighty (180) days following the Effective Time, the Surviving Corporation shall be entitled to cause the Paying Agent to deliver to it any funds (including any interest received with respect thereto) made available to the Paying Agent which have not been disbursed to holders of stock certificates formerly representing Outstanding Shares, and thereafter such holders shall be entitled to look to the Surviving Corporation only as general creditors thereof with respect to the cash payable upon due surrender of their stock certificates. Notwithstanding the foregoing, neither the Paying Agent nor any party hereto shall be liable to any holder of stock certificates formerly representing Outstanding Shares for any amount paid to a public official pursuant to any applicable abandoned property, escheat or similar Law. The Surviving Corporation shall pay all charges and expenses, including those of the Paying Agent, in connection with the exchange of Outstanding Shares for the Per Share Initial Merger Consideration. The Per Share Additional Merger Consideration shall be payable when and if such amounts are due and payable pursuant to the Escrow Agreement (or, in the case of Unvested Sale Bonus Amounts, in accordance with the last sentence of Section 1.07(a)).

1.09 Merger Consideration Adjustments.

(a) The Merger Consideration shall be subject to adjustment on a dollar for dollar basis as set forth in this Section 1.09.

(b) Not less than five (5) Business Days prior to the Closing Date, the Company shall deliver to Parent a statement (the “Estimated NTAV Statement”) of the estimated Net Tangible Asset Value as of the Closing Date (the “Estimated NTAV”). The Estimated NTAV Statement shall be based on the estimated consolidated balance sheet of the Company (excluding the TMG Business and TMG) as of the close of business on the Closing Date in accordance with GAAP and on a basis consistent with the Company’s past principles, policies and practices as reflected in the Interim Financial Statements (so long as and only in the event that such past principles, policies and practices conform with GAAP) and without giving effect to the consummation of the transactions contemplated hereby, other than the TMG Distribution, except that it shall include an accrual for the Performance Unit Amounts, Other Employee Payments, the TMG Excluded Liabilities and the Transaction Expenses, provided, however, that the Estimated NTAV Statement shall be subject to and prepared in conformity with year-end audit accrual and estimation practices of the Company such that all pro-rata adjustments, accruals, reserves, allowances and similar year-end adjustments are prepared for and included in the Estimated NTAV Statement, as if the Estimated NTAV Statement were a year-end statement. The accounting principles governing the Financial Statements shall eliminate all intercompany transactions and investments. The Company shall consult with Parent regarding its calculation of Estimated NTAV prior to delivery of the Estimated NTAV Statement. To the extent that the Estimated NTAV is less than negative Seven Million Nine Hundred Thirty-Seven Thousand Dollars (negative $7,937,000) (the “Target NTAV”), the Merger Consideration payable at Closing will be decreased by the Estimated NTAV Shortfall. To the extent that the Estimated NTAV is greater than the Target NTAV, the Merger Consideration payable at Closing will be increased by the Estimated NTAV Excess. An example of the NTAV calculation is set forth on Schedule 1.09 to this Agreement (the “NTAV Example”). The Estimated NTAV shall be prepared on the same basis as the NTAV Example. Nothing disclosed in Section 2.10 of the Disclosure Schedule shall affect the terms (including, without limitation, the amount of the Target NTAV) or the parties’ obligations set forth in this Section 1.09.

(c) Within ninety (90) days after the Closing Date, Parent shall prepare and deliver to the Stockholder Representative (or its designee) a statement (the “NTAV Statement”) setting forth the actual NTAV as of the Closing Date (the “Closing NTAV”). The NTAV Statement shall be based on the consolidated balance sheet of the Company (excluding the TMG Business and TMG) as of the close of business on the Closing Date in accordance with GAAP and on a basis consistent with the Company’s past principles, policies and practices as reflected in the Interim Financial Statements (so long as and only in the event that such past principles, policies and practices conform with GAAP) and without giving effect to the consummation of the transactions contemplated hereby, other than the TMG Distribution, except that it shall include an accrual for the Performance Unit Amounts, Other Employee Payments and the Transaction Expenses, provided, however, that the NTAV Statement shall be subject to and prepared in conformity with year-end audit accrual and estimation practices of the Company such that all pro-rata adjustments, accruals, reserves, allowances and similar year-end adjustments are prepared for and included in the NTAV Statement, as if the NTAV Statement were a year-end statement. The accounting principles governing the Financial Statements shall eliminate all intercompany transactions and investments. The methods, principles and assumptions used in the NTAV Example shall be the methods, principles and assumptions used for purposes of calculating the Closing NTAV, provided that if the calculation in the NTAV Example is determined not to be in accordance with GAAP, then the calculation in the NTAV Example shall be adjusted so as to be in accordance with GAAP. In addition, and notwithstanding the foregoing, if the Closing Date does not occur as of a month end, then the NTAV calculation for the month during which the Closing Date occurs shall prorate any items that have been accrued in accordance with GAAP for a full monthly period.

(d) If the Stockholder Representative disputes the NTAV Statement (either as to content or manner of preparation), then the Stockholder Representative shall, within sixty (60) days following receipt of the NTAV Statement from Parent, deliver a written notice to Parent of such dispute setting forth in reasonable detail the basis for that dispute. If the Stockholder Representative does not so notify Parent of a dispute within such sixty (60) day period, the Closing NTAV shall be deemed to be final, conclusive and binding on the parties. In the event the Stockholder Representative delivers a notification of a dispute, Parent and the Stockholder Representative shall negotiate in good faith to resolve such dispute; provided, however, that if Parent and the Stockholder Representative fail to resolve such dispute within thirty (30) Business Days after notification of the dispute, then Parent and the Stockholder Representative shall promptly (but in no event later than thirty (30) days thereafter) engage KPMG LLP, New York, New York (provided that if KPMG is unable or unwilling to perform the engagement, the parties will mutually agree upon an independent nationally recognized accounting firm to perform the engagement) (the “Accounting Expert”) to resolve such dispute. Parent and the Stockholder Representative shall have the opportunity to provide written submissions relating to whether the standards set forth in Section 1.09, including the NTAV Example, have been met, which written submissions shall be provided to the Accounting Expert, if at all, no later than fifteen (15) Business Days after the date of referral of the disputed matters to the Accounting Expert. The Accounting Expert shall deliver a written report resolving only the disputed matters relating to whether the standards set forth in Section 1.09 have been met, and setting forth the basis for such resolution within thirty (30) Business Days after Parent and the Stockholder Representative have submitted in writing (or have had the opportunity to submit in writing but have not submitted) their positions as to the disputed items. Parent shall be responsible for all of the fees and expenses of the Accounting Expert unless the Accounting Expert finds the Closing NTAV is equal to or less than the Closing NTAV reflected in the NTAV Statement in which case the amount of all fees and expenses of the Accounting Expert shall be paid as provided in Section 1.09(f) below. All determinations made by the Accounting Expert will be final, conclusive and binding on the parties. The Closing NTAV as finally determined in accordance with this Section 1.09 shall be the “Final NTAV.”

(e) For purposes of complying with the terms set forth in this Section 1.09, the parties shall cooperate with and make available to the other parties and their respective representatives all information, records, data and working papers, and shall permit access to their facilities and personnel, as may be reasonably required in connection with the preparation and analysis of the Estimated NTAV and the NTAV Statement and the resolution of any disputes thereunder.

(f) Parent shall be entitled to withhold from payment of the Merger Consideration Five Hundred Thousand Dollars ($500,000) (the “Holdback Amount”) to satisfy a Final NTAV Shortfall, if any, in accordance with this Section 1.09(f). If the Final NTAV is less than the Estimated NTAV, the Merger Consideration shall be adjusted downward by the amount of the Final NTAV Shortfall, and (i) Parent shall be entitled to keep and not distribute to the Paying Agent an amount equal to the Final NTAV Shortfall and (ii) after Parent’s retention of an amount equal to the Final NTAV Shortfall in accordance with subparagraph (i), Parent shall, within five (5) Business Days of the date on which Final NTAV is determined pursuant to this Section 1.09, deliver to the Paying Agent an amount in cash equal to the difference between the Holdback Amount and the Final NTAV Shortfall, which amount shall then be distributed by the Paying Agent to the record holders of Outstanding Shares in proportion to their percentage ownership of all Outstanding Shares. In the event that the Final NTAV Shortfall is greater than the Holdback Amount, Parent shall be entitled to recover the amount of such difference by making a claim against the Indemnity Escrow Account.

(g) If the Final NTAV is greater than the Estimated NTAV, then the Merger Consideration shall be increased by the amount of the Final NTAV Excess, and Parent shall deliver to the Paying Agent an amount in cash equal to the sum of the Final NTAV Excess and the Holdback Amount, which amount shall then be distributed by the Paying Agent to the record holders of Outstanding Shares in proportion to their percentage ownership of all Outstanding Shares. Payment of any Final NTAV Excess and the Holdback Amount is to be made within five (5) Business Days of the date on which Final NTAV is determined pursuant to this Section 1.09.

1.10 Escrow Amount. The parties agree that Parent will deposit Fifteen Million Dollars ($15,000,000) in an escrow account (the “Indemnity Escrow Account”) for a period of eighteen (18) months (the “Escrow Period”) to secure the due performance and payment of the indemnification obligations pursuant to Article 10 hereof (other than Section 10.02(a)(v)), Five Hundred Thousand Dollars ($500,000) in an escrow account (the “TMG Escrow Account”) for the Escrow Period to secure the due performance and payment of the indemnification obligations pursuant to Section 10.02(a)(v), and Five Hundred Thousand Dollars ($500,000) (together with the amount deposited in the Indemnity Escrow Account and the TMG Escrow Account, the “Escrowed Amount”) in an escrow account (the “Expense Escrow Account”) to cover the costs and expenses incurred by the Stockholder Representative in its capacity as such. The parties agree that JPMorgan Chase Bank, N.A. shall serve as escrow agent (the “Escrow Agent”) in connection with the Escrow Accounts. The Escrowed Amount, plus or minus any gains or losses from investments thereon shall be paid in accordance with the terms of the Escrow Agreement substantially in the form attached hereto as Exhibit D (with such changes, if any, as the Escrow Agent may reasonably request, the “Escrow Agreement”). The Escrow Agreement will provide that (i) the Stockholder Representative will be reimbursed upon payment of any reasonable costs or expenses incurred in carrying out its duties under this Agreement or the Escrow Agreement from the Expense Escrow Account and any unpaid amount shall be released from the Expense Escrow Account and paid to stockholders promptly upon the instruction of the Stockholder Representative, and (ii) all other amounts in escrow not otherwise subject to a claim for indemnification shall be released from the Indemnity Escrow Account and paid to the stockholders of the Company at the expiration of the Escrow Period in accordance with the Escrow Agreement.

1.11 Dissenters’ Rights. If, in connection with the Merger, Company Stockholders are entitled to appraisal rights pursuant to the DGCL, any Outstanding Shares which are held by stockholders exercising appraisal rights with respect thereto pursuant to Section 262 of the DGCL (“Dissenting Stockholders”) shall not be converted into a right to receive cash as provided in Section 1.07(a), but shall be converted into the right to receive such consideration as may be determined to be due with respect to such Dissenting Shares pursuant to the DGCL. Each Dissenting Stockholder who, pursuant to the provisions of the DGCL, becomes entitled to payment of the fair value of such shares shall receive payment therefor in accordance with the DGCL (but only after the value therefor shall have been agreed upon or finally determined pursuant to the DGCL). In the event that any Company Stockholder fails to make an effective demand for payment or fails to perfect its appraisal rights as to its Outstanding Shares or any Dissenting Shares shall otherwise lose their status as Dissenting Shares, then any such shares shall immediately be converted into the right to receive the consideration issuable pursuant to Section 1.07(a) in respect of such shares as if such shares had never been Dissenting Shares, and Parent shall issue and deliver to the holder thereof, at (or as promptly as reasonably practicable after) the applicable time or times specified in Section 1.08, following the satisfaction of the applicable conditions set forth in Section 1.08, the cash, without interest thereon, to which such Company Stockholder would have been entitled under Section 1.07(a) with respect to such shares. The Company shall give Parent prompt notice (and in no event more than two (2) Business Days) of the delivery of any demand from a Dissenting Stockholder pursuant to Section 262(d) of the DGCL, and Parent shall have the right to control all negotiations and proceedings with respect to any such demand. If any Dissenting Stockholder shall fail to perfect or shall have effectively lost the right to dissent, the Outstanding Shares held by such Dissenting Stockholder shall thereupon be treated as though each such Outstanding Share had been converted into the right to receive the Per Share Merger Consideration pursuant to Section 1.07(a). After the Effective Time, neither the Surviving Corporation nor Parent shall, without the prior written consent of the Stockholder Representative, which shall not be unreasonably withheld, voluntarily make any payment with respect to, or settle or offer to settle, any demand made pursuant to Section 262(d) of the DGCL in an amount in excess of the Merger Consideration allocable to such Dissenting Stockholders pursuant to this Agreement.

1.12 Closing of Transfer Books. From and after the Effective Time, the stock transfer books of the Company shall be closed and no transfer of Outstanding Shares shall thereafter be made.

1.13 Company Stock Options. Prior to the Effective Time, the Company shall take all actions necessary such that, effective as of the Effective Time, each option granted by the Company to purchase shares of capital stock of the Company which is outstanding and unexercised immediately prior to the Effective Time (each, a “Company Stock Option”) and which has been granted by the Company pursuant to the Company’s 2000 Stock Option Plan or 2000 Stock Option Plan (California) or any other stock option plan of the Company (collectively, the “Company Stock Plans”) shall not be assumed by Merger Sub or Parent and shall instead automatically terminate in accordance with Section 7(b) of the applicable Company Stock Plan or other applicable section of the Company Stock Plans. Prior to the Effective Time, the Company may, in its sole discretion, accelerate the vesting of all unvested Company Stock Options and provide the holders of the Company Stock Options with the right to exercise all or any portion of the Company Stock Options (whether or not then exercisable) during a period determined by the Company beginning after the date of this Agreement and ending on the day prior to the day on which the Effective Time occurs. At the Effective Time, all other rights to acquire shares of the capital stock of the Company will, by virtue of the Merger and without any further action on the part of Parent, Merger Sub, the Company or any holder thereof, be terminated and cancelled without any conversion or assumption thereof.

1.14 Company Performance Units. Prior to the Effective Time, the Company shall take all actions necessary such that, effective as of the Effective Time, each performance unit granted by the Company under the Performance Unit Agreements listed in Section 1.14 of the Disclosure Schedule which is outstanding immediately prior to the Effective Time (each, a “Performance Unit”) shall automatically terminate in accordance with Section 5 of the applicable Performance Unit Agreement, and, in consideration of such cancellation, each holder of a Performance Unit shall be paid an amount of cash equal to the “Per Unit Amount” (as defined in each such Performance Unit Agreement) multiplied by the number of Performance Units subject to such Performance Unit Agreement (whether vested or vested), reduced by any income or employment Taxes required to be withheld from such payment.

1.15 Payments. At the Effective Time or later applicable payment date, Parent shall pay on behalf of the Company, or shall provide the Company with sufficient funds and cause the Company to pay, to the intended beneficiaries thereof (as identified by the Company to Parent prior to the Closing) (the “Scheduled Beneficiaries”) (a) the Company Employee Amounts, (b) the Transaction Expenses, (c) the Shareholder Loan Amounts and (d) the Other Employee Payments.

ARTICLE 2

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company hereby represents and warrants to Parent and Merger Sub as follows, except with respect to the TMG Business and the consummation of the TMG Distribution:

2.01 Capitalization.

(a) The authorized capital stock of the Company consists of 100,000 shares of capital stock, par value $0.01 per share, of which 25,000 shares are designated as Class A Common Stock (the “Class A Shares”), 25,000 are designated as Class B Common Stock (the “Class B Shares”), and 50,000 shares are designated as Class C Shares. As of the date of this Agreement, there are no Class A Shares or Class B Shares outstanding and there are 19,235.569 Class C Shares outstanding, all of which are validly issued, fully paid and non-assessable. Section 2.01(a) of the Disclosure Schedule sets forth a list, as of the date hereof, of the names of all holders of issued and outstanding shares of the Company’s capital stock, together with the number of such shares owned by such holder and the percentage of ownership of all outstanding capital stock of the Company represented by such shares. Jupiter owns more than eighty-six percent (86%) of the outstanding Class C Shares. Except as set forth in Section 2.01(a) of the Disclosure Schedule, (i) none of the outstanding shares of capital stock of the Company is entitled or subject to any preemptive right, right of participation, right of maintenance or any similar right; (ii) none of the outstanding shares of capital stock of the Company is subject to any right of first refusal in favor of the Company; and (iii) there is no Contract relating to the registration or voting of, or restricting any Person from purchasing, selling, pledging or otherwise disposing of (or granting any option or similar right with respect to), any shares of capital stock of the Company. The Company is not under any obligation, nor is bound by any Contract pursuant to which it may become obligated, to repurchase, redeem or otherwise acquire any outstanding shares of capital stock of the Company.

(b) Company Stock Options to purchase an aggregate of 96.2858 Class C Shares are outstanding under the Company Stock Plans as of the date of this Agreement, and 398.4943 Class C Shares are authorized to be subject to Company Stock Options but have not been granted as of the date of this Agreement. Section 2.01(b) of the Disclosure Schedule accurately sets forth, with respect to each Company Stock Option that is outstanding as of the date of this Agreement: (i) the name of the holder of such option; (ii) the total number of Class C Shares that are subject to such option and the number of Class C Shares with respect to which such option is immediately exercisable; (iii) the date on which such option was granted and the term of such option; (iv) the vesting schedule for such option; and (v) the exercise price per Class C Share purchasable under such option. None of the Company Stock Options have been designated an “incentive stock option” as defined in Section 422 of the Code. Except as set forth in Section 2.01(b) of the Disclosure Schedule, there is no: (i) outstanding subscription, option, call, warrant or other right (whether or not currently exercisable) to acquire any shares of the capital stock or other securities of the Company or exchangeable for any shares of the capital stock or other securities of the Company; (ii) stockholder rights plan (or similar plan commonly referred to as a “poison pill”) or Contract under which the Company is or may become obligated to sell or otherwise issue any shares of its capital stock or any other securities; or (iii) condition or circumstance that may give rise to or provide a basis for the assertion of a claim by any Person to the effect that such Person is entitled to acquire or receive any shares of capital stock or other securities of the Company.

(c) All outstanding shares of capital stock of the Company, options, warrants and other securities of the Company and the Subsidiaries have been issued and granted in compliance with (i) all applicable securities laws and other applicable Laws, and (ii) all requirements set forth in applicable Contracts.

(d) Except as set forth in Section 2.01(d) of the Disclosure Schedule, since January 1, 2004, the Company has not repurchased, redeemed or otherwise reacquired any shares of capital stock or other securities of the Company. All securities so reacquired by the Company were reacquired in compliance with (i) the applicable provisions of the DGCL and all other applicable Laws, and (ii) all requirements set forth in applicable Contracts.

2.02 Subsidiaries. Section 2.02 of the Disclosure Schedule sets forth a list of all direct or indirect subsidiaries of the Company (the “Subsidiaries”) and their respective jurisdictions of organization and their outstanding capital. The Company owns, either directly or indirectly through one or more Subsidiaries, all of the capital stock of or other equity interests in each of the Subsidiaries free and clear of all Encumbrances. All of the issued and outstanding shares of the Subsidiaries are validly issued, fully paid and non-assessable and were issued in compliance with (a) all applicable provisions of the DGCL or other statute of incorporation or formation, (b) all applicable securities laws and other applicable Laws, and (c) all requirements set forth in applicable Contracts. There are outstanding no securities convertible into, exchangeable for, or carrying the right to acquire, or voting agreements with respect to, any equity securities of any of the Subsidiaries or subscriptions, warrants, options, rights or other arrangements or Contracts obligating any Subsidiary to issue or acquire any of its equity securities or any ownership interest therein.

2.03 Organization.

(a) The Company and each of the Subsidiaries are companies duly organized and validly existing under the laws of their respective jurisdictions of organization and have all requisite corporate or other power and authority to carry on their businesses as they are now being conducted. The Company and each of the Subsidiaries are duly licensed or qualified to do business in all jurisdictions where the nature of the property owned or leased by them, or the nature of the business conducted by them, makes such licensing or qualification necessary and the absence of which licensing or qualification would have a Material Adverse Effect.

(b) The Company has delivered or made available to Parent accurate and complete copies of: (i) the Certificates of Incorporation and Bylaws or other applicable governing documents, including all amendments thereto, of the Company and each Subsidiary (the “Constituent Documents”); (ii) the stock records of the Company and each Subsidiary; and (iii) the minutes and other records of the meetings and other proceedings (including any actions taken by written consent or otherwise without a meeting) of the stockholders of the Company and each Subsidiary, the boards of directors of the Company and each Subsidiary and all committees of the boards of directors of the Company and each Subsidiary for the last three (3) years, other than minutes or records relating to the possible sale of the Company. There have been no formal meetings or other proceedings of the stockholders of the Company or any Subsidiary, the boards of directors of the Company or any Subsidiary or any committee of the boards of directors of the Company or any Subsidiary that are not reflected in all material respects in such minutes or other records. There is no violation of any of the provisions of the Constituent Documents, and neither the Company nor any Subsidiary has taken or failed to take any material action which is prohibited or required by any resolution adopted by their respective stockholders, boards of directors or any committee thereof.

2.04 Title to Assets.

(a) Except as set forth in Section 2.04(a) of the Disclosure Schedule, the Company and the Subsidiaries have good (and, in the case of real property, marketable) title to all of the assets and properties which they purport to own, including all tangible assets reflected on the Interim Financial Statements as being owned by them (except for inventory sold or otherwise disposed of in the ordinary course of business since the date of the Interim Financial Statements and the sale or other disposition of immaterial assets), free and clear of any Encumbrances, except for Permitted Encumbrances.

(b) Section 2.04(b) of the Disclosure Schedule identifies all tangible assets that are Material, individually or in the aggregate, and that are owned by, or are being leased or licensed to, the Company and the Subsidiaries as of December 31, 2006.

2.05 Financial Statements.

(a) The Company has delivered to Parent (i) the audited consolidated balance sheet and the audited consolidated statements of income, stockholders’ equity and comprehensive income, and cash flows of the Company and the Subsidiaries as of and for the years ended December 31, 2006, 2005 and 2004 and related footnotes (the “Audited Financial Statements”), (ii) the unaudited pro forma balance sheets and unaudited pro forma statements of income of the Company and the Subsidiaries, excluding the TMG Business, as of and for the years ended December 31, 2006, 2005 and 2004 (the “Unaudited Financial Statements”), and (iii) an unaudited pro forma balance sheet and unaudited pro forma statement of income of the Company and the Subsidiaries, excluding the TMG Business, as of and for the three months ended March 31, 2007 (the “Interim Financial Statements” and, together with the Audited Financial Statements and the Unaudited Financial Statements, the “Financial Statements”), a copy of each of which is included in Section 2.05(a) of the Disclosure Schedule. The Financial Statements present fairly, in all Material respects, the consolidated financial position and the results of operations of the Company and the Subsidiaries as of their respective dates and for the respective periods then ended in conformity with GAAP consistently applied except as set forth in the footnotes thereto or in Section 2.05(a) of the Disclosure Schedule, and except that the Interim Financial Statements are subject to normal year-end adjustments and do not contain all of the footnote disclosures required by GAAP.

(b) Except as set forth in Section 2.05(b) of the Disclosure Schedule, the books and records of the Company and each Subsidiary fairly reflect in all material respects the transactions to which it is a party or by which it is bound, including disposition of assets, and such books and records are and since January 1, 2004, have been kept and maintained in all material respects in accordance with sound business practices and applicable Law. The Company and each Subsidiary has a system of internal accounting controls that are designed to provide reasonable assurances that transactions are accurately reflected in all material respects on the Company’s and such Subsidiary’s books and records and that the Financial Statements present fairly in all material respects the Company’s and each Subsidiary’s financial position, including results of operations, assets and liabilities in conformity with GAAP consistently applied. Except as set forth in Section 2.05(b) of the Disclosure Schedule, there are no deficiencies in the design or operation of the Company’s or any Subsidiary’s internal controls that would reasonably be expected to adversely affect in any material respect the Company’s or such Subsidiary’s ability to record, process, summarize and report financial data with respect to its business.

2.06 Absence of Certain Changes or Events. Except as set forth in Section 2.06 of the Disclosure Schedule or as provided or permitted by this Agreement, since December 31, 2006:

(a) there has not been any Material Adverse Effect, and no event has occurred, and no circumstance has arisen with respect to the Company or any of its Subsidiaries, that, in combination with any other events or circumstances with respect to the Company or any of its Subsidiaries, would reasonably be expected to have a Material Adverse Effect; and

(b) neither the Company nor any of the Subsidiaries has:

(i) suffered any material damage, destruction or casualty loss to its physical properties;

(ii) incurred or discharged any material obligation or liability or entered into any other transaction except in the ordinary course of business consistent with its past practices;

(iii) voluntarily placed or otherwise incurred any Encumbrance on its assets other than in the ordinary course of business, other than a Permitted Encumbrance;

(iv) conducted its business other than in the ordinary course of business in all material respects;

(v) purchased, licensed, sold, leased, transferred or disposed of any material assets or rights, other than in the ordinary course of business consistent with past practices;

(vi) changed any of the accounting or tax principles, practices or methods used by the Company or any Subsidiary, except as required by changes in applicable Tax Laws or GAAP;

(vii) made any change in its working capital practices generally, including accelerating collections of cash or accounts receivable or deferring payment of its liabilities as compared with its past practices;

(viii) materially increased the rate or terms of, or materially changed the form of, compensation payable or to become payable by the Company or any of the Subsidiaries to any of their respective directors, officers or employees or the rate or terms of any bonus, pension or other Company Employee Plan covering any of their respective directors, officers or employees, or made any payment of any pension, retirement allowance or other employee benefit, except in the ordinary course of business in accordance with their respective customary practices (including normal periodic performance reviews and related compensation and benefit increases and payments) or as required by any pre-existing Contract;

(ix) adopted any new pension, profit sharing, bonus, incentive compensation, deferred compensation, stock purchase, stock option, stock appreciations rights, severance or other Company Employee Plan applicable to employees generally or to particular classes of employees generally;

(x) made any declaration, setting aside or payment of any dividend on, or the making of any other distribution in respect of, its capital stock, any split, stock dividend, combination or recapitalization of its capital stock or any direct or indirect redemption, purchase or other acquisition by it of its capital stock, except for the TMG Distribution;

(xi) made any amendment or change in its Certificate of Incorporation or Bylaws; or

(xii) entered into any agreement or commitment by the Company to do any of the things described in (i)-(xi) above.

2.07 Intellectual Property.

(a) Section 2.07(a)(i) of the Disclosure Schedule sets forth (A) a list of the Intellectual Property owned by the Company and its Subsidiaries and registered with any Governmental Authority or for which an application has been filed with any Governmental Authority and (B) the names of the jurisdictions covered by the applicable registration or application. Section 2.07(a)(ii) of the Disclosure Schedule identifies and provides a brief description of Intellectual Property that is licensed or otherwise made available to any of the Company or any of the Subsidiaries by any Person with respect to which the Company has any ongoing royalty or payment obligations in excess of $10,000 (except for any Intellectual Property that is licensed to the Company or any of the Subsidiaries under any third-party software license generally available to the public), and identifies the Contract under which such Intellectual Property is being licensed or otherwise made available to the Company or any of the Subsidiaries. Except as set forth in Section 2.07(a) of the Disclosure Schedule, the Company and its Subsidiaries have good and valid title to all of the Company Intellectual Property identified or required to be identified in Section 2.07(a)(i) of the Disclosure Schedule, free and clear of all Encumbrances, other than Permitted Encumbrances. To the Knowledge of the Company, and except as set forth in Section 2.07(a) of the Disclosure Schedule, the Company and the Subsidiaries have a valid right to use, license and otherwise exploit all Intellectual Property identified in Section 2.07(a)(ii) of the Disclosure Schedule. Except as set forth in Section 2.07(a) of the Disclosure Schedule, neither the Company nor any of the Subsidiaries have developed jointly with any other Person any Company Intellectual Property with respect to which such other Person has any rights. Except as set forth in Section 2.07(a) of the Disclosure Schedule, there is no Company or Subsidiary Contract (with the exception of end user license agreements in the form previously delivered by the Company to Parent) pursuant to which any Person has any right (whether or not currently exercisable) to use, license or otherwise exploit any Company Intellectual Property.

(b) Except as would not have a Material Adverse Effect, and except as set forth in Section 2.07(b) of the Disclosure Schedule, the Software that is owned, licensed, leased or otherwise used by the Company or the Subsidiaries in connection with the past and present operation of their business is either (i) owned by the Company or a Subsidiary, (ii) currently in the public domain or otherwise available to the Company or a Subsidiary without the license, lease or consent of any third party, or (iii) used under rights granted to the Company or a Subsidiary pursuant to an agreement, license or lease from a third party subject to the terms thereof, wherein the Company and the Subsidiary are in compliance with such terms.

(c) Except as set forth in Section 2.07(c) of the Disclosure Schedule, the Company and its Subsidiaries have taken commercially reasonable security measures in accordance with industry standards to protect the secrecy, confidentiality and value of all Company Intellectual Property, Company Software, and Company Source Code, including, without limitation, since January 1, 2002, requiring each Company and Subsidiary employee and consultant and any other Person with access to Company Intellectual Property to execute a binding confidentiality agreement, copies or forms of which have been provided to Parent. To the Knowledge of the Company, and except as set forth in Section 2.07(c) of the Disclosure Schedule, there has not been any breach by any party to such confidentiality agreements and no material Intellectual Property is in jeopardy of being lost through failure to act by the Company or any of its Subsidiaries. Without limiting the generality of the foregoing, to the Knowledge of the Company, and except as set forth in Section 2.07(c) of the Disclosure Schedule, all former and current employees, consultants and contractors of the Company and its Subsidiaries who, since January 1, 2001, have contributed to or participated in any Material respect in the development of Material Company Intellectual Property, have executed written instruments with the Company or such Subsidiary that assign to the Company or the Subsidiary all rights, title and interest in and to any and all (i) inventions, improvements, Software, discoveries, writings and other works of authorship, and information relating to the business of the Company and the Subsidiaries or any of the Products or services being researched, developed, manufactured or sold by the Company or the Subsidiaries or that may be used with any such Products or services and (ii) Intellectual Property relating thereto. To the Knowledge of the Company, and except as set forth in Section 2.07(c) of the Disclosure Schedule, no current or former employee, officer, director, stockholder, consultant or independent contractor who, since January 1, 2001, has contributed to or participated in any respect in the development of Company Intellectual Property, has any right, claim or interest in or with respect to any Company Intellectual Property.

(d) To the Knowledge of the Company, and except as set forth in Section 2.07(d) of the Disclosure Schedule, none of the Company Intellectual Property, Products, or Software and no Intellectual Property that is currently being developed by the Company or any Subsidiary (either by itself or with any other Person) infringes or misappropriates any Intellectual Property owned or used by any other Person. Except as set forth in Section 2.07(d) of the Disclosure Schedule, neither the Company nor any of the Subsidiaries has received any notice or other communication (in writing or otherwise) since January 1, 2001, of any actual, alleged, possible or potential infringement, misappropriation or unlawful or unauthorized use of, any Intellectual Property owned or used by any other Person. To the Knowledge of the Company, and except as set forth in Section 2.07(d) of the Disclosure Schedule, no other Person is infringing, misappropriating or making any unlawful use of any Company Intellectual Property.

(e) Except as set forth in Section 2.07(e) of the Disclosure Schedule, all trademarks and copyrights held by any of the Company and its Subsidiaries are valid, enforceable and subsisting, and all such Marks and Copyrights that are issued by or registered with, as applicable, the United States Patent and Trademark Office, the United States Copyright Office or in any similar office or agency anywhere in the world are currently in compliance with formal legal requirements (including without limitation, as applicable, payment of filing, examination and maintenance fees, proofs of working or use, timely post-registration filing of affidavits of use and incontestability and renewal applications).

(f) Except as set forth in Section 2.07(f) of the Disclosure Schedule, the Company and its Subsidiaries have not used since January 1, 2002, and do not currently use any of the customer information that they have received or currently receive through their websites or otherwise in an unlawful manner, or in a manner that violates any such Company’s or

Subsidiary’s privacy policy or the privacy rights of its customers. Except as set forth in Section 2.07(f) of the Disclosure Schedule, the Company and its Subsidiaries have not since January 1, 2002, collected any customer information through their websites or otherwise in an unlawful manner or in violation of their privacy policies. Except as set forth in Section 2.07(f) of the Disclosure Schedule, the Company and its Subsidiaries have commercially reasonable security measures in place to protect the customer information they receive through their websites or otherwise and which they store in their computer systems from illegal use by third parties or use by third parties in a manner that violates the rights of privacy of their customers. Except as set forth in Section 2.07(f) of the Disclosure Schedule, since January 1, 2002, the Company and its Subsidiaries have complied with all applicable Laws relating to the collection, storage and onward transfer of all personally identifiable information collected by the Company and its Subsidiaries or by third parties having authorized access to the Company’s and the Subsidiaries’ databases or other records.

(g) To the Knowledge of the Company, and except as set forth in Section 2.07(g) of the Disclosure Schedule, the Company Intellectual Property constitutes all the Intellectual Property necessary to enable the Company and its Subsidiaries to conduct their business in the manner in which such business has been and is being conducted.

(h) Except as set forth in Section 2.07(h) of the Disclosure Schedule, neither the Company nor its Subsidiaries have disclosed or delivered to any third Person (other than any current or former employee, consultant or contractor that is subject to an obligation of confidentiality), or permitted the disclosure or delivery to any escrow agent or other Person of, any Company Source Code that would permit such Person to reverse engineer the Company’s proprietary Software or the capability thereof. Except as set forth in Section 2.07(h) of the Disclosure Schedule, no event has occurred, and no circumstance or condition exists, that (with or without notice or lapse of time) will, or would reasonably be expected to, result in the disclosure or delivery to any Person of any Company Source Code or the release from any escrow of any other Company Intellectual Property. Section 2.07(h) of the Disclosure Schedule identifies each Contract pursuant to which the Company or a Subsidiary has deposited or are required to deposit with an escrow holder or any other Person of any Company Source Code.

(i) Except with respect to demonstration or trial copies, and except as set forth in Section 2.07(i) of the Disclosure Schedule, the Company and its Subsidiaries have not placed in their Products or Software any “back door,” “time bomb,” “Trojan horse,” “worm,” “drop dead device,” “virus” or other software routines or hardware components designed to permit unauthorized access or to disable or erase software, hardware or data without the consent of the user.

(j) Except as set forth in Section 2.07(j) of the Disclosure Schedule, no Software incorporated in any Products or covered by or embodying any Company Intellectual Property owned or licensed by the Company or any of its Subsidiaries has been sold in whole or in part or used, or is being used by the Company or its Subsidiaries in conjunction with any Public Software in a manner which would require that such Software be disclosed or distributed in source code form or made available for free. All Public Software used in conjunction with any Products or covered by or embodying any Company Intellectual Property owned or purported to be owned by the Company or any of its Subsidiaries is listed in Section 2.07(j) of the Disclosure

Schedule. Except as set forth in Section 2.07(j) of the Disclosure Schedule, the Company and its Subsidiaries have complied in all material respects with all terms related to any license for any such Public Software used in conjunction with any Products or covered by or embodying any Company Intellectual Property.

(k) Except as set forth in Section 2.07(k) of the Disclosure Schedule, all Software (other than generally available software (such as Word, WordPerfect and the like and generally available system development tools)) that is either (i) marketed to customers of the Company or any of its Subsidiaries as a program or as part of a Product or service or (ii) used by the Company or any of its Subsidiaries to support their business is owned by the Company or its Subsidiaries or the Company or its Subsidiaries have the continuing right to use, modify, copy, sell, distribute, sublicense and make Derivative Works from such software, free and clear of any liens.

(l) Except as set forth in Section 2.07(l) of the Disclosure Schedule, the Company and its Subsidiaries are not, and to the Knowledge of the Company, no other party to any licensing, distributorship or other similar arrangement with the Company or any of its Subsidiaries relating to Intellectual Property is in breach of or default (with or without notice or lapse of time, or both) under its obligations under such arrangements. Except as set forth in Section 2.07(l) of the Disclosure Schedule, if the terms of any such licensing arrangement require that customers of the Company and its Subsidiaries enter into license or sublicense agreements with the Company, a Subsidiary, or the applicable licensor, then the Company or its Subsidiary has procured all such licenses or sublicenses from its customers.

(m) Except as set forth in Section 2.07(m) of the Disclosure Schedule, there is no outstanding Order by or with any Governmental Authority relating to Intellectual Property by which the Company or any of its Subsidiaries are bound and no Company Intellectual Property is currently the subject of any actual or, to the Knowledge of the Company, threatened action, such as but not limited to reexaminations, revocations or oppositions, by or within a Governmental Authority.

(n) Except as set forth in Section 2.07(n) of the Disclosure Schedule, no third parties including, but not limited to, customers, vendors, and resellers, have the right to make Derivative Works from any copyrights owned by the Company embodied in the Company’s current Products, Software, and/or services.

(o) Except as set forth in Section 2.07(o) of the Disclosure Schedule, the Company or any of its Subsidiaries are not precluded or otherwise restricted from processing transactions, providing services, performing any work or producing any work product, for Parent, it subsidiaries, and any of its affiliated corporate entities that violates any existing agreements or continuing provisions from any terminated agreements.

(p) Except as set forth in Section 2.07(p) of the Disclosure Schedule, any Software, Product, or Intellectual Property and the underlying work product, associated with, relating to, or arising from any development work performed by a consultant or a third party for the Company or any of its Subsidiaries is exclusively owned by the Company or its Subsidiaries.

(q) Except as set forth in Section 2.07(q) of the Disclosure Schedule, none of the Products have been developed outside of the United States.

(r) Except as set forth in Section 2.07(r) of the Disclosure Schedule, neither the Company nor any Subsidiary has received any written communication that involves an offer to license or grant any other rights or immunities under any Intellectual Property right of any other Person.

2.08 Power and Authority; Effect of Agreement.

(a) The Company has all requisite corporate power and authority to execute, deliver and perform this Agreement and to consummate the transactions contemplated hereby. The execution, delivery and performance by the Company of this Agreement and the consummation by the Company of the transactions contemplated hereby have been duly authorized by the Board of Directors of the Company and, immediately following the execution hereof, will have been duly authorized by the written consent of Jupiter (which shall continue to be in full force and effect as of the Closing), at which point no further corporate authorization will be required with respect thereto (other than any notice to stockholders which may be required under Sections 228(e) and 262 of the DGCL). This Agreement has been duly and validly executed and delivered by the Company and, assuming the due authorization, execution and delivery thereof by Parent and Merger Sub, constitutes a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except to the extent that such enforceability (i) may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar Laws relating to creditors’ rights generally and (ii) is subject to general principles of equity.

(b) Except as set forth in Section 2.08(b) of the Disclosure Schedule, the execution, delivery and performance by the Company of this Agreement and the consummation by the Company of the transactions contemplated hereby will not, with or without the giving of notice or the lapse of time, or both, subject to obtaining any required consents, approvals, authorizations, exemptions or waivers (collectively, “Consents”) referred to in Section 2.15, (i) violate any provision of Law to which the Company or any Subsidiary is subject; (ii) violate any Order applicable to the Company or any Subsidiary; or (iii) conflict with or result in a breach of the provisions of or the creation of any Encumbrance under, or constitute a default or create a right of acceleration, termination, or amendment under, (x) the Constituent Documents of the Company or any Subsidiary, (y) any resolution adopted by the Company or a Subsidiary, or any of its stockholders, boards of directors or committees, or (z) any Material Contract to which the Company or any Subsidiary is a party, except, in the case of clause (z), for violations, conflicts, breaches, creations of Encumbrances or rights, or defaults which would not reasonably be expected to result in any Material liability to the Company or any of its Subsidiaries.

2.09 Contracts.

(a) Section 2.09(a) of the Disclosure Schedule identifies, as of the date hereof, each Contract to which the Company or any of the Subsidiaries is a party or by which the Company or any of the Subsidiaries is bound that:

(i) relates to the employment of, or the performance of services by, any employee or consultant, or pursuant to which (A) the Company or any of its Subsidiaries is or may become obligated to make any severance, termination, change of control, retention or similar payment to any current or former employee or director, or (B) the Company or any of its Subsidiaries is or may become obligated to make any bonus or similar payment (other than payments constituting base salary), in the case of each (A) and (B) in excess of $35,000 per year to any current or former employee or director;

(ii) relates to the borrowing of money or to the mortgaging, pledging or otherwise placing an Encumbrance (other than Permitted Encumbrances) on any asset, in each case in an amount in excess of $100,000, or in excess of $500,000 in the aggregate;

(iii) involves the sale of the accounts receivable in excess of $100,000 (or collectively with all such similar Contracts in excess of $500,000) generated by the Company or any of the Subsidiaries to any other Person at a discount;

(iv) provides for annual payments in excess of $200,000 under which the Company or any of the Subsidiaries is the lessee of or the holder or operator of any real or tangible personal property owned by any other Person;

(v) is a Contract under which the Company or any of the Subsidiaries is the lessor of or permits any other Person to hold or operate any real or tangible personal property owned or controlled by the Company or any of the Subsidiaries;

(vi) is a Contract, or part of a group of related Contracts with the same Person, that generated in excess of $200,000 in revenues recognized by the Company or its Subsidiaries in the most recent 12-month period or is reasonably expected to generate in excess of $200,000 in revenues in the 12-month period ending on the first anniversary of the date hereof;

(vii) relates to the purchase, distribution, marketing, advertising or sale of the Company’s, any of the Subsidiaries’ or any other Person’s products or services, in each case which involved payments by the Company or its Subsidiaries in excess of $100,000 in the most recent 12-month period or is reasonably expected to involve payments in excess of $100,000 in the 12-month period ending on the first anniversary of the date hereof;

(viii) is a material joint development agreement, collaboration agreement or similar agreement;

(ix) relates to the acquisition, transfer, development, sharing or license of any material Intellectual Property (except for any Contract pursuant to which (A) any Intellectual Property is licensed to the Company or any Subsidiary under any third-party software license generally available to the public, or (B) any Intellectual Property is licensed by the Company or any Subsidiary to any Person on a non-exclusive basis);

(x) provides for indemnification of any officer, director, employee or agent of the Company or any of its Subsidiaries;

(xi) except for confidentiality or non-disclosure agreements entered into in connection with the proposed sale of the Company or the TMG Business, restricts in any material respect the right of the Company or any Subsidiary (i) to compete with any Person, (ii) to acquire any product or other asset or any services from any Person other than the Contracting Person, (iii) to solicit, hire or retain any Person other than the Contracting Person as an employee, consultant or independent contractor, (iv) to develop, sell, supply, distribute, offer, support or service any product or any technology or other asset to or for any Person other than the Contracting Person, (v) to perform services for any Person other than the Contracting Person, or (vi) to transact business with any Person other than the Contracting Person;

(xii) other than Contracts evidencing Company Stock Options, (A) provides for the acquisition, issuance, voting, registration, sale or transfer of any securities, (B) provides any Person with any preemptive right, right of participation, right of maintenance or similar right with respect to any securities, or (C) provides the Company or any Subsidiary with any right of first refusal with respect to, or right to repurchase or redeem, any securities;

(xiii) is any other Contract that is not of any of the foregoing types and is Material and incorporates or relates to any guaranty, warranty or indemnity or similar obligation, except for Contracts substantially identical to the standard forms of end-user licenses and of service agreements previously delivered by the Company to Parent;

(xiv) is any other Contract that is not of any of the foregoing types and is Material and (A) imposes any confidentiality obligation on the Company or any of the Subsidiaries or on any other Person or (B) contains “standstill” or similar provisions, except for Contracts substantially identical to the standard forms of end-user licenses and of service agreements previously delivered by the Company to Parent;

(xv) is any other Contract that is not of any of the foregoing types and is Material and has a term of more than ninety (90) days and that may not be terminated by the Company or a Subsidiary (without penalty) within ninety (90) days after the delivery of a termination notice by the Company or the Subsidiary, except for Contracts substantially identical to the standard forms of end-user licenses and of service agreements previously delivered by the Company to Parent;

(xvi) is any agreement within the three-year period prior to the date of this Agreement pursuant to which the Company has acquired or sold a business or entity, or assets of a business or entity, whether by way of merger, consolidation, purchase or sale of stock or assets, license or otherwise, including disclosure of (1) whether the Company has outstanding obligations to make contingent payments in respect of the business, entity or assets acquired or sold, and (2) whether the Company has ongoing indemnification obligations to the business, entity or assets acquired or sold (or the former officers, directors or stockholders or other owners thereof); or

(xvii) is any other Contract that is not of any of the foregoing types and is Material.

Contracts in the respective categories described in this Section 2.09(a) are referred to in this Agreement as “Material Contracts.”

(b) Except as set forth in Section 2.09(b) of the Disclosure Schedule:

(i) neither the Company nor any Subsidiary is in any material respect in default under or in breach of, or in receipt of any written claim of default or breach under, any Material Contract;

(ii) no event has occurred which with the passage of time or the giving of written notice or both would reasonably be expected to result in a default or breach by the Company or a Subsidiary under any Material Contract, give any Person the right to accelerate the maturity or performance of any Material Contract or result in the disclosure, release or delivery of any Company Source Code;

(iii) to the Knowledge of the Company, no other party to any Material Contract is in default under or in breach of such Material Contract; and

(iv) to the Knowledge of the Company, no event has occurred which with the passage of time or giving of notice or both would result in a default or breach by any other party under any Material Contract.

(c) There has been made available to Parent a true and complete copy of each of the Material Contracts and each other document referenced in the Disclosure Schedule, together with all written amendments or waivers thereto.

2.10 Undisclosed Liabilities. Neither the Company nor any Subsidiary has any liability or obligation (whether accrued, absolute, contingent or otherwise) (a “Liability”), except (a) Liabilities reflected or reserved against, or set forth, in the Financial Statements (or the notes thereto); (b) Liabilities that are disclosed in the Disclosure Schedule hereto (or omitted from the Disclosure Schedule because such Liabilities fall below the threshold established by the corresponding representation and warranty); (c) Liabilities arising in the ordinary course of business under any Contract by which the Company or any Subsidiary is bound (but, if a Material Contract, only to the extent the Material Contract is listed in Section 2.09(a) of the Disclosure Schedule); (d) Liabilities arising under any Permit to which the Company or any Subsidiary is a party or by which any of them are bound; (e) Liabilities incurred in the ordinary course of business since the date of the Interim Financial Statements; (f) Liabilities arising under the Company Employee Plans in the ordinary course of business; (g) obligations for performance after the date hereof required under applicable Laws; and (h) Liabilities that are not Material, individually or in the aggregate.

2.11 Litigation.

(a) Except as set forth in Section 2.11(a) of the Disclosure Schedule, there is no pending Litigation, and (to the Knowledge of the Company) no Person has threatened to commence any Litigation: (i) against the Company or any Subsidiary or any officer or director of any of the Company or any Subsidiary in his or her capacity as such; or (ii) that challenges, or that may have the effect of preventing, delaying, making illegal or otherwise interfering with, the Merger or any of the other transactions contemplated by this Agreement. The Company has delivered or made available to Parent copies of all pleadings, correspondence, and other documents relating to each Litigation listed in Section 2.11(a) of the Disclosure Schedule.

(b) Except as set forth in Section 2.11(b) of the Disclosure Schedule, there is no Order to which the Company or any Subsidiary is subject that has not been completely performed by such Person. To the Knowledge of the Company, no officer or employee of the Company or any Subsidiary is subject to any Order that prohibits such officer or other employee from engaging in or continuing any conduct, activity or practice relating to the business of the Company or any Subsidiary.

(c) Except as set forth in Section 2.11(c) of the Disclosure Schedule, (i) the Company and the Subsidiaries are, and at all times since January 1, 2004, have been, in compliance in all material respects with all of the terms and requirements of each Order to which it is or has been subject, (ii) no event has occurred or circumstance exists that may constitute or result in (with or without notice or lapse of time) a violation of or failure to comply with any term or requirement of any Order to which the Company or any Subsidiary is subject; and (iii) neither the Company nor any Subsidiary has received, at any time since January 1, 2004, any notice or other communication (whether oral or written) from any Governmental Authority or any other Person regarding any actual, alleged, possible, or potential material violation of, or material failure to comply with, any term or requirement of any Order to which the Company or any Subsidiary is or has been subject.

2.12 Compliance with Laws.

(a) Except as set forth in Section 2.12(a) of the Disclosure Schedule, the Company and the Subsidiaries are, and since January 1, 2004, have been, in compliance in all material respects with all applicable Laws, including but not limited to Environmental Laws and antitrust and competition Laws.

(b) Except as set forth in Section 2.12(b) of the Disclosure Schedule, the Company and the Subsidiaries have, and are in compliance in all material respects with, all Permits (including Permits issued under any applicable Laws concerning or relating to the protection of health or environment) necessary for the conduct of their businesses as presently conducted.

(c) Except as set forth in Section 2.12(c) of the Disclosure Schedule, since January 1, 2004, neither the Company nor any of the Subsidiaries has received any written communication from any Governmental Authority or any other Person asserting that the Company or any of the Subsidiaries or any of the operations carried on by them is not in compliance with applicable Law or any Permit.

(d) Except as set forth in Section 2.12(d) of the Disclosure Schedule, to the Knowledge of the Company, no Hazardous Materials have been disposed of or discharged into the environment on or from the premises of the Company or any of the Subsidiaries, which is currently, or since January 1, 2004, has been, required by applicable Environmental Law to be remediated by or at the expense of the Company or any of the Subsidiaries. The Company has delivered or otherwise made available for inspection to Parent true and complete copies and results of any reports, studies, analyses, tests or monitoring initiated by any of the Company or the Subsidiaries pertaining to Hazardous Materials in, on, beneath or adjacent to any real property that is owned or leased by the Company or any Subsidiary.

(e) Except as set forth in Section 2.12(e) of the Disclosure Schedule, to the Knowledge of the Company, neither the Company nor any of the Subsidiaries has treated, stored, disposed of, arranged for or permitted the disposal of, transported, handled or released any substance, in a manner that has given rise to liabilities of the Company or any of the Subsidiaries pursuant to any Environmental Law, including any liability for response costs, corrective action costs, personal injury, property damage, natural resources damage or attorney fees, or any investigative, corrective or remedial obligations.

(f) This Section 2.12 does not apply to matters that relate to Intellectual Property (which are the subject of Section 2.07), Taxes (which are the subject of Section 2.13), employees and employee benefits (which are the subject of Section 2.14), or Government Contracts (which are the subject of Section 2.25).

2.13 Taxes.

(a) Each of the Company and the Subsidiaries have (i) timely filed or caused to be timely filed with the appropriate Governmental Authority all material Tax Returns required to be filed through the date hereof (taking into account extensions) and (ii) paid or accrued on its books all material Taxes due and payable with respect to such Tax Returns.

(b) Except as set forth in Section 2.13(b)(i) of the Disclosure Schedule, no deficiencies for Taxes of the Company or any Subsidiary have been claimed, proposed or assessed in writing by any relevant Governmental Authority. Except as set forth in Section 2.13(b)(ii) of the Disclosure Schedule, there are no presently ongoing audits of Tax Returns by the relevant Governmental Authority. The Company has made available to Parent complete and accurate copies of all United States Federal Income Tax Returns of the Company and the Subsidiaries for the fiscal years ended December 31, 2005, 2004, 2003, 2002 and 2001 and examination reports and statements of deficiencies assessed against or agreed to by the Company or any Subsidiary since March 31, 2001. Except as set forth in Section 2.13(b)(iii) of the Disclosure Schedule, neither the Company nor any Subsidiary has waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency that has not since expired. Since January 1, 2004, no claim has been asserted or threatened by a Governmental Authority in a jurisdiction where neither the Company nor any Subsidiary files Tax Returns that the Company or any Subsidiary is or may be subject to taxation by that jurisdiction.

(c) All Taxes under Code Section 409A and all other Taxes under Code Section 409A and all other material Taxes that the Company and the Subsidiaries were required to withhold or collect have been duly withheld, collected and remitted to the appropriate Governmental Authority (or, if remittance is not yet due, are being properly being held under applicable Law).

(d) Except as set forth in Section 2.13(d) of the Disclosure Schedule, there are no liens for Taxes (other than liens for Taxes not yet due or liens being contested in good faith by appropriate proceedings) on any of the assets of any of the Company or the Subsidiaries.

(e) Neither the Company nor any Subsidiary (i) has agreed, or is required, to make any adjustment under Section 481(a) of the Code by reason of a change in accounting method or otherwise; or (ii) has made an election, or is required, to treat any of its assets as owned by another Person pursuant to the provisions of former Section 168(f) of the Code or as tax-exempt bond financed property or tax-exempt use property within the meaning of Section 168 of the Code.

(f) Neither the Company nor any Subsidiary is a party to, or bound by any Tax allocation or sharing agreement (except for customary provisions assigning responsibility for Taxes arising under contracts entered into in the ordinary course of business).

(g) Except as set forth in Section 2.13(g) of the Disclosure Schedule, neither the Company nor any Subsidiary has any liability for the Taxes of any other Person (other than the Company or any of its subsidiaries) under Treasury regulation Section 1.1502-6 (or any similar state, local, or foreign Law), as a transferee, by contract (except for customary provisions assigning responsibility for Taxes arising under contracts entered into in the ordinary course of business) or otherwise.

(h) Neither the Company nor any Subsidiary has participated in a listed transaction as described in U.S. treasury regulations promulgated under Section 6011 of the Code.

(i) Neither the Company nor any Subsidiary is obligated to make any payments under any Company Employee Plan as a result of a transaction occurring prior to the date of this Agreement that will not be fully deductible by virtue of Code Section 280G (or any corresponding provision of state, local or foreign Law).

(j) Except as set forth in Section 2.13(j) of the Disclosure Schedule, no individual has a right to be indemnified by the Company or any Subsidiary for the additional Tax imposed by Code Sections 409A or 4999.

(k) Neither the Company nor any Subsidiary will be required to include any item of income in, or exclude any item of deduction from, its taxable income for any taxable period (or portion thereof) ending after the Closing Date that is Material in amount as a result of any: (i)

change in method of accounting for a taxable period ending on prior to the Closing Date, (ii) “closing agreement” as described in Code Section 7121 (or any corresponding state, local or foreign Law), (iii) intercompany transactions or any excess loss account described in the Treasury Regulations under Code Section 1502 (or any corresponding state, local or foreign Law), (iv) installment sale or open transaction disposition made on or prior to the Closing Date or (v) prepaid amount received on or prior to the Closing Date, except in the case of clauses (i), (ii), (iii), (iv) and (v) for any such item of income or item of deduction which would not have a Material Adverse Effect.

(l) The Company has not constituted either a “distributing corporation” or a “controlled corporation” in a distribution of stock qualifying or intended to qualify for tax free treatment under Section 355 of the Code either in the two (2) years prior to the date of this Agreement or in a distribution which could otherwise constitute part of a “plan” or “series of related transactions” (within the meaning of Section 355(e) of the Code) in conjunction with the Merger.

2.14 Employees and Employee Benefits.

(a) Section 2.14(a) of the Disclosure Schedule contains a list of all salaried employees of the Company and its Subsidiaries as of a date within five (5) Business Days of the date of this Agreement, and correctly reflects, in all material aspects, their salaries, any other compensation due and owing to them (including compensation due and owing pursuant to bonus, deferred compensation or commission arrangements), their dates of employment, their primary work locations, and their positions. All employees of the Company and its Subsidiaries are “at will” employees except as disclosed in Section 2.09(a)(i) of the Disclosure Schedule. For the purposes of the preceding sentence, “at will” shall mean any employee other than an employee who has a contract for a definite term, is covered by a “just cause” or similar provision in a binding arrangement with the Company, or with respect to whom a contract provides that advance notice must be provided in the event of an involuntary termination of employment.

(b) Section 2.14(b) of the Disclosure Schedule sets forth a complete and correct list, as of the date hereof, of all material (i) Employee Pension Benefit Plans, (ii) Employee Welfare Benefit Plans, (iii) bonus, stock option, stock purchase, incentive, performance unit, deferred compensation, supplemental retirement and other fringe or employee benefit plans, programs or agreements, (iv) employment, termination, retention, change-in-control or severance plans, programs or agreements, and (v) other employee benefit plans or arrangements in each case which is sponsored, maintained, contributed to or required to be contributed to by the Company or any of the Subsidiaries (collectively, the “Company Employee Plans”). For purposes of Section 2.14(b), a plan, program or arrangement is “material” if it has, or reasonably may be expected to have, any liability or potential liability to the Company or any of the Subsidiaries in excess of $35,000 in any fiscal year of the Company.

(c) With respect to each Company Employee Plan, the Company has made available to Parent: (i) an accurate and complete copy of such Company Employee Plan (including all amendments thereto), or, in the case of any unwritten Company Employee Plan, a written summary of the material terms thereof; (ii) an accurate and complete copy of the Form 5500 annual report, if required under ERISA, with respect to such Company Employee Plan for the three (3) most recent plan years for which such report has been filed, including all schedules and attachments, accountant’s reports, and recommendations to management; (iii) an accurate and complete copy of the most recent summary plan description, together with each summary of material modifications, if required under ERISA, with respect to such Company Employee Plan, (iv) if such Company Employee Plan is funded through a trust or any third-party funding vehicle, an accurate and complete copy of the trust or other funding agreement (including all amendments thereto) and accurate and complete copies the most recent financial statements thereof; and (v) an accurate and complete copy of the most recent determination letter received from the Internal Revenue Service with respect to such Company Employee Plan, or, if the plan is formed by the adoption of a master, prototype, or volume submitter plan, and the Company or Subsidiary is entitled to rely on the opinion or advisory letter issued by the Internal Revenue Service to the sponsor of such master, prototype, or volume submitter plan, an accurate and complete copy of the most recent such opinion advisory letter (if such Company Employee Plan is intended to be qualified under Section 401(a) of the Code).

(d) Except as set forth in Section 2.14(d) of the Disclosure Schedule or as would not result, individually or in the aggregate, in any material liability to the Company and its Subsidiaries: (i) none of the Company Employee Plans promises or provides retiree medical or other retiree welfare benefits to any Person, other than health continuation coverage as required by Section 4980B of the Code, or Part 6 of Title I of ERISA, and, to the Knowledge of the Company, there has been no communication to any employee that would reasonably be expected to promise or guarantee any such benefits; (ii) to the Knowledge of the Company, no party in interest or disqualified person (as defined in Section 3(14) of ERISA and Section 4975 of the Code) has at any time engaged in a transaction with respect to any Company Employee Plan which would reasonably be expected to subject the Company or any of the Subsidiaries, directly or indirectly, to any Tax, liability, civil or criminal penalty, or other liability for prohibited transactions under ERISA or Section 4975 of the Code and, to the Knowledge of the Company, no event has occurred and no condition or circumstance exists that would reasonably be expected to give rise to any such liability with respect to any Company Employee Plan; (iii) to the Knowledge of the Company, no fiduciary of any Company Employee Plan has breached any of the responsibilities or obligations imposed upon fiduciaries under Title I of ERISA; (iv) all Company Employee Plans have been established, maintained, operated and administered in accordance with their terms and with the requirements of applicable Law, and the Company and the Subsidiaries have performed all obligations required to be performed by them under, and are not in default under or in violation of, any of the Company Employee Plans; (v) no Company Employee Plan (or fiduciary thereof) is under audit, or has received written notice of any audit, by the Internal Revenue Service, the Department of Labor or the Pension Benefit Guaranty Corporation nor, to the Knowledge of the Company, is any audit or investigation threatened; (vi) each Company Employee Plan which is intended to be qualified under Section 401(a) of the Code is the subject of a favorable determination letter from the Internal Revenue Service issued within the last four (4) years and, to the Knowledge of the Company, no event has occurred that will or would reasonably be expected to give rise to the revocation of any such determination letter, or the disqualification or loss of tax-exempt status of any such Company Employee Plan or trust under Sections 401(a) or 501(a) of the Code; (vii) there are no actions, suits, disputes or claims (other than routine claims for benefits in the ordinary course) that are pending or, to the Knowledge of the Company, threatened with respect to any Company Employee Plan and, to the Knowledge of the Company, there are no facts which would reasonably be expected to give rise to any liability in the event of any such action, suit, dispute or claim; (viii) none of the Company Employee Plans are self-insured arrangements; (ix) all contributions required to be made with respect to any Company Employee Plan have been made on or before their due dates (including any extensions thereof); and (x) there are no unfunded liabilities in respect of any Company Employee Plan that is an Employee Pension Benefit Plan, whether or not subject to ERISA, including going concern unfunded liabilities, solvency deficiencies or wind-up deficiencies, where applicable. For purposes of this Section 2.14(d), “material liability” means any liability in excess of $35,000, and any liability or potential liability that reasonably may be expected to exceed $35,000.

(e) No Company Employee Plan is, and neither the Company, any Subsidiary nor any ERISA Affiliate, has within the past six (6) years contributed to or had any obligation to contribute to, (i) a plan subject to Title IV of ERISA or Section 412 of the Code, (ii) a “multiemployer plan” (within the meaning of Section 3(37) of ERISA) or a multiemployer plan under applicable Canadian pension legislation, (iii) a “multiple employer plan” (within the meaning of Section 413(c) of the Code), (iv) a “voluntary employees’ beneficiary association” (within the meaning of Section 501(c)(9) of the Code), or (v) a “multiple employer welfare arrangement” (within the meaning of Section 3(40) of ERISA). The Company, its Subsidiaries and each ERISA Affiliate are in compliance in all material respects with, and have at all times within the past six (6) years complied in all material respects with, COBRA and HIPAA. With respect to any employee benefit plans or arrangements (other than the Company Employee Plans) sponsored, maintained, contributed to or required to be contributed to by any ERISA Affiliate, there is no liability which Parent or Merger Sub shall assume, or would reasonably be expected to assume (by operation of law or otherwise), as part of the transactions contemplated by this Agreement or otherwise.

(f) Except as set forth in Section 2.14(f) of the Disclosure Schedule, the execution and delivery of, and performance of the transactions contemplated in, this Agreement will not (either alone or upon the occurrence of any additional or subsequent events) (i) constitute an event under any Company Employee Plan that will or may result in any payment (whether of severance pay or otherwise), acceleration, forgiveness of indebtedness, vesting, distribution, increase in benefits or obligation to fund benefits with respect to any current or former employee or director of the Company or any of the Subsidiaries, (ii) result in the triggering or imposition of any restrictions or limitations on the right of the Company or any of the Subsidiaries to amend or terminate any Company Employee Plan, or (iii) result in any “excess parachute payment” within the meaning of Code Section 280G (or any corresponding provision of state, local or foreign Tax law) (assuming, for purposes of clause (iii), that no portion of any Parent Arrangement would be deemed to be contingent on a change in ownership or effective control of the Company for purposes of Section 280G of the Code).

(g) Except as set forth in Section 2.14(g) of the Disclosure Schedule, to the Knowledge of the Company, (i) the Company and the Subsidiaries are in compliance in all material respects with all applicable Laws and Contracts relating to employment and employment practices, terms and conditions of employment, wages and hours, equal employment opportunity, nondiscrimination, affirmative action, immigration (including those laws that require verification of employment and recordkeeping of such employment), benefits, workers’ compensation, labor relations , the payment of social security and similar taxes, occupational safety and health, and plant closings; (ii) the Company and the Subsidiaries are not subject to any material liability for the payment of any compensation, damages, taxes, fines, penalties, or other amounts, however designated, for failure to comply with any of the foregoing legal and contractual requirements; and (iii) neither the Company nor any of the Subsidiaries is subject to any liability for any payment to any trust or other fund or to any Governmental Authority, with respect to unemployment compensation benefits, social security or other (or analogous) benefits for employees of the Company and the Subsidiaries.

(h) To the Knowledge of the Company, (i) the consummation of the Merger or any of the other transactions contemplated by this Agreement will not have a Material Adverse Effect on the labor and employee relations of the Company and the Subsidiaries, and (ii) as of the date of this Agreement, none of the employees of the Company and the Subsidiaries has provided written notice of his or her intention to terminate his or her employment with the Company and the Subsidiaries with which such employee is employed.

(i) As of the date of this Agreement, no grants of stock options have been made under the Company Employee Plans to employees resident or carrying out duties of employment in the United Kingdom (the “UK Employees”) and no UK Employees or former UK Employees own shares or securities in the Company or any of the Subsidiaries which may be subject to Tax on disposal under Part 7 of the Income Tax (Earnings and Pensions) Act 2003 or similar legislation of any other jurisdiction.

(j) No contributions to pension schemes have been or are required to be made in respect of UK Employees other than payments to the stakeholder pension scheme and personal pension schemes disclosed at Section 2.14(j) of the Disclosure Schedule (the “UK Pension Schemes”). All amounts due to be paid to or in respect of such UK Pension Scheme have been paid and there are no contributions, fees, charges or other expenses which have fallen due but are unpaid. There is no obligation to increase current contribution rates or to pay special contributions to any UK Pension Scheme.

2.15 Consents.

(a) Except as set forth in Section 2.15(a) of the Disclosure Schedule, and except for any antitrust or competition filings required by the United States or any other jurisdiction whose laws are applicable, including but not limited to the HSR Act, no Consent from any Governmental Authority is required to be obtained by the Company or any Subsidiary in connection with the execution, delivery and performance by the Company or any Subsidiary of this Agreement or any Ancillary Document or the taking by the Company or any Subsidiary of any other action contemplated hereby or thereby.

(b) Except as set forth in Section 2.15(b) of the Disclosure Schedule, no Consent from any third party is required to be obtained by the Company or any Subsidiary in connection with the execution, delivery and performance by the Company or any Subsidiary of this Agreement or any Ancillary Document or the taking by the Company or any Subsidiary of any other action contemplated hereby or thereby, other than Consents which would not reasonably be expected to result in any Material liability to the Company or any of its Subsidiaries.

2.16 Insurance. Section 2.16(i) of the Disclosure Schedule identifies, as of the date hereof, of all casualty, general liability and other insurance maintained by the Company or any of the Subsidiaries (other than insurance that is part of or related to the Company Employee Plans) (the “Insurance Policies”). Each of the Insurance Policies is in full force and effect and no written notice has been received by the Company or any of the Subsidiaries from any insurance carrier purporting to cancel coverage under any of the Insurance Policies. Except as set forth in Section 2.16(ii) of the Disclosure Schedule, to the Knowledge of the Company, there are no pending Material claims against the Insurance Policies by the Company or any of the Subsidiaries as to which the insurers have denied liability. The Company and the Subsidiaries have made timely premium payments with respect to all of the Insurance Policies. Except as set forth in Section 2.16(iii) of the Disclosure Schedule, as of the date hereof neither the Company nor any of the Subsidiaries has received written notice or other written communication of a default under, or a termination or cancellation of, or a Material increase in premium with respect to any of the Insurance Policies. The Company makes no representation or warranty that insurance coverage under the Insurance Policies will be continued or is continuable after the Closing.

2.17 Labor Matters. Except as set forth in Section 2.17 of the Disclosure Schedule, neither the Company nor any of the Subsidiaries has been a party to any collective bargaining agreement and, to the Knowledge of the Company, no union organizing activities have existed since January 1, 2002, among any of the employees of the Company or any of the Subsidiaries. Since January 1, 2002, there has been no labor strike, slow-down or stoppage, labor dispute subject to the jurisdiction of either the National Labor Relations Board (for United States employees) or the relevant labor relations board (for Canadian employees), or a trade dispute under Section 218 of the Trade Union and Labor Relations (Consolidation) Act of 1992, pending or, to the Knowledge of the Company, threatened by the employees of the Company or any of the Subsidiaries.

2.18 Fees. Except as set forth in Section 2.18 of the Disclosure Schedule, neither the Company nor any of the Subsidiaries has paid or become obligated to pay, or will pay or become obligated to pay, any fee or commission to any broker, finder or intermediary in connection with the transactions contemplated hereby.

2.19 Stockholder Approval. The affirmative vote of the holders of a majority of the Outstanding Shares is the only vote required by the Company’s stockholders necessary to adopt this Agreement and approve the Merger and the other transactions contemplated by this Agreement pursuant to the Company’s Constituent Documents, the Stockholders Agreement and applicable Laws.

2.20 Affiliate Transactions. Except as set forth in Section 2.20 of the Disclosure Schedule, and except for compensation and payment of reimbursable expenses incurred in the ordinary course of business to employees, consultants and contractors of the Company or any of the Subsidiaries, no Affiliate or stockholder of the Company (a) is a party to any transaction or Contract with the Company or any of the Subsidiaries, or, to the Knowledge of the Company, has any direct or indirect financial interest in any such Contract or transaction, (b) is a debtor or creditor of the Company or any of the Subsidiaries, (c) to the Knowledge of the Company, is the direct or indirect owner of an interest in any Person that is a supplier or customer of the Company or any of the Subsidiaries (other than non-affiliated holdings in publicly held companies), or (d) to the Knowledge of the Company, has any direct or indirect interest in any material asset used in the business of the Company or any Subsidiary.

2.21 Bank Accounts; Receivables; Customers.

(a) Section 2.21(a) of the Disclosure Schedule provides accurate information with respect to each account maintained by or for the benefit of the Company at any bank or other financial institution.

(b) Section 2.21(b) of the Disclosure Schedule provides a breakdown and aging of all accounts receivable, notes receivable and other receivables of the Company and its Subsidiaries as of April 30, 2007. Except as set forth in Section 2.21(b) of the Disclosure Schedule, all existing accounts receivable of the Company and its Subsidiaries (including those accounts receivable reflected on balance sheet that is part of the Interim Financial Statements that have not yet been collected and those accounts receivable that have arisen since March 31, 2007, and have not yet been collected) represent valid obligations of customers of the Company or the Subsidiaries arising from bona fide transactions entered into in the ordinary course of business.

(c) Except as set forth in Section 2.21(c)(i) of the Disclosure Schedule, neither the Company nor any Subsidiary has (i) extended or maintained credit, arranged for the extension of credit, or renewed an extension of credit, in the form of a personal loan to or for any director or executive officer (or equivalent thereof) of the Company or any Subsidiary, or (ii) materially modified any term of any such extension or maintenance of credit (in each case, other than any extension of credit or loan that is no longer outstanding). Section 2.21(c)(ii) of the Disclosure Schedule contains an accurate and complete list as of the date of this Agreement of all outstanding loans and advances made by the Company and the Subsidiaries to any employee, director, consultant or independent contractor, other than routine business expenses advanced to employees in the ordinary course of business.

(d) Except as set forth in Section 2.21(d) of the Disclosure Schedule, to the Knowledge of the Company, neither the Company nor any Subsidiary has received any written notice indicating that any Person listed in Section 2.09(a)(vi) of the Disclosure Schedule intends to cease dealing with the Company or any Subsidiary or intends to otherwise materially reduce the volume of business transacted by such Person with the Company or any Subsidiary below historical levels.

2.22 Real Property; Leaseholds. Neither the Company nor any Subsidiary owns any real property or any interest in real property, except for: (a) the leaseholds created under the real property leases identified in Section 2.22(a) of the Disclosure Schedule (each such lease is fully effective in accordance with its terms); and (b) the land described in Section 2.22(b) of the Disclosure Schedule.

2.23 Sale of Products; Performance of Services.

(a) Except as set forth in Section 2.23(a)(i) of the Disclosure Schedule, since January 1, 2004, neither the Company nor any Subsidiary has received notice or other written communication asserting that any Product, system, program, or other asset designed, developed, manufactured, assembled, sold, installed, repaired, licensed or otherwise made available by the Company or the Subsidiaries to any Person failed in any material respect to conform or comply with the terms, requirements and specifications of any applicable warranty or other Contract. Except as set forth in Section 2.23(a)(ii) of the Disclosure Schedule, since January 1, 2004, each Product, system, program, or other asset designed, developed, manufactured, assembled, sold, installed, repaired, licensed or otherwise made available by the Company or the Subsidiaries to any Person complied in all material respects with all applicable Laws.

(b) Except as set forth in Section 2.23(b) of the Disclosure Schedule, since January 1, 2004, neither the Company nor any Subsidiary has received notice or other written communication asserting that any installation services, programming services, integration services, repair services, maintenance services, support services, training services, upgrade services and other services that have been performed by the Company or any Subsidiary were performed improperly in any material respect or not in conformity in any material respect with the terms and requirements of any applicable warranties or other Contracts.

2.24 Certain Business Practices. Neither the Company nor any Subsidiary and, to the Knowledge of the Company, no director, officer, agent or employee of the Company or any Subsidiary, has (a) used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity, (b) made any unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns or violated any provision of the Foreign Corrupt Practices Act of 1977, as amended, or (c) made any other unlawful payment.

2.25 Government Contracts. Section 2.25 of the Disclosure Schedule sets forth all material Government Contracts, including the dates of such agreements. All Government Contracts are held by the Company or a Subsidiary and are in full force and effect. With respect to the Government Contracts:

(a) Since January 1, 2001, neither the Company nor any Subsidiary has had any determination of material noncompliance, has entered into any consent order, or has undertaken any internal investigation relating directly or indirectly to noncompliance with the terms and conditions of any Government Contract;

(b) Since January 1, 2001, the Company and each Subsidiary has complied in all material respects with all Laws with respect to all Government Contracts and all documents submitted in response to the issuance of a request for proposal, invitation for bid, request for quote, or similar document by a government agency, government prime contractor, or higher-tier government subcontractor (the “Government Bids”);

(c) Since January 1, 2001, neither the Company nor any Subsidiary has, in obtaining or performing any Government Contract, violated any material aspect or provision of any of the following: (i) the Truth in Negotiations Act of 1962, as amended; (ii) the Contract Disputes Act of 1978; (iii) the Office of Federal Procurement Policy Act; (iv) the FAR or any

applicable agency supplement thereto; (v) the False Claims Act; (vi) the False Statements Act; (vii) the Procurement Integrity Act; (viii) the Buy American Act; (ix) the Trade Agreements Act; and, (x) equal employment opportunities and affirmative action requirements;

(d) Since January 1, 2001, all facts set forth in or acknowledged by the Company or any Subsidiary in any certification, representation, or disclosure statement submitted by the Company or a Subsidiary with respect to any Government Contract or Government Bid were current, accurate, and complete in all material respects as of the date of submission;

(e) Since January 1, 2001, neither the Company, any Subsidiary, nor any of its employees has been debarred or suspended from doing business with any governmental agency, and, to the Knowledge of the Company, no circumstances exist as of the date hereof that would warrant the institution of debarment or suspension proceedings against the Company, any Subsidiary or any employee of the Company;

(f) Since January 1, 2001, no negative determinations of responsibility have been issued against the Company or any Subsidiary in connection with any Government Contract or Government Bid;

(g) Since January 1, 2001, no governmental agency, and no prime contractor or higher-tier subcontractor of any governmental agency, has withheld or set off, or to the Knowledge of the Company, threatened to withhold or set off, more than $100,000 due to the Company or any Subsidiary under any Government Contract;

(h) Since January 1, 2001, to the Knowledge of the Company, there are not and have not been any irregularities, misstatements, or omissions relating to any Government Contract or Government Bid that have led to or would reasonably be expected to lead to (i) any administrative, civil, criminal, or other investigation, legal proceeding, or indictment involving the Company, a Subsidiary or any of its employees, (ii) the recoupment of any payments previously made to the Company or any Subsidiary, (iii) a finding or claim of fraud, defective pricing, mischarging, or improper payments on the part of the Company or any Subsidiary, or (iv) the assessment of any penalties or damages of any kind against the Company that would reasonably be expected to have a Material Adverse Effect;

(i) Since January 1, 2001, there has not been, and as of the date of this Agreement, there is not, any material outstanding claim against the Company or any Subsidiary by, or material unresolved dispute involving the Company or any Subsidiary with, any prime contractor, subcontractor, or vendor arising under or relating to the award or performance of any Government Contract;

(j) Since January 1, 2001, neither the Company nor any Subsidiary is undergoing nor has undergone any audit arising under or relating to any Government Contract and, to the Knowledge of the Company, as of the date of this Agreement, there is no basis for any impending audit arising under or relating to any Government Contract, except for routine audits conducted in the ordinary course of business;

(k) Since January 1, 2001, neither the Company nor any Subsidiary has entered into any assignment of proceeds with respect to the performance of any Government Contract;

(l) Since January 1, 2001, no payment has been made by the Company or any Subsidiary to any Person other than to any bona fide employee or agent (as defined in subpart 3.4 of the FAR) that is or was contingent upon the award of any Government Contract;

(m) Since January 1, 2001, Company’s and each Subsidiary’s internal systems for cost tracking and time charging have been adequate for purposes of complying with their obligations under their Government Contracts and have not been determined by any governmental agency or prime contractor to be non-compliant in any material respect;

(n) The Company and each Subsidiary have sold only “commercial items” under their Government Contracts, as that term is defined by the FAR. To the extent that the Company and the Subsidiary have sold software as a commercial item under their Government Contracts, the Company and each Subsidiary have sold only restricted computer software, as defined in FAR 52.227-14(a), or commercial computer software, as defined in Defense FAR Supplement 252.227-7014(a), and, to the Knowledge of the Company and each Subsidiary, have taken adequate steps to ensure that they have not granted unlimited rights, as defined FAR 52.227-14(a) and Defense FAR Supplement 252.227-7013(b)(1), with respect to such restricted computer software or commercial computer software;

(o) Since January 1, 2001, neither the Company nor any Subsidiary has made any disclosure to any governmental agency pursuant to any voluntary disclosure agreement;

(p) Since January 1, 2001, to the Knowledge of the Company and each Subsidiary, the Company, the Subsidiaries, and their stockholders and Representatives have not violated any provisions of the Export Administration Regulations administered by the U.S. Department of Commerce, the International Traffic in Arms Regulations administered by the U.S. Department of State, and the various regulations administered by the Office of Foreign Assets Control of the U.S. Treasury Department. In addition, to the Knowledge of the Company and each Subsidiary, since that date, the Company and the Subsidiaries have not engaged in any commercial activities in or related to the following countries: (i) Cuba; (ii) Iran; (iii) Libya; (iv) North Korea; (v) Sudan; or (vi) Syria, including without limitation facilitating trade or financial transactions with entities located in such countries, providing services to entities located in such countries, selling or delivering products to such countries, or entering into any contract or other obligation to provide services or products to such countries or to purchase goods or services from such countries; and

(q) Since January 1, 2001, neither the Company nor any Subsidiary has been awarded a classified Government Contract.

2.26 TMG Dividend. Gelco has declared a dividend of the TMG Interests to H-G Intermediate Holdings, Inc., H-G Intermediate Holdings, Inc. has declared a dividend of the TMG Interests to the Company, and the Company has declared a dividend of the TMG Interests to the stockholders of the Company. None of the Company or any of its Subsidiaries has contributed or transferred any assets to TMG other than the “Subject Assets” (as defined in the TMG Transfer Agreement) contributed or transferred pursuant to the TMG Documents.

2.27 Disclaimer. The Company has not made, and shall not be deemed to have made, to Parent or Merger Sub any representation or warranty other than those expressly made by it in Sections 2.01 through 2.26. In any event, the Company makes no representation or warranty to Parent or Merger Sub (i) as to merchantability, suitability or fitness for a particular purpose, or quality, with respect to any of the tangible assets owned by the Company or any of the Subsidiaries, or as to the condition or workmanship thereof or the absence of any defects therein, whether latent or patent (or any other representation or warranty referred to in Section 2-312, 2-314 or 2-315 of the Uniform Commercial Code of any applicable jurisdiction), (ii) with respect to any projections, estimates or budgets heretofore delivered to or made available to Parent or Merger Sub, or (iii) with respect to any other information or documents made available to Parent or Merger Sub except, in the case of this clause (iii) only, as expressly covered by a representation or warranty contained in Sections 2.01 through 2.26.

ARTICLE 3

REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB

Parent and Merger Sub hereby jointly and severally represent and warrant to the Company as follows:

3.01 Organization. Parent and Merger Sub are corporations duly organized, validly existing and in good standing under the laws of their respective jurisdictions of incorporation, and have all requisite corporate power and authority to carry on their businesses as they are now being conducted. Parent owns all of the issued and outstanding shares of capital stock of Merger Sub.

3.02 Power and Authority; Effect of Agreement.

(a) Each of Parent and Merger Sub has all requisite corporate power and authority to execute, deliver and perform this Agreement and to consummate the transactions contemplated hereby. The execution, delivery and performance by Parent and by Merger Sub of this Agreement and the consummation by each of them of the transactions contemplated hereby have been duly authorized by all requisite corporate action on the part of Parent and of Merger Sub. This Agreement has been duly and validly executed and delivered by Parent and by Merger Sub and, assuming the due authorization, execution and delivery thereof by the Company, constitutes a valid and binding obligation of each of them, enforceable against each of them in accordance with its terms, except to the extent that such enforceability (i) may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar Laws relating to creditors’ rights generally and (ii) is subject to general principles of equity.

(b) The execution, delivery and performance by Parent and by Merger Sub of this Agreement and the consummation by each of them of the transactions contemplated hereby will not, with or without the giving of notice or the lapse of time, or both, subject to obtaining any required Consents referred to in Section 3.05: (i) violate any provision of Law to which Parent or

Merger Sub is subject, other than any applicable antitrust or competition Laws, (ii) violate any Order that is applicable to Parent or Merger Sub, and which is in effect on the date hereof, or (iii) conflict with or result in a breach of the provisions of or the creation of any Encumbrance under, or constitute a default or create a right of acceleration, termination or amendment under (x) the Certificate of Incorporation or Bylaws of Parent or Merger Sub, or (y) any agreement to which Parent or any of its subsidiaries, including Merger Sub, is a party, except in the case of clause (i), (ii) or (iii) of this Section 3.02(b), for violations, conflicts, breaches, creations of Encumbrances or rights, or defaults which would not materially hinder, impair or delay the consummation of the transactions contemplated hereby or have a material adverse effect on the ability of Parent or Merger Sub to perform its obligations under this Agreement or to perform any of them in a timely manner.

3.03 Litigation. There is, on the date hereof, no Litigation pending or, to Parent’s and Merger Sub’s knowledge, threatened against Parent or any of its subsidiaries, including Merger Sub, with respect to which there is a reasonable likelihood of a determination which would materially hinder, impair or delay the consummation of the transactions contemplated hereby or would have a material adverse effect on the ability of Parent or Merger Sub to perform its obligations under this Agreement. Neither Parent nor any of its subsidiaries, including Merger Sub, is, on the date hereof, subject to any outstanding Orders which would materially hinder, impair or delay the consummation of the transactions contemplated hereby or would have a material adverse effect on the ability of Parent or Merger Sub to perform its obligations under this Agreement or to perform any of them in a timely manner.

3.04 Availability of Funds. Parent has available, and Parent and Merger Sub will have available on the Closing Date, sufficient funds to enable Parent and Merger Sub to consummate the transactions contemplated by this Agreement.

3.05 Consents. No Consent from any Governmental Authority (other than pursuant to the HSR Act) is required to be obtained by Parent or Merger Sub in connection with the execution, delivery and performance by Parent and Merger Sub of this Agreement or the taking by them of any other action contemplated hereby, other than Consents the absence of which would not materially hinder, impair or delay the consummation of the transactions contemplated hereby or have a material adverse effect on the ability of Parent or Merger Sub to perform its obligations under this Agreement or to perform any of them in a timely manner.

3.06 Fees. Neither Parent nor any of Parent’s Affiliates, including Merger Sub, has paid or become obligated to pay, or will pay or become obligated to pay, any fee or commission to any broker, finder or intermediary in connection with the transactions contemplated hereby.

3.07 Disclaimer. Parent and Merger Sub have not made and shall not be deemed to have made to the Company any representation or warranty other than those expressly made by Parent or Merger Sub in Sections 3.01 through 3.06. In any event, Merger Sub and Parent make no representation or warranty to the Company with respect to any information or documents made available to the Company except as expressly covered by a representation or warranty contained in Sections 3.01 through 3.06.

ARTICLE 4

COVENANTS OF THE COMPANY

The Company hereby covenants and agrees with Parent and Merger Sub as follows:

4.01 Cooperation by the Company. From the date hereof and prior to the Closing, the Company shall use its commercially reasonable efforts, and shall reasonably cooperate with Parent and Merger Sub, to secure all necessary Consents from Governmental Authorities as shall be required in order to enable the Company to effect the transactions contemplated hereby, and all third party Consents related to the transactions contemplated hereby that are listed in Schedule 4.01, and shall otherwise use its commercially reasonable efforts to cause the consummation of such transactions in accordance with the terms and conditions hereof. Nothing in this Section 4.01 shall be deemed to limit in any way the obligations of the Company contained in Section 6.01.

4.02 Conduct of Business. Except as set forth in Section 4.02 of the Disclosure Schedule, as may be otherwise contemplated by this Agreement, as may be required by applicable Laws, or as Parent may otherwise consent to in writing (which consent shall not be unreasonably withheld or delayed), from the date hereof and through the Effective Time, the Company shall, and shall cause each of the Subsidiaries to comply with the following, except with respect to the TMG Business and the consummation of the TMG Distribution (which will be conducted in compliance with applicable Laws such that Company, its Subsidiaries and Parent following the Effective Time shall not have material liability for any such non-compliance that occurs prior to the Effective Time):

(a) conduct its business only in the ordinary course consistent in all material respects with past practice and applicable Laws;

(b) use its reasonable efforts (which for the purposes of this provision does not include providing additional financial remuneration) to keep available the services of its officers and employees and preserve its relationships and maintain its goodwill, subject to any disputes in good faith, with its material lenders, suppliers, customers, consultants, contractors, licensors and licensees and any other Person that is a party to a Material Contract or otherwise having material business dealings with it, such that its business will not be materially impaired;

(c) maintain its properties, machinery and equipment in sufficient operating condition and repair to enable it to conduct its business in all material respects in the manner in which its business is currently conducted, except for maintenance required by reason of fire, flood, earthquake or other acts of God;

(d) use its reasonable efforts to continue all Material existing Insurance Policies (or comparable insurance) in full force and effect;

(e) not increase the rate or amount of or adopt new wages, salary, commissions, fringe benefits, severance, change of control payments, retention payments or other compensation or remuneration (including, without limitation, any severance pay, retention bonus or change-in-control benefits) payable or to become payable to its directors, officers or employees or the rate or terms of any bonus, pension or other Company Employee Plan covering any of its directors, officers or employees (except that the Company and the Subsidiaries (i) may make routine, reasonable salary increases in connection with their customary employee review process, and (ii) may pay customary bonus payments and profit sharing payments consistent with past practice payable in accordance with existing bonus and profit sharing plans referred to in Section 2.14(b) of the Disclosure Schedule);

(f) not adopt any new, or amend or waive its rights under or otherwise modify any existing or outstanding, pension, profit sharing, bonus, incentive compensation, deferred compensation, stock purchase, stock option, stock appreciation rights, severance, change of control, retention or other material Company Employee Plan applicable to employees generally or to particular classes of employees generally;

(g) not make any payment of any pension, retirement allowance or other employee benefit, in each case except as permitted by Section 4.02(e) hereof, or in the ordinary course of business in accordance with its customary practices (including normal periodic performance reviews and related compensation and benefit increases and payments) or as required by any pre-existing Contract;

(h) not adopt any amendment to its Constituent Documents;

(i) not issue, sell or pledge any shares of capital stock of any class or other equity interests, or any securities convertible into capital stock of any class or other equity interests, or any rights, warrants or options to acquire any capital stock or other equity interests or convertible securities;

(j) not declare, set aside or pay any dividend or other distribution of securities or property or any combination thereof in respect of any class of its capital stock or other equity interests (other than dividends and distributions from one or more Subsidiaries to the Company or another Subsidiary);

(k) not split, combine, subdivide or reclassify any shares of its capital stock or any other equity interest or other securities;

(l) not (i) sell, lease, transfer or dispose of any assets or rights other than in the ordinary course of business consistent in all material respects with past practice, or (ii) voluntarily place any Encumbrance (other than Permitted Encumbrances) on its assets other than in the ordinary course of business;

(m) not (i) incur, assume or refinance any indebtedness for borrowed money (including capital leases), other than indebtedness for borrowed money incurred in the ordinary course of business or indebtedness for borrowed money which will be repaid at or prior to the Closing, or (ii) make any loans, advances or capital contributions to, or investments in, any Person other than in the ordinary course of business consistent in all material respects with past practice;

(n) not (i) change any of the accounting or tax principles, practices or methods used by the Company or any Subsidiary, including the practice of accruing current liabilities or recording current assets, except as required by changes in applicable Tax Laws or GAAP, or (ii) change in any Material respect reserve amounts or policies except as required by GAAP;

(o) not enter into any collective bargaining agreement;

(p) not make or authorize any capital expenditures in excess of $250,000 per month, except in the ordinary course of business;

(q) not settle or compromise any Tax liability or agree to any adjustment of any Tax attribute or make any election with respect to Taxes, except in the ordinary course of business consistent in all material respects with past practice;

(r) not make any change in its working capital practices generally, including accelerating collections of cash or accounts receivable or deferring payments of accounts payable, as compared with its past practices;

(s) not dispose of or permit to lapse any Company Intellectual Property other than in the ordinary course of business consistent in all Material respects with past practice;

(t) not enter into any new employment agreement providing for an annual salary in excess of $25,000 and not terminable by the Company at will without any further liability or payment obligation;

(u) notify Parent of (i) the termination of employment for any reason (including by resignation) of any employee of the Company or any Subsidiary and (ii) the Company’s Knowledge of any oral or written notice of the intent of any employee to terminate employment with the Company or any Subsidiary;

(v) not hire any employee at the level of director or above or with an annual base salary in excess of $75,000, promote any employee except (i) in the ordinary course of business consistent with past practice or (ii) in order to fill a position vacated after the date of this Agreement;

(w) not form any Subsidiary, enter into any merger, or acquire any equity or other interest in any other Person;

(x) promptly notify Parent of (i) any notice or other communication from any Person alleging that the Consent of such Person is or may be required in connection with any of the transactions contemplated by this Agreement, and (ii) any Litigation commenced, or, to the Knowledge of the Company, threatened against the Company or any Subsidiary that relates to the consummation of the transactions contemplated by this Agreement;

(y) use its reasonable best efforts to ensure that no condition under any Material Contract occurs that would reasonably be expected to result in or increase the likelihood of (i) any transfer or disclosure of any Company Source Code, or (ii) a release from any escrow of any Company Source Code that has been deposited or is required to be deposited in escrow under the terms of such Material Contract;

(z) not make a material change to any of its pricing policies (including through any pricing preference or most favored nation provision contained in any Material Contract), product return policies, product maintenance polices, service policies, product modification or upgrade policies, personnel policies or other business policies;

(aa) not enter into any Contract with any other Person (such other party to such Contract, the “Contracting Person”) (other than referral agreements entered into in the ordinary course of business consistent with past practice) that restricts in any material respect the right of the Company or any Subsidiary (i) to compete with any Person, (ii) to acquire any product or other asset or any services from any Person other than the Contracting Person, (iii) to solicit, hire or retain any Person other than the Contracting Person as an employee, consultant or independent contractor, (iv) to develop, sell, supply, distribute, offer, support or service any product or any technology or other asset to or for any Person other than the Contracting Person, (v) to perform services for any Person other than the Contracting Person, or (vi) to transact business with any Person other than the Contracting Person;

(bb) not enter into or become bound by, or permit any of the assets owned or used by it to become bound by, any Material Contract, or amend or terminate, or waive or exercise any material right or remedy under, any Material Contract;

(cc) not settle any Material Litigation (except where (i) the remedies binding on the Company in such settlement are limited to the payment of money damages that are to be fully paid prior to Closing or accrued as a liability in the Estimated NTAV Statement, and (ii) the Company advises Parent in advance of such settlement) or, without advising Parent in advance, commence any Material Litigation against a third party; or

(dd) not agree to do any of the foregoing in a manner or on terms that would be legally binding on Parent, the Company or the Subsidiaries after the Closing.

4.03 Access. From the date hereof and through the Effective Time, the Company and the Subsidiaries shall provide Parent and Merger Sub and their representatives full access to the properties, books and records and personnel of the Company and the Subsidiaries as Parent and Merger Sub may from time to time request; provided, however, that the Company and the Subsidiaries shall not be obligated to provide Parent or Merger Sub with any information relating to trade secrets, or which is commercially sensitive, or which would violate any Law or term of any Contract, or if the provision thereof would adversely affect the ability to assert attorney-client, attorney work product or other similar privilege (collectively, “Sensitive Information”). Any disclosure whatsoever during any investigation by Parent or Merger Sub shall not constitute an enlargement or a diminution of the representations or warranties of the Company beyond those specifically set forth in this Agreement. All information and access given to Parent and Merger Sub and their representatives shall be subject to the terms and conditions of the Confidentiality Agreement.

4.04 No Negotiation.

(a) From the date hereof through the Effective Time, neither the Company nor any Subsidiary shall, directly or indirectly, and the Company shall cause Jupiter and the Representatives of the Company, its Subsidiaries and Jupiter not to, directly or indirectly, other than with respect solely to the TMG Business:

(i) solicit, seek, initiate, encourage, entertain or facilitate the initiation of any inquiry, proposal or offer from any Person (other than Parent) relating to a possible Acquisition Transaction;

(ii) participate in any discussions or negotiations or enter into any agreement with, or provide any non public information to, any Person (other than Parent) relating to or in connection with a possible Acquisition Transaction; or

(iii) accept any proposal or offer from any Person (other than Parent) relating to a possible Acquisition Transaction.

(b) The Company shall promptly (but not later than twenty-four (24) hours after receipt) notify Parent in writing of any material inquiry, proposal or offer relating to a possible Acquisition Transaction that is received by the Company or any Subsidiary from the date hereof through the Effective Time. Such notice to Parent will indicate in reasonable detail the identity of the person or entity making the proposal or inquiry and the terms and conditions of such proposal or inquiry (including copies of any written proposals or inquiries or, in the case of oral proposals or inquiries, a complete written summary of the terms thereof). The Company will keep Parent promptly informed on an ongoing basis regarding the status of, any modifications to, and any communications regarding, any such proposal or inquiry.

4.05 Stockholder Approval. If necessary, the Company shall send, pursuant to Sections 228 and 262(d) of the DGCL, a written notice to all stockholders of the Company that do not approve this Agreement and the Merger informing them that this Agreement and the Merger were adopted and approved by the stockholders of the Company.

4.06 Resignation of Directors. The Company shall obtain and deliver to Parent on or before the Closing the resignation of the directors of the Company and each Subsidiary or the Stockholder Representative shall cause such directors to be terminated as directors of such entities.

4.07 Company Stockholder and Option Lists. At least three (3) Business Days prior to the Closing, the Company shall deliver to Parent (i) a list, as of the Closing Date, of the names of all holders of issued and outstanding shares of the Company’s capital stock, together with the number of such shares owned by such holder and the percentage of ownership of all outstanding capital stock of the Company represented by such shares, and (ii) a list of each Company Stock Option that will be outstanding as of the Closing Date, which sets forth with respect to each such Company Stock Option: (i) the name of the holder of such option; (ii) the total number of Class C Shares that are subject to such option and the number of Class C Shares with respect to which such option is immediately exercisable; (iii) the date on which such option was granted and the term of such option; (iv) the vesting schedule for such option; and (v) the exercise price per Class C Share purchasable under such option.

4.08 TMG Distribution and TMG Documents.

(a) Prior to the Closing, the Company shall, and shall cause its Subsidiaries to, effect the TMG Distribution.

(b) Neither the Company nor any Subsidiary shall amend the TMG Documents without the written approval of Parent, and the Company and its Subsidiaries shall cause the TMG Documents to be in full force and effect immediately following the Closing. The Company and its Subsidiaries shall not, without the written approval of Parent (which approval shall not be unreasonably withheld or delayed), (i) enter into a TMG Interest Purchase Agreement (or any agreement that contemplates disposition of TMG or the TMG Business) on terms that are materially less favorable to the Company or its Subsidiaries than the terms of the TMG Interest Purchase Agreement attached as Exhibit E hereto, (ii) in connection with any such agreement, agree to a scope of indemnification by, or the limitations on the liability of, the Company and its Affiliates that is less favorable to the Company or its Affiliates than those set forth in the TMG Interest Purchase Agreement attached as Exhibit E hereto, or (ii) contribute or otherwise transfer any assets to TMG (other than the Subject Assets defined in the TMG Transfer Agreement).

4.09 Notification. From the date hereof through the Effective Time, the Company shall promptly notify Parent in writing of the discovery by the Company of any event, condition, fact or circumstance that would reasonably be expected to result in the failure of any of the conditions set forth in Article 7 to be satisfied.

ARTICLE 5

COVENANTS OF PARENT AND MERGER SUB

Parent and Merger Sub hereby covenant and agree with the Company as follows:

5.01 Cooperation by Parent and Merger Sub. From the date hereof and through the Effective Time, Parent and Merger Sub shall use their commercially reasonable efforts, and shall cooperate with the Company, to secure all necessary Consents from Governmental Authorities and third parties as shall be required in order to enable Parent and Merger Sub to effect the transactions contemplated hereby, and shall otherwise use their commercially reasonable efforts to cause the consummation of such transactions in accordance with the terms and conditions hereof. Nothing in this Section 5.01 shall be deemed to limit in any way the obligations of Parent and Merger Sub contained in Section 6.01.

5.02 Indemnification; Insurance; Release.

(a) Subject to the last sentence of this Section 5.02(a), from and after the Effective Time, the Surviving Corporation shall indemnify, defend and hold harmless to the fullest extent permitted under applicable Laws and its Certificate of Incorporation each Person who is now, or has been at any time prior to the date hereof, an officer or director of the Company or any of its present or former subsidiaries (individually, a “Company Indemnified Party” and collectively, the “Company Indemnified Parties”), against all losses, claims, damages, liabilities, costs or expenses (including attorneys’ fees), judgments, fines, penalties and amounts paid in settlement (collectively, “Losses”) incurred by a Company Indemnified Party in connection with any claim, action, suit, proceeding or investigation (an “Action”) in any way arising out of, pertaining to or incurred in connection with acts or omissions, or alleged acts or omissions, by any of them in their capacities as such, whether commenced, asserted or claimed before or after the Effective Time. In the event of any such Action, Parent or the Surviving Corporation shall pay on an as-incurred basis the reasonable fees and expenses of counsel to the Company Indemnified Party in advance of the final disposition of any such Action to the full extent permitted by applicable Law and its Certificate of Incorporation, upon receipt of any undertaking required by applicable Law or its Certificate of Incorporation. Notwithstanding the foregoing, the provisions of this Section 5.02(a) shall not be applicable to, and Parent and the Surviving Corporation shall have no obligation to indemnify any of the Company Indemnified Parties against, any Losses incurred by any of them in connection with any Action by any stockholder or holder of Company Stock Options or Performance Units in any way arising out of or relating to the conversion of all Class A Shares and Class B Shares into Class C Shares, the TMG Distribution, the Merger, this Agreement, the TMG Transfer Agreement, the TMG Interest Purchase Agreement, any Ancillary Document (or any document ancillary to any of the foregoing) or any of the transactions contemplated hereby or thereby (other than any Action by any stockholder or holder of Company Stock Options or Performance Units to enforce any of such Person’s rights against Parent, Merger Sub or the Surviving Corporation under, or by reason of Parent’s, Merger Sub’s or the Surviving Corporation’s breach of, this Agreement or any Ancillary Document).

(b) The Certificate of Incorporation and Bylaws of the Surviving Corporation following the Effective Time shall contain the provisions providing for exculpation of director and officer liability and indemnification set forth in Exhibit B hereto. From and after the Effective Time, Parent shall cause the Surviving Corporation to maintain in effect such provisions in its Certificate of Incorporation and Bylaws providing for exculpation of director and officer liability and indemnification to the fullest extent permitted from time to time under the DGCL, which provisions shall not be amended except as required by applicable Law or except to make changes permitted by applicable Law that would enlarge the scope of the Company Indemnified Parties’ indemnification rights.

(c) For a period of six (6) years after the Effective Time, the Surviving Corporation shall cause to be maintained officers’ and directors’ liability insurance covering the Company Indemnified Parties who are currently covered, in their capacities as officers and directors, by the Company’s or any Subsidiary’s existing officers’ and directors’ liability insurance policies on terms substantially no less advantageous to the Company Indemnified Parties than such existing insurance; provided, however, that Parent and the Surviving Corporation shall not be required in order to maintain or procure such coverage to pay an annual premium in excess of one and one half times the aggregate of the current annual premiums paid by the Company and the Subsidiaries for their existing coverage (the “Premium Cap”); and provided, further, that if equivalent coverage cannot be obtained, or can be obtained only by paying an annual premium in excess of the Premium Cap, Parent and the Surviving Corporation shall only be required to obtain as much coverage as can be obtained by paying an annual premium equal to the Premium Cap. Any insurance proceeds received by Parent or the Surviving Corporation from such liability insurance policies shall be paid to the covered

Company Indemnified Party, to the extent Parent or the Surviving Corporation has not already paid the liability on behalf of the Company Indemnified Party or reimbursed the Company Indemnified Party therefor, as promptly as practicable after receipt of such proceeds by Parent or the Surviving Corporation, as the case may be.

5.03 Notification. From the date hereof through the Effective Time, Parent shall promptly notify the Company in writing of the discovery by Parent of any event, condition, fact or circumstance that would reasonably be expected to result in the failure of any of the conditions set forth in Article 8 to be satisfied.

ARTICLE 6

OTHER COVENANTS

6.01 Mutual Cooperation.

(a) From the date hereof and prior to the Closing, each party hereto shall not take any action that would reasonably be expected to delay the obtaining of, or result in not obtaining, any Consent from any Governmental Authority or third party necessary to be obtained prior to Closing. Each party hereto shall promptly consult with the other parties hereto with respect to, and (subject to the provisions of Section 6.01(e)) provide any necessary information with respect to and provide the other with copies of, all filings made by such party with any Governmental Authority or any other information supplied by such party to a Governmental Authority in connection with this Agreement and the transactions contemplated hereby. Each party hereto shall promptly inform the other of any communication from any Governmental Authority regarding any of the transactions contemplated by this Agreement.

(b) Without limiting the generality of Sections 4.01, 5.01 and 6.01(a), Parent and the Company shall each file or cause to be filed, promptly (but in any event within ten (10) Business Days) after the date of this Agreement, any notifications or the like required to be filed under the HSR Act and any other applicable competition Laws with respect to the transactions contemplated hereby. With respect to filings under the HSR Act, each of the Company, Parent and Merger Sub shall seek early termination of the waiting period under the HSR Act. Parent and Merger Sub shall use their commercially reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper, or advisable under applicable Law (including the HSR Act) to consummate and make effective the transactions contemplated by this Agreement, including, without limitation, obtaining all necessary waivers, consents or approvals and, to the extent necessary, defending against any Litigation challenging this Agreement or the transactions contemplated hereby (including appealing any decision that is not final and non appealable) and seeking to vacate or reverse and to lift any injunction or other legal bar to the consummation of the Merger (and, in such case, to proceed with the Merger as expeditiously as possible).

(c) Each of Parent and the Company shall (i) respond promptly to any inquiries received from any Governmental Authority, including the FTC, the Justice Department or any State Attorney General, and (ii) not extend any waiting period under the HSR Act or enter into any agreement with the FTC or the Justice Department not to consummate the transactions contemplated by this Agreement, except with the prior written consent of the other party hereto, which will not be unreasonably withheld.

(d) To the extent necessary to enable the Closing to occur and the Merger to be consummated by the date that is fifteen (15) months after signing the Agreement (the “Outside Date”), Parent shall offer to take (and if such offer is accepted, commit to take) any and all steps which it is capable of taking to avoid or eliminate impediments under any antitrust, competition, or trade regulation Law that may be asserted by the FTC, the Justice Department, any State Attorney General or any other Governmental Authority with respect to the Merger, including committing to and effecting by consent decree, hold separate order, or otherwise, the sale, divestiture, or disposition of such assets or businesses of Parent, the Surviving Corporation or their respective subsidiaries or otherwise offer to take or offer to commit to take such action that limits its freedom of action with respect to, or its ability to retain, any of the businesses, services or assets of Parent, the Surviving Corporation or their respective subsidiaries, in order to avoid the entry of, or to effect the dissolution of, any injunction, temporary restraining order or other Order in any Litigation under any antitrust or competition Law that may be asserted by the FTC, the Justice Department, any State Attorney General or any other Governmental Authority, which would otherwise have the effect of preventing or delaying the Closing Date or the consummation of the Merger. At the request of Parent, the Company shall agree to divest, hold separate, or otherwise take or commit to take any action that limits its freedom of action with respect to, or its ability to retain, any of the businesses, services, or assets of the Company or any of the Subsidiaries, provided that (i) any such action may be conditioned upon the consummation of the Merger and the transactions contemplated hereby and (ii) Parent shall indemnify and hold the Company harmless from and against, and shall reimburse and compensate the Company for, any loss, liability or expense suffered or incurred in connection with any such action. For the avoidance of doubt, Parent shall cause any and all regulatory impediments under antitrust or competition Law to be removed no later than the Outside Date. Without limiting the generality of the foregoing, in order to ensure that no matter relating to any antitrust or competition Law would preclude consummation of the Merger by the Outside Date, Parent shall be required, without limitation, to offer and commit to hold separate and divest all or part of the assets of the Company, without limitation as to valuation, price, or any other condition, and to agree to any other condition set forth by any Governmental Authority, including without limitation, the appointment of a Selling or Operating Trustee. If the Merger has not been consummated before the later of (x) the date six months after the signing of this Agreement and (y) the Deemed Closing Date (such later date, the “Additional Payment Date”), Parent shall pay the Company the amount of Two Million Dollars ($2,000,000) per month from the Additional Payment Date through and including the earlier of the Closing Date or the date that is 15 months after the signing of this Agreement (such earlier date, the “Additional Payment Termination Date” (payable in cash on the last business day of each such calendar month and on the Additional Payment Termination Date, prorated for any partial periods). Such amount shall be held by the Company for the benefit of the stockholders of the Company and shall be paid to the Paying Agent, together with the Merger Consideration for distribution to the stockholders in accordance with Section 1.07. Nothing in Section 6.01(b) or any other provision of this Agreement shall limit in any way the obligations of Parent under this Section 6.02(d).

(e) If any information otherwise required to be furnished pursuant hereto (including pursuant to Section 4.03 or this Section 6.01) by any party hereto (the “Furnishing

Party”) constitutes or includes Sensitive Information, the Furnishing Party shall advise the other party that such information is not being furnished, and the parties shall endeavor in good faith to make alternative arrangements, if possible, with respect thereto (including, if appropriate, restricting certain personnel of the other party from having access to Sensitive Information, redaction of the Sensitive Information or the furnishing of the Sensitive Information to counsel to the other party, subject to such counsel and the other party entering into a non disclosure agreement with the Furnishing Party).

6.02 Termination of 401(k) Plan; 409A Deferred Compensation Arrangements. Notwithstanding anything herein to the contrary, the Company shall take any and all actions necessary to terminate, effective at least one day prior to Closing, all employee benefit plans sponsored by the Company or any of its Subsidiaries (or in which the Company or Subsidiaries participate) that contain a cash or deferred feature intended to qualify under Section 401(k) of the Code, including the Gelco Information Network 401(k) Investment Plan. At Closing, the Company shall deliver to Parent evidence of the termination of such 401(k) plans and reasonably satisfactory to Parent. In addition, prior to the Closing, the Company shall make such modifications to any arrangements subject to Section 409A of the Code maintained by the Company (or any of its Subsidiaries) that are reasonably requested by Parent prior to the Closing (including the termination of any such arrangements that are capable of unilateral termination by the Company), with such modifications to be effective on a date selected by the Company but not later than the day prior to the Closing Date.

6.03 New Employee Benefit Plans. As soon as administratively practicable after the Effective Time but not more than ninety (90) days following the Effective Time, to the extent set forth below, each employee of the Surviving Corporation or any of the Subsidiaries (the “Company Employees”) shall be immediately eligible to participate in the tax-qualified cash or deferred arrangement of Parent or one of its Subsidiaries in which similarly situated employees of Parent or its Subsidiaries participate (the “Parent 401(k) Plan”) in accordance with the terms of such Plan as of the date of this Agreement. The Company Employees shall only be eligible to participate in the Parent 401(k) Plan to the extent that they are not excluded from participating in such Plan by operation of the Plan’s coverage provisions. Furthermore, the Company Employees will be required to satisfy any and all eligibility requirements (with no service credit for periods prior to the Effective Time) for matching contributions, profit sharing contributions and any other company contributions (if any) under such Parent 401(k) Plan, and Parent may, in its sole discretion, amend the Parent 401(k) Plan to clarify the status of the Company Employees with respect to such contributions prior to the period of eligibility therefor. To the extent permitted by law and the terms of the Parent 401(k) Plan, Company Employees who participate in the Parent 401(k) Plan shall be permitted to voluntarily roll over their account balances (including any outstanding loan notes) from the Gelco Information Network 401(k) Investment Plan to the Parent 401(k) Plan in the form of a direct rollover. To the extent coverage under any other employee benefit plans sponsored by Parent and its subsidiaries (other than the Company Employee Plans) providing medical, dental, pharmaceutical, vision and/or disability benefits to any Company Employee (such plans, collectively, the “New Plans”) replaces coverage under a comparable Company Employee Plan (such replacement to be determined in the reasonable discretion of Parent) in which such Company Employee participates immediately before or at any time after the Effective Time (such plans, collectively, the “Old Plans”), Parent shall, to the extent permitted by law and the applicable plan and plan provider without undue expense, cause all waiting periods, pre-existing condition exclusions and actively-at-work requirements of such New Plan to be waived for such Company Employee and his or her covered dependents, and, in the event that coverage under a New Plan replaces coverage under an Old Plan as of an effective date other than immediately after the end of the Old Plan’s plan year, Parent shall, to the extent permitted by law and the applicable plan and plan provider without undue expense, cause any eligible expenses incurred by such Company Employee and his or her covered dependents during the portion of the plan year of the Old Plan ending on the date such Company Employee’s participation in the corresponding New Plan begins to be given full credit under such New Plan for purposes of satisfying all deductible, coinsurance and maximum out of pocket requirements applicable to such Company Employee and his or her covered dependents for the applicable plan year as if such amounts had been paid in accordance with such New Plan as aforesaid; provided, that, if Parent is unable to effect such waiver or crediting under any such New Plan, then Parent shall continue the Company Employees’ participation in such comparable Old Plan until the earlier of (i) the date that such waiver or crediting can be effected as aforesaid, or (ii) the end of the applicable plan year covering such Old Plan.

6.04 Legal Representation. Each of the parties to this Agreement hereby agrees, on its own behalf and on behalf of its directors, members, partners, officers, employees and Affiliates, that Fried, Frank, Harris, Shriver & Jacobson LLP has served and may serve as counsel to Jupiter and its Affiliates (collectively, the “Seller Group”), on the one hand, and the Company and its Subsidiaries, on the other hand, in connection with the negotiation, preparation, execution and delivery of (i) this Agreement, (ii) the TMG Transfer Agreement, and (iii) any agreement entered into by Gelco in connection with the sale of TMG, and the consummation of the transactions contemplated hereby and thereby, and that, following consummation of the transactions contemplated hereby or thereby, Fried, Frank, Harris, Shriver & Jacobson LLP (or any successor) may serve as counsel to the Seller Group or any director, member, partner, officer, employee or Affiliate of the Seller Group in connection with any Litigation, claim or obligation arising out of or relating to (i) this Agreement, (ii) the TMG Transfer Agreement, or (iii) any agreement entered into by Gelco in connection with the sale of TMG, or the transactions contemplated hereby or thereby, or any other matter notwithstanding such representation (or any continued representation) of the Company and/or any of its Subsidiaries, and each of the parties hereto hereby consents thereto and waives any conflict of interest arising therefrom, and each of such parties shall cause any Affiliate thereof to consent to waive any conflict of interest arising from such representation. Each of the parties to this Agreement further agrees to take the steps necessary to ensure any privilege attaching as a result of Fried, Frank, Harris, Shriver & Jacobson LLP’s service as counsel to the Company or any of its Subsidiaries in connection with the transactions contemplated by (i) this Agreement, (ii) the TMG Transfer Agreement, and (iii) any agreement entered into by Gelco in connection with the sale of TMG will survive the Closing and will remain in effect. In addition, if the transactions contemplated by (i) this Agreement, (ii) the TMG Transfer Agreement, and (iii) any agreement entered into by Gelco in connection with the sale of TMG are consummated, all of Fried, Frank, Harris, Shriver & Jacobson LLP’s records related to such transactions will become property of (and be controlled by) Jupiter and the Company shall not retain any copies of such records or have any access to them.

ARTICLE 7

CONDITIONS TO PARENT’S AND MERGER SUB’S OBLIGATIONS

The obligations of Parent and Merger Sub to consummate the transactions contemplated by this Agreement shall be subject to the satisfaction (or waiver, where permissible) at or prior to the Closing of all of the following conditions:

7.01 Representations and Warranties. Either (i) the Deemed Closing Date shall have occurred, or (ii) the representations and warranties of the Company contained herein that are subject to “Material Adverse Effect” qualifiers shall be true and correct in all respects on and as of the Closing Date (or, if made as of a specified date, as of such specified date), and the representations and warranties of the Company contained herein that are not subject to “Material Adverse Effect” qualifiers shall be true and correct in all respects on and as of the Closing Date (or, if made as of a specified date, as of such specified date), except where the failure to be true and correct would not have a Material Adverse Effect, in each case with the same effect as though made on and as of the Closing Date (or, if made as of a specified date, as of such specified date) except as otherwise expressly contemplated hereby. Parent shall have received a certificate executed by an executive officer of the Company, dated as of the Closing Date, certifying as to the fulfillment of the conditions set forth in this Section 7.01.

7.02 No Prohibition. No Law or final, non-appealable Order that prohibits Parent or Merger Sub from consummating the transactions contemplated hereby shall be in effect as of the Closing Date. Parent and Merger Sub hereby agree that if any such Order shall be outstanding, then they will use their commercially reasonable efforts to cause such Order to be vacated.

7.03 Consents. The waiting period applicable to the consummation of the Merger under the HSR Act shall have expired or been terminated, and all other Consents from Governmental Authorities that shall be required, if any, in order to enable Parent and Merger Sub to consummate the transactions contemplated hereby shall have been obtained (except for such Consents from Governmental Authorities the absence of which would not prohibit consummation of such transactions or render such consummation illegal).

7.04 Performance of Covenants. Each covenant and obligation that the Company is required to comply with or to perform at or prior to the Closing shall have been complied with and performed in all material respects.

7.05 Termination of 401(k) Plans. The Company and the Subsidiaries shall have terminated all employee benefit plans sponsored by the Company or the Subsidiaries (or in which the Company or Subsidiaries participate) that contain a cash or deferred feature intended to qualify under Section 401(k) of the Code, including the Gelco Information Network 401(k) Investment Plan.

7.06 Termination of Stock Option Plans. The Company and the Subsidiaries shall (a) have terminated any stock option plans of the Company or the Subsidiaries, and (b) as required by Section 1.13, have taken all actions necessary such that, effective as of the Effective

Time, each Company Stock Option which has been granted by the Company pursuant to the Company Stock Plans shall not be assumed by Merger Sub or Parent and shall instead automatically terminate in accordance with Section 7(b) of the applicable Company Stock Plan. At Closing, the Company shall have delivered evidence of the termination of such stock option plans to Parent.

7.07 Secretary’s Certificate. Parent will also have received (a) a copy of the Certificate of Incorporation and the Bylaws of the Company (as amended through the Closing Date), certified by the Secretary of the Company as true and correct copies thereof as of the Closing, (b) a copy of the resolutions of the Board of Directors and the Company Stockholders evidencing the approval of this Agreement, the Ancillary Documents, the Merger and the other matters contemplated hereby and thereby, certified by the Secretary of Company as true and correct copies thereof as of the Closing, and (c) good standing certificates issued by the Delaware Secretary of State and each of the states or other jurisdictions wherein the Company is qualified to do business dated within ten (10) days of the Closing.

7.08 No Litigation. Aside from any litigation or proceeding under applicable antitrust and competition Laws, no litigation or proceeding shall be pending against the Company which is likely to have the effect of permanently enjoining or preventing the Company from consummating the Merger in accordance with and subject to the terms of this Agreement and the Ancillary Agreements, and no such injunction shall be outstanding.

7.09 Opinion of Company’s Counsel. Parent will have received from Fried, Frank, Harris, Shriver & Jacobson LLP, counsel to the Company, an opinion dated as of the Closing Date substantially in the form attached hereto as Exhibit F.

7.10 TMG Distribution. The TMG Distribution shall have occurred in accordance with Section 4.08.

ARTICLE 8

CONDITIONS TO THE COMPANY’S OBLIGATIONS

The obligation of the Company to consummate the transactions contemplated by this Agreement shall be subject to the satisfaction (or waiver, where permissible) at or prior to the Closing of all of the following conditions:

8.01 Representations and Warranties of Parent and Merger Sub.

(a) The representations and warranties of Parent and Merger Sub contained in this Agreement shall be true, complete and accurate in all respects as of the date of this Agreement, except for those representations and warranties given as of a particular date, which shall be true and correct in all respects as of such date, except that any inaccuracies in such representations and warranties will be disregarded if the circumstances giving rise to all such inaccuracies (considered collectively) do not constitute, and would not reasonably be expected to have, a material adverse effect on Parent; provided, however, that, for purposes of determining the truth, completeness and accuracy of such representations and warranties, all “material adverse effect” qualifications and other materiality qualifications contained in such representations and warranties shall be disregarded; and

(b) The representations and warranties of Parent and Merger Sub contained in this Agreement shall be true, complete and accurate in all respects as of the Closing Date as if made on and as of the Closing Date, except for those representations and warranties given as of a particular date, which shall be true and correct in all respects as of such date, except that any inaccuracies in such representations and warranties will be disregarded if the circumstances giving rise to all such inaccuracies (considered collectively) do not constitute, and would not reasonably be expected to have, a material adverse effect on Parent; provided, however, that, for purposes of determining the accuracy of such representations and warranties, all “material adverse effect” qualifications and other materiality qualifications contained in such representations and warranties shall be disregarded.

8.02 No Prohibition. No Law or final, non-appealable Order that prohibits the Company from consummating the transactions contemplated hereby shall be in effect as of the Closing Date. The Company hereby agrees that if any such Order shall be outstanding, then it will use its commercially reasonable efforts to cause such Order to be vacated.

8.03 Consents. The waiting period applicable to the consummation of the Merger under the HSR Act shall have expired or been terminated, and all other Consents from Governmental Authorities that shall be required, if any, in order to enable the Company to consummate the transactions contemplated hereby shall have been obtained (except for such Consents, the absence of which would not prohibit consummation of such transactions or render such consummation illegal).

8.04 Performance of Covenants. All of the covenants and obligations that Parent and Merger Sub are required to comply with or to perform at or prior to the Closing shall have been complied with and performed in all material respects.

ARTICLE 9

TERMINATION

9.01 Termination. This Agreement may be terminated, by written notice, at any time prior to the Closing:

(a) by the mutual written consent of Parent and the Company;

(b) by Parent or the Company, if the Closing shall not have occurred on or before the Outside Date; provided, however, that the right to terminate this Agreement under this Section 9.01(b) shall not be available to any party whose failure to fulfill any obligation under this Agreement (including such party’s obligations set forth in Section 6.01) has been the cause of, or has resulted in, the failure of the Closing to occur on or before the Outside Date;

(c) by Parent or the Company, if there shall have been a material breach of any of the covenants or agreements contained herein on the part of the other party, which breach is not cured within thirty (30) days following written notice given by the terminating party to the party committing such breach; provided, however, that the right to terminate this Agreement under this Section 9.01(c) shall not be available if, at the time, the terminating party is in material breach of any of its covenants or agreements contained herein;

(d) by Parent, if the condition set forth in Section 7.01 is incapable of being met by the Outside Date; or

(e) by the Company, if the condition set forth in Section 8.01 is incapable of being met by the Outside Date.

9.02 Termination Procedures. If Parent wishes to terminate this Agreement pursuant to Section 9.01(b), (c) or (d), Parent shall deliver to the Company a written notice stating that Parent is terminating this Agreement and setting forth a brief description of the basis on which Parent is terminating this Agreement. If the Company wishes to terminate this Agreement pursuant to Section 9.01(b), (c) or (e), the Company shall deliver to Parent a written notice stating that the Company is terminating this Agreement and setting forth a brief description of the basis on which the Company is terminating this Agreement.

9.03 Effect on Obligations. Termination of this Agreement pursuant to this Article 9 shall terminate all rights and obligations of the parties hereunder and none of the parties shall have any liability to any of the other parties hereunder, except that Article 12, the last sentence of Section 4.03, the Confidentiality Agreement and this Section 9.03 shall remain in effect; provided, however, that neither the Company nor Parent shall be relieved of any obligation or liability arising from its prior breach of a representation, warranty, covenant or obligation or the failure of any of its representations or warranties to be true and correct as of the date of this Agreement or the particular date of such representation or warranty if such date is other than the date of this Agreement or any update thereof as of the Closing Date.

ARTICLE 10

SURVIVAL; INDEMNIFICATION

10.01 Survival of Representations, Warranties and Covenants.

(a) The representations and warranties made by the Company (including the representations and warranties set forth in Article 2), the covenants made by the Company with respect to actions to be taken at or prior to the Closing and the indemnity set forth in Section 10.02 shall survive the Closing and shall expire eighteen (18) months from the earlier of the Closing Date or the Deemed Closing Date; provided, however, that if, at any time prior to the date that is eighteen (18) months from the earlier of the Closing Date or the Deemed Closing Date, any Parent Indemnitee (acting in good faith) delivers to the Stockholder Representative a written notice alleging the existence of an inaccuracy in or a breach of any of the representations and warranties made by the Company or covenants made by the Company with respect to actions to be taken prior to the Closing (and setting forth in reasonable detail the basis for such Parent Indemnitee’s belief that such an inaccuracy or breach may exist) or the likely assertion of a claim by a taxing authority based on a specific written or oral threat made by such taxing authority related to Taxes for a Pre-Closing Period pursuant to a Tax audit, examination, compliance check or similar procedure that is ongoing and asserting a claim for recovery under Section 10.02 based on such alleged inaccuracy or breach or likely Tax, then the claim asserted in such notice shall survive the date that is eighteen (18) months from the earlier of the Closing Date or the Deemed Closing Date until such time as such claim is fully and finally resolved.

(b) The representations and warranties made by Parent and Merger Sub and the covenants made by Parent and Merger Sub with respect to actions to be taken at or prior to the Closing and the indemnity set forth in Section 10.04 shall survive the Closing and shall expire on the date that is eighteen (18) months from the earlier of the Closing Date or the Deemed Closing Date; provided, however, that if, at any time prior to the date that is eighteen (18) months from the earlier of the Closing Date or the Deemed Closing Date, any Company Indemnitee (acting in good faith) delivers to Parent or the Merger Sub a written notice alleging the existence of an inaccuracy in or a breach of any of the representations and warranties made by Parent or Merger Sub or covenants made by Parent or Merger Sub with respect to actions to be taken prior to the Closing (and setting forth in reasonable detail the basis for such Company Indemnitee’s belief that such an inaccuracy or breach may exist) and asserting a claim for recovery under Section 10.04 based on such alleged inaccuracy or breach, then the claim asserted in such notice shall survive the date that is eighteen (18) months from the earlier of the Closing Date or the Deemed Closing Date until such time as such claim is fully and finally resolved.

(c) The representations, warranties, covenants and obligations of the Company and the rights and remedies that may be exercised by the Parent Indemnitees shall not be limited or otherwise affected by or as a result of any information furnished to, or any investigation made by or knowledge of, any of the Parent Indemnitees or any of their Representatives.

(d) The representations, warranties, covenants and obligations of Parent and the Merger Sub, and the rights and remedies that may be exercised by the Company Indemnitees shall not be limited or otherwise affected by or as a result of any information furnished to, or any investigation made by or knowledge of, any of the Company Indemnitees or any of their Representatives.

10.02 Indemnification of Parent Indemnitees.

(a) From and after the Effective Time (but subject to Sections 10.01(a), 10.02(b) and 10.05), each of the Parent Indemnitees shall be held harmless and indemnified from and against, and compensated and reimbursed for, any Damages which are directly or indirectly suffered or incurred by any of the Parent Indemnitees or to which any of the Parent Indemnitees may otherwise become subject (regardless of whether or not such Damages relate to any third party claim) and which arise from or as a result of, or are directly or indirectly connected with: (i) any inaccuracy in or breach of any representation or warranty by the Company set forth in Article 2; (ii) any breach of any covenant, agreement or obligation of the Company in this Agreement; (iii) Taxes that relate to Pre-Closing Periods and that portion of a Straddle Period that ends on the Effective Time, to the extent that such Taxes have not been taken into account for purposes of determining the Merger Consideration and all adjustments thereto pursuant to this Agreement (and for the avoidance of doubt, notwithstanding anything else in this Agreement, a decrease in the amount or limitation on the availability of Tax any net operating loss or capital loss or net operating loss carryforward or capital loss carryforward shall not be treated as Damages); (iv) any payment required to be made to any Dissenting Stockholder in excess of the Merger Consideration allocable to such Dissenting Stockholder pursuant to this Agreement; (v) any (A) failure by TMG to satisfy valid indemnification claims made under the TMG Transfer Agreement, (B) obligation of the Company or of its Subsidiaries to indemnify any other Person in connection with the TMG Interest Transfer Agreement or otherwise in connection with the TMG Distribution, (C) liability of the Company or of its Subsidiaries for TMG Excluded Liabilities to the extent that they were not accrued for in full in the Final NTAV, and (D) breach of any covenant or agreement in the TMG Transfer Agreement or the TMG Interest Transfer Agreement by the Company or any of its Subsidiaries prior to the Closing; and (vi) any other amount Parent is entitled to recover from the Escrow Account pursuant to this Agreement or any Ancillary Document. For avoidance of doubt, the indemnification of Parent Indemnitees hereunder shall not be made by the Company, Parent or any other Affiliate of Parent. The Parent Indemnitees may assert any claims against, and have any Damages satisfied from, the Indemnity Escrow Account and/or TMG Escrow Account, as applicable, reducing the Company Stockholders’ interest therein, in accordance with the Escrow Agreement.

(b) Notwithstanding anything to the contrary herein, except as set forth in this Section 10.02(b), (i) the amount recoverable by the Parent Indemnitees for Damages under this Article 10 other than under Section 10.02(a)(v) shall not exceed, in the aggregate, Fifteen Million Dollars ($15,000,000) (the “Indemnification Cap”), (ii) the amount recoverable by the Parent Indemnitees for Damages under Section 10.02(a)(v) shall not exceed, in the aggregate, Five Hundred Thousand Dollars ($500,000), and (iii) the Parent Indemnitees shall not be entitled to recover any amount for indemnification claims pursuant to Section 10.02(a) until such time as the total amount of all Damages that have been directly or indirectly suffered or incurred by any one or more of the Parent Indemnitees, or to which any one or more of the Parent Indemnitees has or have otherwise become subject, exceeds One Million Five Hundred Thousand Dollars ($1,500,000) in the aggregate (the “Basket”), at which time the Parent Indemnitees, subject to the provisions of this Section 10.02(b), shall be entitled to be indemnified against, and compensated and reimbursed for, the amount of such Damages exceeding the Basket. The limitation in (iii) above shall not apply (A) with respect to the Final NTAV Shortfall, (B) with respect to Section 10.02(a)(v), and (C) to any payment required to be made to any Dissenting Stockholders in excess of the Merger Consideration allocable to such Dissenting Stockholders pursuant to this Agreement. The Parent Indemnitees’ recovery for Damages pursuant to the indemnification provisions of this Section 10.02 shall be limited to recovery from the Indemnity Escrow Account or the TMG Escrow Account, as applicable, pursuant to the Escrow Agreement, which shall be the Parent Indemnitees’ sole source of recovery for indemnification claims made under this Article 10, and no claim for indemnification shall be asserted against the stockholders of the Company.

10.03 Taxes.

(a) Parent and the Stockholder Representative shall, to the extent permitted by applicable Law, cause each Tax period of the Company that begins on or before the Closing Date to end as of the end of the day on the Closing Date.

(b) The Parent shall cause to be prepared and timely filed all Tax Returns of the Company for Tax periods that end on or before the Closing Date (a “Pre-Closing Period”) that are due (taking into account extensions) after the Closing Date and all Straddle Periods. All such Pre-Closing Period Tax Returns and Tax Returns relating to Straddle Periods shall be prepared on a basis consistent with the past practices of the Company, unless otherwise required by Law. The Parent shall provide copies of all such Pre-Closing Period Tax Returns and Tax Returns relating to Straddle Periods at least fifteen (15) days before filing for Stockholder Representative’s review and comment. The Stockholder Representative shall have ten (10) days to comment on each such Tax Return described in this Section 10.03(b). If the Stockholder Representative delivers written comments to the Parent within the applicable ten-day period, the Parent shall consider such written comments in good faith, and Parent and the Stockholder Representative shall negotiate in good faith in order to resolve any material disputes with respect to such Tax Return.

(c) For purposes of computing NTAV, the following rules of apportionment shall apply: (i) real and personal property Taxes for the taxable period that includes the Closing Date shall be prorated between the stockholders of the Company and Parent, with such Taxes being borne by the stockholders based on the ratio of the number of days in the relevant period prior to and including the Closing Date to the total number of days in the actual taxable period with respect to which such Taxes are assessed, and being borne by Parent based on the ratio of the number of days in the relevant period after the Closing Date to the total number of days in the actual taxable period with respect to which such Taxes are assessed, irrespective of when such Taxes are due, become a lien or are assessed; (ii) sales and use Tax shall be deemed to accrue as property is purchased, sold, used, or transferred; and (iii) all other Taxes shall accrue in accordance with GAAP, except for income Tax or Tax measured by receipts, which shall accrue by way of a closing of the books, as though the relevant taxable period had ended on the Closing Date. In addition, for purposes of computing NTAV there shall not be taken into account any Taxes arising on the Closing Date attributable to any actions or events, not in the ordinary course of business, that take place (or are deemed to take place) after the Closing on the Closing Date (including any deemed sale of assets resulting from an election under Section 338 of the Code or any similar provision of state, local or foreign Law).

(d) Parent and the Stockholder Representative shall reasonably cooperate with each other in a timely manner in the preparation and filing of any Tax Returns and the conduct of any Tax audit or other Tax proceeding. Each Party shall execute and deliver such powers of attorney and make available such other documents as are reasonably necessary to carry out the intent of this Section 10.03.

(e) The Company shall retain copies of all reports, returns or records relating to Pre-Closing Periods and Straddle Periods (including, without limitation, supporting schedules and data) until such time as Parent is no longer entitled to any indemnification for Taxes pursuant to Section 10.02.

(f) No amended Tax Return of the Company with respect to any Pre-Closing or Straddle Period shall be filed unless required by Law until the expiration of the Escrow Period.

10.04 Indemnification of Company Indemnitees.

(a) From and after the Effective Time (but subject to Sections 10.01(b), 10.04(b) and 10.05), Parent shall hold harmless and indemnify each of the Company Indemnitees from and against, and shall compensate and reimburse each of the Company Indemnitees for, any Damages which are directly or indirectly suffered or incurred by any of the Company Indemnitees or to which any of the Company Indemnitees may otherwise become subject (regardless of whether or not such Damages relate to any third party claim) and which arise from or as a result of, or are directly or indirectly connected with: (i) any inaccuracy in or breach of any representation or warranty set forth in Article 3; or (ii) any breach of any covenant, agreement or obligation of Parent or Merger Sub in this Agreement.

(b) Notwithstanding anything to the contrary herein, (i) the aggregate liability of Parent for Damages under this Article 10 shall not exceed the Indemnification Cap, and (ii) Parent shall not be required to make any indemnification payment pursuant to Section 10.04(a) until such time as the total amount of all Damages that have been directly or indirectly suffered or incurred by any one or more of the Company Indemnitees, or to which any one or more of the Company Indemnitees has or have otherwise become subject, exceeds the Basket, in the aggregate, at which time the Company Indemnitees, subject to the provisions of this Section 10.04(b), shall be entitled to be indemnified against and compensated and reimbursed for the amount of such Damages exceeding the Basket.

10.05 Satisfaction of Indemnification Claim.

(a) Any indemnification payments hereunder shall be treated for all Tax purposes as adjustments to the Merger Consideration.

(b) With respect to any claim for indemnification hereunder, each Parent Indemnitee or Company Indemnitee, as applicable, shall use its commercially reasonable efforts to mitigate all Damages upon and after becoming aware of any event or circumstance that gives rise to any Damages with respect to which indemnification may be sought hereunder prior to making any claim for indemnification under this Agreement; provided that the reasonable costs of such mitigation efforts shall be included in the Damages.

(c) No Parent Indemnitee nor any Company Indemnitee shall be entitled to recover, and no Damages suffered by any Parent Indemnitee or Company Indemnitee shall include, and no Indemnitor shall be liable under any circumstances for any Damages that relates directly or indirectly to: the passage of, or any change in, after the Closing, any Laws, including any increase in the rates of Taxes or any withdrawal or relief from any Taxes not actually in effect at the Closing Date.

(d) In the event any Parent Indemnitee is entitled to indemnification under this Article 10, such Parent Indemnitee shall receive a cash payment from the TMG Escrow Account or the Indemnity Escrow Account, as applicable, in the amount for which such Parent Indemnitee is entitled to be indemnified. In the event Parent shall have any liability to any Company Indemnitee under this Article 10, such Damages shall be paid to the Company Indemnitee in a cash payment. In calculating the amount of any Damages hereunder, the amount of Damages shall be reduced by any net Tax benefit actually realized by the Indemnitee during the Escrow Period by reason of the accrual, incurrence or payment of any such Damages (including, where

Parent is the Indemnitee any such benefit realized by Parent, the Company or its Affiliates). In no event shall any stockholder of the Company have any liability to any Parent Indemnitee; provided, however, that nothing herein shall limit the Parent Indemnitees’ ability to satisfy claims from the TMG Escrow Account or the Indemnity Escrow Account.

10.06 Defense of Third Party Claims.

(a) The Indemnitee will give prompt written notice to the Indemnitor of any claim made by a third party against the Indemnitee which such Indemnitee discovers or of which it receives notice after the Closing and which might give rise to a claim by it for indemnification under Article 10 hereof, stating the nature, basis and (to the extent known) amount thereof, which written notice shall be accompanied by a copy of the written notice of the third party claimant to the Indemnitee asserting the third party claim, if the Indemnitee has received such notice from the third party claimant; provided that failure to give prompt notice shall not jeopardize the right of any Indemnitee to indemnification except to the extent such failure shall have prejudiced the rights of the Indemnitor or the ability of the Indemnitor to defend such claim. The Indemnitee shall deliver to the Indemnitor copies of all other notices and documents (including court papers) received by the Indemnitee relating to the third party claim.

(b) In case of any claim or suit by a third party with respect to which a Parent Indemnitee may be entitled to indemnification under this Article 10 (including, without limitation, a Tax audit or proceeding), the Indemnitor shall be entitled to participate therein, and, to the extent desired by it (but subject to the next sentence), to assume and direct the defense thereof (including to conduct any proceedings or settlement negotiations) and to employ counsel of its own choosing to defend any such claim or demand asserted against the Indemnitee; provided that Indemnitor shall conduct such defense in good faith and with appropriate diligence; provided further that the Indemnitee may continue to participate in the defense of such claim at such Indemnitee’s expense (it being understood that the Indemnitor shall control such defense in such circumstances). Notwithstanding any other provision hereof, with respect to any Major Claim, Parent may, by written notice to the Stockholder Representative, elect to assume and direct the defense of such Major Claim and to employ counsel of its own choosing to defend any such Major Claim or demand asserted against the Indemnitee (it being understood that Parent shall control such defense in such circumstances). If Parent elects to assume and direct the defense of any Major Claim, then, irrespective of any other provision hereof, Parent shall not be entitled to indemnification for 50% of its defense costs and expenses incurred in connection with such Major Claim (e.g., attorneys’, other professional’s and expert’s fees), which unindemnifiable costs and expenses shall be borne by Parent.

(c) In case of any claim or suit by a third party with respect to which a Company Indemnitee may be entitled to indemnification under this Article 10, the Indemnitor shall be entitled to participate therein, and, to the extent desired by it, to assume and direct the defense thereof (including to conduct any proceedings or settlement negotiations) and to employ counsel of its own choosing to defend any such claim or demand asserted against the Indemnitee; provided that Indemnitor shall conduct such defense in good faith and with appropriate diligence; provided further that the Indemnitee may continue to participate in the defense of such claim at such Indemnitee’s expense (it being understood that the Indemnitor shall control such defense in such circumstances).

(d) Prior to the time the Indemnitee is notified by the Indemnitor as to whether the Indemnitor will assume the defense of such third party claim, the Indemnitee shall take all steps reasonably necessary to timely preserve the collective rights of the parties with respect to such third party claim, including responding timely to legal process. If the Indemnitor is not entitled to, has declined to, or does not assume control of the defense of such a third party claim (or has failed to notify the Indemnitee of its election to defend such third party claim) within thirty (30) days of the Indemnitor’s receipt of notice of such claim, then the Indemnitee may notify the Indemnitor in writing that it elects to employ separate counsel at the Indemnitor’s expense, in which case, the Indemnitor shall not have the right to assume the defense of such claim on behalf of the Indemnitee (it being understood that the Indemnitee shall control such defense in all such circumstances). After notice from the Indemnitor to the Indemnitee of the election to assume the defense of such a claim in accordance with Section 10.06(b) or 10.06(c), as applicable, the Indemnitor will not be liable to the Indemnitee for any legal or other expenses subsequently incurred by the Indemnitee in connection with the defense thereof, unless the Indemnitor is not entitled, or has declined, to actually assume the defense thereof following notice of such election as provided herein. Regardless of which party assumes the defense of such a third party claim, the Indemnitee and the Indemnitor will render to each other such assistance as may reasonably be required of each other in order to insure proper and adequate defense of any such third party claim, which shall include providing records and information that are relevant to such claim and making employees and officers available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder and to act as a witness or respond to legal process. Regardless of whether or not the Indemnitor actually assumes the defense of the Indemnitee, the Indemnitee will not make any admission of liability, settlement, compromise or discharge of any such claim or consent to the entry of any judgment without the written consent of the Indemnitor, which consent shall not be unreasonably withheld or delayed, or unless such settlement, compromise or discharge includes the unconditional release of the Indemnitor. Further, in the case where the Indemnitor assumes the defense of any such third party claim, the Indemnitor shall not: (i) make an admission of liability; or (ii) make any settlement, compromise or discharge of any such claim or consent to the entry of judgment which (a) does not include the unconditional release of the Indemnitee or (b) contains any provisions or remedies binding upon the Indemnitee other than the payment of money damages that are to be fully reimbursed by the Indemnitor (in the case of a claim by a Parent Indemnitee, without recourse to any portion of any escrow subject to any outstanding claim for indemnification), in each case of clauses (a) and (b) without the written consent of the Indemnitee, which consent shall not be unreasonably withheld or delayed.

10.07 Insurance Proceeds and Other Recoveries. At the request of the Stockholder Representative, the Company shall make a claim under any insurance policy of the Company in effect at the Effective Time (and still available to cover any Damages) relating to Damages for which Parent is entitled to indemnification under Section 10.02. If the insurer under such policy either pays or agrees to pay (and actually pays during the Escrow Period) any amount with respect to such claim within ninety (90) days from the date that such claim is made to the insurer, then the amount of Damages for which the Parent Indemnitees have made claims against the Indemnity Escrow Account or the TMG Escrow Account hereunder shall be reduced by the amount of such payment. In the event that any Parent Indemnitee is entitled to indemnification for Damages pursuant to a claim made under Section 10.02, and such Parent

Indemnitee receives any proceeds, benefits or recoveries from any third party with respect to such claim prior to payment of such claim from the Indemnity Escrow Account or the TMG Escrow Account, then the amount of Damages for which the Parent Indemnitee shall be entitled to be indemnified under Section 10.02 shall be reduced by the amount of any such proceeds, benefits or insurance proceeds, and if such Parent Indemnitee receives any proceeds, benefits or recoveries from any third party with respect to such claim for Damages after payment of such claim from the Indemnity Escrow Account or the TMG Escrow Account, then such Parent Indemnitee shall pay the amount of such proceeds, benefits or recoveries to the Stockholder Representative for distribution to the stockholders of the Company. This Section 10.07 shall not obligate the Surviving Corporation or any Parent Indemnitee to continue any insurance policies of the Company after the Effective Time or to take any action with respect to any claims made by any Parent Indemnitee including, without limitation, the pursuit of insurance claims or the institution of proceedings against any third party.

10.08 Remedies. To the extent that the Closing occurs, the foregoing indemnification provisions in this Article 10 shall provide the sole and exclusive remedy any party may have for any breach of a covenant, agreement, representation or warranty set forth in this Agreement; provided, however, that nothing in this Agreement or any Ancillary Document shall preclude any Person from bringing, or in any way limit a Person’s ability to bring, an action or recover for fraud against any Person or in any way limit the loss recoverable by such Person in such action; and provided, further, that this Section 10.08 shall in no way limit a party’s ability to enforce its rights in the event that the Closing does not occur.

ARTICLE 11

DEFINITIONS; RULES OF CONSTRUCTION

11.01 Definitions. For purposes of this Agreement, the following terms shall have the following meanings:

“Accounting Expert” has the meaning given to it in Section 1.09(d).

“Acquisition Transaction” means any transaction or series of transactions involving:

(a) any merger, consolidation, amalgamation, share exchange, business combination, issuance of securities, acquisition of securities, recapitalization, tender offer, exchange offer or other similar transaction (i) in which the Company or any Subsidiary is a constituent corporation, (ii) in which a Person or “group” (as defined in the Securities Exchange Act of 1934, as amended, and the rules promulgated thereunder) of Persons directly or indirectly acquires beneficial or record ownership of securities representing more than fifteen percent (15%) of the outstanding securities of any class of voting securities of the Company or any Subsidiary, or (iii) in which the Company or any Subsidiary issues securities representing more than fifteen percent (15%) of the outstanding securities of any class of voting securities of it;

(b) any sale, lease, exchange, transfer, license, acquisition or disposition of any business or businesses or assets that constitute or account for fifteen percent (15%) or more of the consolidated net revenues, net income or assets of the Company (excluding any parent of the Company and any subsidiary thereof that is not a subsidiary of the Company); or

(c) any liquidation or dissolution of the Company or any Subsidiary.

“Action” has the meaning given to it in Section 5.02(a).

“Affiliate” of a Person means any Person who directly or indirectly through one or more intermediaries Controls or is Controlled by or is under common Control with the specified Person.

“Agreement” has the meaning given to it in the preamble hereto.

“Ancillary Document” means any agreement, certificate or other document executed at or prior to the Closing in connection herewith.

“Applicable Regulation” means any applicable rules, bylaws, agreements, regulations, requirements, qualifications, orders, guidelines, operating circulars and other documents of any Governmental Authority to which the Company and its Subsidiaries are subject or otherwise bound in connection with their Products or services including, without limitation, (a) the rules of the National Automated Clearing House Association and regional Automated Clearing House Associations; and (b) the rules of any bank, network, system, services provider, or credit card or charge card association governing payment and/or collection transactions.

“Audited Financial Statements” has the meaning given to it in Section 2.05(a).

“Basket” has the meaning given to it in Section 10.02(b).

“Business Day” means any day that is not a Saturday, Sunday, legal holiday or other day on which banks are required to be closed in Minneapolis, Minnesota or New York, New York.

“Certificate of Merger” has the meaning given to it in Section 1.03.

“Class A Shares” has the meaning given to it in Section 2.01(a).

“Class B Shares” has the meaning given to it in Section 2.01(a).

“Class C Shares” has the meaning given to it in Section 1.07(a).

“Closing” has the meaning given to it in Section 1.02.

“Closing Date” has the meaning given to it in Section 1.02.

“Closing NTAV” has the meaning given to it in Section 1.09(c).

“COBRA” means the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended, Section 4980B of the Code, Title I Part 6 of ERISA, and any similar state group health plan continuation law, together with the rules and regulations promulgated thereunder.

“Code” means the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder.

“Company” means H-G Holdings, Inc., a Delaware corporation.

“Company Employee Amounts” means the sum of the Performance Unit Amounts and the Sale Bonus Amounts.

“Company Employee Plans” has the meaning given to it in Section 2.14(b).

“Company Employees” has the meaning given to it in Section 6.03.

“Company Indemnified Party” has the meaning given to it in Section 5.02(a).

“Company Indemnitee” means the following Persons: (a) the stockholders of the Company; (b) the Representatives of the stockholders of the Company; and (c) the successors and assigns of the stockholders of the Company.

“Company Intellectual Property” means any Intellectual Property owned by or licensed to the Company and its Subsidiaries or otherwise used by the Company and its Subsidiaries.

“Company Outside Date” has the meaning given to it in Section 9.01(b).

“Company Source Code” means any source code, or any portion, aspect or segment of any source code, relating to any Company Intellectual Property.

“Company Stockholders” means the holders of Outstanding Shares as of immediately prior to the Effective Time.

“Company Stock Option” has the meaning given to it in Section 1.13.

“Company Stock Plans” has the meaning given to it in Section 1.14.

“Confidentiality Agreement” means the letter agreement, dated March 19, 2007 and amended April 20, 2007, between Parent and the Company.

“Consents” has the meaning given to it in Section 2.08(b).

“Constituent Documents” has the meaning given to it in Section 2.03(b).

“Contract” means any written, oral or other agreement, contract, subcontract, lease, sublease, purchase order, scope of work, understanding, instrument, note, bond, mortgage, indenture, option, warranty, purchase order, license, sublicense, insurance policy, benefit plan, or legally binding commitment or undertaking of any nature.

“Contracting Person” has the meaning given to it in Section 4.02(aa).

“Control” means the power to direct the affairs of an entity by reason of ownership of equity securities, by Contract, or otherwise.

“Copyrights” means copyrights in both published and unpublished works, including, without limitation, all curricula, program materials, compilations, databases and computer programs, manuals and other documentation and all copyright registrations and applications, and all derivatives, translations, adaptations and combinations of the above.

“Damages” means any loss, damage, liability, claim, demand, settlement, suit, action, judgment, award, fine, penalty, fee (including reasonable attorneys’, other professional’s and expert’s fees), charge, cost (including costs of investigation) or expense; provided, however, that “Damages” shall not include (i) any indirect, special, incidental, consequential or punitive damages or (ii) any decrease in the amount or limitation on the availability of any Tax net operating loss or capital loss or net operating loss carryforward or capital loss carryforward; provided that for purposes of clarity, third party consequential “Damages” for which Parent or the Surviving Company are or become liable shall be considered “Damages” for purposes hereof.

“Deemed Closing Date” means the earliest date occurring at least 60 days after the date of this Agreement on which the following conditions are satisfied:

(i) the representations and warranties of the Company contained herein that are subject to “Material Adverse Effect” qualifiers shall be true and correct in all respects on and as of such date (or, if made as of a specified date, as of such specified date), and the representations and warranties of the Company contained herein that are not subject to “Material Adverse Effect” qualifiers shall be true and correct in all respects on and as of such date (or, if made as of a specified date, as of such specified date), except where the failure to be true and correct would not have a Material Adverse Effect, in each case with the same effect as though made on and as of such date (or, if made as of a specified date, as of such specified date), except as otherwise expressly contemplated hereby;

(ii) each covenant and obligation that the Company is required to comply with or to perform at or prior to such date shall have been complied with and performed in all material respects;

(iii) no Law or final, non-appealable Order that prohibits Parent or Merger Sub from consummating the transactions contemplated hereby shall be in effect (other than any such Law or Order relating to applicable antitrust and competition Laws);

(iv) all Consents from Governmental Authorities (other than under applicable antitrust and competition Laws) that shall be required, if any, in order to enable Parent and Merger Sub to consummate the transactions contemplated hereby shall have been obtained (except for such Consents from Governmental Authorities the absence of which would not prohibit consummation of such transactions or render such consummation illegal); and

(v) aside from any litigation or proceeding under applicable antitrust and competition Laws, no litigation or proceeding shall be pending against the Company which is likely to have the effect of permanently enjoining or preventing the Company from consummating the Merger in accordance with and subject to the terms of this Agreement and the Ancillary Agreements, and no such injunction shall be outstanding.

“Derivative Work” means a work that is based upon one or more preexisting works, such as a revision, enhancement, modification, abridgement, condensation, expansion or any other form in which such preexisting works may be recast, transformed or adapted, and which, if prepared without authorization of the owner of the copyright in such preexisting work, would constitute a copyright infringement. As used in this Agreement, a Derivative Work shall also include any compilation that incorporates such a preexisting work as well as translation from one human language to another and from one type of code to another.

“DGCL” means the General Corporation Law of the State of Delaware.

“Disclosure Schedule” means the disclosure statement delivered by the Company to Parent and Merger Sub in connection herewith; the Disclosure Schedule is incorporated herein by reference.

“Dissenting Shares” means any Outstanding Shares that are issued and outstanding immediately prior to the Effective Time and in respect of which appraisal rights shall have been perfected in accordance with the DGCL in connection with the Merger.

“Dissenting Stockholders” has the meaning given to it in Section 1.11.

“Effective Time” has the meaning given to it in Section 1.03.

“Employee Pension Benefit Plan” has the meaning given to it in Section 3(2) of ERISA.

“Employee Welfare Benefit Plan” has the meaning given to it in Section 3(1) of ERISA.

“Encumbrance” means any lien, pledge, hypothecation, charge, mortgage, security interest, encumbrance, claim, escrow, infringement, interference, option, right of first refusal, preemptive right, community property interest or restriction of any nature (including any restriction on the voting of any security, any restriction on the transfer of any security or other asset, any restriction on the receipt of any income derived from any asset, any restriction on the use of any asset and any restriction on the possession, exercise or transfer of any other attribute of ownership of any asset but not including any restrictions imposed by applicable securities Laws).

“Entity” means any corporation (including any non-profit corporation), general partnership, limited partnership, limited liability partnership, joint venture, estate, trust, company (including any company limited by shares, limited liability company or joint stock company), firm, society or other enterprise, association, organization or entity.

“Environmental Laws” means all Laws concerning pollution or protection of the environment, including all those relating to the presence, use, production, generation, handling, transportation, treatment, storage, disposal, distribution, labeling, testing, processing, discharge, release, threatened release or cleanup of any Hazardous Materials.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended and the rules and regulations promulgated thereunder.

“ERISA Affiliate” means any Person that is a member of a “controlled group of corporations” with, or is under “common control” with, or is a member of the same “affiliated service group” with the Company or any of its Subsidiaries, as defined in Section 414 of the Code.

“Escrow Accounts” means the Indemnity Escrow Account, the TMG Escrow Account and the Expense Escrow Account.

“Escrow Agent” has the meaning given to it in Section 1.10.

“Escrow Period” has the meaning given to it in Section 1.10.

“Escrowed Amount” has the meaning given to it in Section 1.10.

“Estimated NTAV” has the meaning given to it in Section 1.09(b).

“Estimated NTAV Excess” means the amount, if any, by which the Estimated NTAV is greater than the Target NTAV.

“Estimated NTAV Shortfall” means the amount, if any, by which the Estimated NTAV is less than the Target NTAV.

“Expense Escrow Account” has the meaning given to it in Section 1.10.

“FAR” means the Federal Acquisition Regulation.

“Final NTAV” has the meaning given to it in Section 1.09(d).

“Final NTAV Excess” means the amount, if any, by which the Final NTAV is greater than the Estimated NTAV.

“Final NTAV Shortfall” means the amount, if any, by which the Final NTAV is less than the Estimated NTAV, plus fees and expenses of the Accounting Expert, if any.

“Financial Statements” has the meaning given to it in Section 2.05(a).

“FTC” means the Federal Trade Commission.

“Furnishing Party” has the meaning given to it in Section 6.01(d).

“GAAP” means generally accepted accounting principles as in effect in the United States from time to time.

“Gelco” means Gelco Information Network, Inc., a Minnesota corporation.

“Government Bids” has the meaning given to it in Section 2.25(b).

“Government Contract” means any Contract with a Governmental Authority either as prime contractor or subcontractor at any tier to which the Company or any Subsidiary is a party as of the date of this Agreement, including but not limited to any indefinite delivery/indefinite quantity contract, firm-fixed-price contract, schedule contract, blanket purchase agreement, or task or delivery order.

“Governmental Authority” means any: (a) nation, state, commonwealth, province, territory, county, municipality, district or other jurisdiction of any nature; (b) federal, state, local, regional, municipal, foreign or other government; or (c) governmental or quasi-governmental authority of any nature (including any governmental division, department, agency, commission, instrumentality, official, ministry, fund, foundation, center, bureau, agency, court, organization, unit, body or Entity and any court or other tribunal).

“Hazardous Materials” means all hazardous materials, substances or wastes, chemical substances or mixtures, pesticides, pollutants, contaminants, toxic chemicals, petroleum products or byproducts, asbestos or polychlorinated biphenyls.

“HIPAA” means the Health Insurance Portability & Accountability Act of 1996, as amended and the rules and regulations promulgated thereunder.

“Holdback Amount” has the meaning given to it in Section 1.09(f).

“HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

“Indemnification Cap” has the meaning given to it in Section 10.02(b).

“Indemnitee” means the party seeking indemnification pursuant to Article 10; provided that for procedural purposes only, (i) Parent shall be entitled to take all actions of the Parent Indemnitees on behalf of such Parent Indemnitees (and which actions will be binding upon such Parent Indemnitees), and (ii) the Stockholder Representative shall be entitled to take all actions of the Company Indemnitees on behalf of such Company Indemnitees (and which actions will be binding upon such Company Indemnitees).

“Indemnitor” means the party required to provide indemnification pursuant to Article 10; provided that for procedural purposes only, in the case where the Indemnitee is a Parent Indemnitee, the Stockholder Representative shall be entitled to take all actions of the Company Stockholders as Indemnitor on behalf of the Company Stockholders (and which actions will be binding upon such Company Stockholders), it being understood that the designation of the Stockholder Representative as an Indemnitor is for procedural purposes only and shall not in any way impact the provisions of Section 10.02(b), which limits recovery by the Parent Indemnitees to the moneys held in the Indemnity Escrow Account or the TMG Escrow Account, as applicable.

“Indemnity Escrow Account” has the meaning given to it in Section 1.10.

“Initial Merger Consideration” means the Merger Consideration less (i) the Escrowed Amount and (ii) the Holdback Amount.

“Insurance Policies” has the meaning given to it in Section 2.16.

“Intellectual Property” means (a) any patent, mark (whether registered or unregistered), or copyright (whether registered or unregistered), including but not limited to: (i) Internet domain names, trademarks, service marks, trade names, trade dress, logos, packaging design, slogans, fictitious business name, and all registrations and applications therefor, all goodwill related thereto and all common law rights relating thereto; (ii) inventions (whether patentable or not), invention disclosures, improvements, trade secrets, proprietary information, know-how, confidential or proprietary information, technology, technical data, business process methodologies and all documentation relating to any of the foregoing; (iii) patents and patent applications, patent rights, foreign counterparts, and all reissues, reexaminations; divisions, renewals, extensions, provisionals, continuations and continuations-in-part thereof; (iv) copyrights, copyright registrations and applications therefor, all curricula, program materials, compilations, databases and computer programs, manuals and other documentation, and all derivatives, translations, adaptations and combinations of the above, and all other rights corresponding thereto; and (v) mask works, mask registrations and applications therefor, customer list, franchise, system, computer software, computer program, source code, model, algorithm, formula, design, blueprint, schematic, flow chart, strategy, prototype, technique, engineering drawing, research in progress, Beta testing procedure, Beta testing result, proprietary product, technology, proprietary right or other intellectual property right or intangible asset; (b) or proprietary rights relating to any of the foregoing and goodwill, franchises, licenses, permits, consents, approvals, and claims of infringement against third parties or (c) right to use or exploit any of the foregoing.

“Interim Financial Statements” has the meaning given to it in Section 2.05(a).

“Jupiter” has the meaning given to it in the preamble hereto.

“Justice Department” means the United States Department of Justice Antitrust Division.

“Knowledge” of the Company means that either of the following individuals is actually aware of a fact or other matter: Karen Beckwith and Thomas Goodmanson after reasonable inquiry of his or her direct or indirect reports down to the level of Vice President having supervisory responsibility for the applicable functional area to which such matter relates.

“Law” or “Laws” means any federal, state, local, municipal, foreign or other law, statute, constitution, principle of common law, resolution, ordinance, code, edict, decree, rule, regulation, ruling or requirement issued, enacted, adopted, promulgated, implemented or otherwise put into effect by or under the authority of any Governmental Authority.

“Liability” has the meaning given to it in Section 2.10.

“Litigation” means any action, suit, litigation, arbitration, proceeding (including any civil, criminal, administrative, investigative or appellate proceeding), hearing, inquiry, audit, examination or investigation commenced, brought, conducted or heard by or before, or otherwise involving, any court or other Governmental Authority or any arbitrator or arbitration panel.

“Losses” has the meaning given to it in Section 5.02(a).

“Major Claim” means a claim or suit by a third party against a Parent Indemnitee in which such third party (i) seeks monetary damages in excess of the amount remaining in the applicable Escrow Account less the sum of the amount subject to any other claims outstanding with respect to such Escrow Account (such lesser amount the “Available Escrow Account”), (ii) seeks unspecified damages that Parent reasonably believes are likely to exceed the applicable Available Escrow Account, or (iii) seeks non-monetary relief other than relief that is immaterial to Parent, the Company and their Subsidiaries, taken as a whole including without limitation by virtue of its impact on their condition (financial or otherwise), properties, assets (including intangible assets), business, operations or results of operations; provided, however, that in the case of a Tax claim or audit the amount of monetary damages sought shall be deemed to be a claim for monetary damages of $1,000 until such time as the relevant taxing authority provides a written claim for a specified amount of underpayment and thereafter will be the amount specified plus any applicable interest to such date.

“Marks” means trade names, trade dress, Internet domain names, registered and unregistered trademarks and service marks and related registrations and applications for registration and all common law rights relating thereto.

“Material” means material to the Company and the Subsidiaries taken as a whole.

“Material Adverse Effect” means any circumstance, event, change or effect that, either individually or in the aggregate, has a materially adverse effect on the condition (financial or otherwise), properties, assets (including intangible assets), business, operations or results of operations of the Company and the Subsidiaries, taken as a whole, but excluding any adverse effect resulting from or relating to (i) general political or economic conditions, general financial and capital market conditions (including interest rates) or general effects on any of the industries in which the Company or any of the Subsidiaries operates, or, in each case, any changes therein (including as a result of (x) an outbreak or escalation of hostilities involving the United States or any other country or the declaration by the United States or any other country of a national emergency or war, or (y) the occurrence of any other calamity or crisis (including any act of terrorism)), provided that such adverse effect does not affect the Company in a substantially disproportionate manner, (ii) any changes in Law, GAAP or any authoritative interpretations thereof, (iii) the public announcement or the becoming public of the transactions contemplated by this Agreement (other than the TMG Distribution), including any employee attrition and any impact on revenues or relationships with suppliers and customers, to the extent they arise from such public announcement or becoming public, (iv) any failure to meet the Company’s internal forecasts or projections, (v) any action taken or failed to be taken by the Company or any of its Affiliates or representatives at the written request of Parent or that is required or expressly contemplated by this Agreement, or (vi) any action taken by the Parent or any of its Affiliates or representatives.

“Material Contracts” has the meaning given to it in Section 2.09(a).

“Merger” has the meaning given to it in Section 1.01.

“Merger Consideration” has the meaning given to it in Section 1.06.

“Merger Sub” means Northstars Acquisition Corporation, a Delaware corporation, which is a wholly owned subsidiary of Parent.

“Net Tangible Asset Value” means: (a) the total tangible assets of the Company (excluding the deferred tax asset and net debt issuance costs) expressed on a consolidated basis (after giving effect to the TMG Distribution, excluding any parent of the Company and any subsidiary thereof that is not a subsidiary of the Company, and excluding any goodwill and intangible assets) plus the amount of capitalized software, as of the Closing Date, calculated in accordance with GAAP applied on a basis consistent with past preparation (so long as and only in the event that such preparation conforms with GAAP); minus (b) the total liabilities of the Company expressed on a consolidated basis (after giving effect to the TMG Distribution, and excluding any parent of the Company and any subsidiary thereof that is not a subsidiary of the Company), as of the Closing Date, calculated in accordance with GAAP applied on a basis consistent with past preparation (so long as and only in the event that such preparation conforms with GAAP).

“New Plans” has the meaning given to it in Section 6.03.

“NTAV Example” has the meaning given to it in Section 1.09(b).

“NTAV Statement” has the meaning given to it in Section 1.09(c).

“Old Plans” has the meaning given to it in Section 6.03.

“Order” means any award, decision, injunction, judgment, order, ruling, subpoena, or verdict entered, issued, made, or rendered by any court, administrative agency, or other Governmental Authority or by any arbitrator.

“Other Employee Payments” means the sum, under the terms in effect as of the Effective Time, of (a) the aggregate of all retention or similar payments owing by the Company or any of its Subsidiaries to any employee or independent contractor under any Company Employee Plan (other than the Company Employee Amounts), and (b) the aggregate of all excise tax gross-up payments owing by the Company or any of its Subsidiaries to any employee or independent contractor on any “excess parachute payment” made in connection with the Closing within the meaning of Section 280G(b)(1) of the Code (or any corresponding provision of state, local or foreign Law) under any Company Employee Plan, in the case of both (a) and (b), including, but not limited to, the Company Employee Plans set forth in Section 2.14 of the Disclosure Schedule and any other plan, program or arrangement of a type described in Section 2.14(b) of this Agreement that is adopted by the Company or any of its Subsidiaries before the Effective Time, and also in the case of both (a) and (b), regardless of whether the payment is to be made at the Effective Time or thereafter, but, in the case of (a) and (b), excluding payments under any Parent Arrangement or any portion of a gross-up payment to the extent caused by or allocable to any Parent Arrangement.

“Outside Date” has the meaning given to it in Section 6.01(d).

“Outstanding Shares” has the meaning given to it in Section 1.07(a).

“Parent” means Concur Technologies, Inc., a Delaware corporation.

“Parent Arrangement” means any compensatory arrangement entered into between Parent or any Affiliate of Parent (excluding the Company and its Subsidiaries), on the one hand, and any employee of the Company or any of its Subsidiaries, on the other hand.

“Parent Indemnitee” means the following Persons: (a) Parent; (b) Parent’s current and future Affiliates (including the Surviving Corporation); (c) the respective Representatives of the Persons referred to in clauses (a) and (b) above; and (d) the respective successors and assigns of the Persons referred to in clauses (a) and (b) above.

“Parent Outside Date” has the meaning given to it in Section 9.01(b).

“Parent 401(k) Plan” has the meaning given to it in Section 6.03.

“Paying Agent” has the meaning given to it in Section 1.08.

“Performance Unit” has the meaning given to it in Section 1.14.

“Performance Unit Amounts” means the aggregate of all outstanding payments owing by the Company or any of the Subsidiaries to the holders of Performance Units in consideration of the cancellation of such Performance Units as provided in Section 1.14 of this Agreement.

“Permits” means all permits, licenses, authorizations, registrations, franchises, approvals, consents, certificates, variances and similar rights from Governmental Authorities.

“Permitted Encumbrances” means (a) Encumbrances for Taxes not yet due and payable or being contested in good faith by appropriate proceedings; (b) workers or unemployment compensation liens arising in the ordinary course of business; (c) mechanic’s, materialman’s, supplier’s, vendor’s or similar liens arising in the ordinary course of business securing amounts that are not delinquent or past due; (d) Encumbrances relating to purchase money security interests arising in the ordinary course of business; (e) zoning ordinances, easements and other restrictions of legal record affecting real property which would be revealed by a survey and would not materially interfere with the value or usefulness of such real property to the business; and (f) other Encumbrances which do not have a Material Adverse Effect.

“Per Share Additional Merger Consideration” has the meaning given to it in Section 1.07(a).

“Per Share Initial Merger Consideration” has the meaning given to it in Section 1.07(a).

“Per Share Merger Consideration” means the Per Share Initial Merger Consideration plus the Per Share Additional Merger Consideration.

“Person” means any individual, corporation, limited liability company, company limited by shares, joint stock company, general partnership, limited partnership, limited liability partnership, joint venture, estate, trust, firm, society or unincorporated association or organization, Governmental Authority or other entity.

“Pre-Closing Period” has the meaning given to it in Section 10.03(b).

“Premium Cap” has the meaning given to it in Section 5.02(c).

“Products” means those products and/or services and related documentation researched, designed, developed, manufactured, marketed, performed, licensed, sold and/or distributed by or at the direction of the Company or any of its Subsidiaries.

“Public Software” means any software that (a) contains, or is derived in any manner (in whole or in part) from, any software that is distributed as free software, open source software (e.g., Linux) or (b) requires as a condition of its use, modification or distribution that it be disclosed or distributed in source code form or made available at no charge. Public Software includes without limitation software licensed under or distributed pursuant to the GNU’s General Public License (GPL) or Lesser/Library GPL, the Mozilla Public License, the Netscape Public License, the Sun Community Source License, the Sun Industry Standards License, the Artistic License (e.g. PERL), the BSD License, the OpenSSL License, and the Apache License, or any license or distribution model similar to any of the foregoing.

“Representatives” means officers, directors, employees, agents, attorneys, accountants, advisors and representatives.

“Sale Bonus Amounts” means the aggregate of all incentive payments owing by the Company or any of the Subsidiaries to employees of the Company or any of the Subsidiaries under the H-G Sale Bonus Plan.

“Scheduled Beneficiaries” has the meaning given to it in Section 1.15.

“Seller Group” has the meaning given to it in Section 6.04.

“Sensitive Information” has the meaning given to it in Section 4.03.

“Shareholder Loan Amounts” means the aggregate of all outstanding amounts owing by the Company for (i) the loans made by Jupiter to the Company in the principal amount of $7,555,982.40 and (ii) the loans made by RIT Capital Partners plc, a UK incorporated company, to the Company in the principal amount of $2,500,000.00, in each case, plus all accrued and unpaid interest thereon to the Closing Date.

“Software” means any computer program, operating system, applications system, firmware or software of any nature, including all object code, source code, comment code, algorithms, routines, menu structures or arrangements, icons, operational instructions, scripts, commands, syntax, screen designs, reports, application programming interfaces, designs, technical manuals, test scripts, user manuals and other documentation therefor, data, data structures, applets, protocols, formats, user interfaces, annotations, programming language or any other language or symbols, and whether stored, encoded, recorded or written on disk, tape, film, memory device, paper or other media of any nature and all databases necessary or appropriate to operate any such computer program, operating system, applications system, firmware or software.

“Stockholder Representative” has the meaning given to it in the preamble hereto.

“Stockholders Agreement” means that certain stockholders agreement of the Company dated October 13, 1994.

“Straddle Period” means a taxable period that begins on or before and ends after the Effective Time.

“Subsidiaries” has the meaning given to it in Section 2.02.

“Surviving Corporation” has the meaning given to it in Section 1.01.

“Target NTAV” has the meaning given to it in Section 1.09(b).

“Tax” means all U.S. and foreign federal, state, county, local, municipal and other taxes, assessments, duties or similar charges, and including all interest, penalties and additions imposed with respect to such amounts, and all amounts payable pursuant to any agreement or arrangement with respect to Taxes and any liability for Taxes of another Person as a transferee or successor (including any liability of that other Person pursuant to U.S. Treasury Regulation 1.1502-6 or any analogous provision of applicable Law).

“Tax Returns” means any return, declaration, report, claim for refund or information return or statement relating to Taxes, including any schedule or attachment thereto and any amendment thereof.

“Third Party Provisions” has the meaning given to it in Section 12.03.

“TMG” means Gelco TMG, LLC, a Delaware limited liability company.

“TMG Business” means the Trade Management Group business, the assets and liabilities of which have been transferred to TMG pursuant to the TMG Transfer Agreement (but excluding assets and liabilities that have not been so transferred).

“TMG Distribution” means (i) the declaration and distribution of a dividend of the TMG Interests by Gelco to H-G Intermediate Holdings, Inc.; (ii) the declaration and distribution of a dividend of the TMG Interests by H-G Intermediate Holdings, Inc. to the Company; (iii) the declaration and distribution of a dividend of the TMG Interests by the Company to the stockholders of the Company; and (iv) any disposition of all issued and outstanding equity interests in TMG if completed prior to the Closing in accordance with the terms of the TMG Interest Purchase Agreement.

“TMG Documents” means the following documents: (i) TMG Transfer Agreement; (ii) Transition Services Agreement by and between Gelco and TMG dated as of June 15, 2007; (iii) Software License Agreement by and between Gelco and TMG dated as of June 15, 2007; (iv) Bill of Sale, Assignment and Assumption Agreement by and among Gelco, Gelco Information Network Canada, Inc. and TMG dated as of June 15, 2007; (v) Trademark Assignment by Gelco in favor of TMG dated as of June 15, 2007; (vi) Amended and Restated Copyright Assignment by Gelco in favor of TMG effective as of June 15, 2007; and (vii) each Separation and Release Agreement by and between Gelco and the other party thereto.

“TMG Escrow Account” has the meaning given to it in Section 1.10.

“TMG Excluded Liabilities” means those liabilities defined as “Excluded Liabilities” under the TMG Transfer Agreement.

“TMG Interest Purchase Agreement” means the Interest Purchase Agreement by and between Gelco and the buyer of the TMG Interests, substantially in the form attached hereto as Exhibit E.

“TMG Interests” means all issued and outstanding equity interests in TMG as of the date hereof or the proceeds thereof (including any rights to amounts deposited in escrow) if such equity interests are disposed of prior to the Effective Time).

“TMG Transfer Agreement” means the agreement dated June 15, 2007, by and among Gelco, Gelco Information Network Canada, Inc. and TMG, as amended by the First Amendment thereto dated as of July 9, 2007.

“Transaction Expenses” means the accrued and unpaid fees and expenses incurred by or on behalf of the Company at or prior to the Effective Time (including the fees and expenses of financial advisors, accountants and counsel and the fee payable to Jupiter pursuant to that certain Transaction Fee Agreement dated as of July 27, 2007 by and between the Company and Jupiter Partners Inc.) in connection with this Agreement and the transactions contemplated hereby (including the TMG Distribution).

“UK Employees” has the meaning given to it in Section 2.14(i).

“UK Pension Schemes” has the meaning given to it in Section 2.14(j).

“Unaudited Financial Statements” has the meaning given to it in Section 2.05(a).

11.02 Rules of Construction. The term “this Agreement” means this Agreement and Plan of Merger together with the Disclosure Schedule and all other Schedules and Exhibits hereto, as the same may from time to time be amended, modified, supplemented or restated in accordance with the terms hereof. The use in this Agreement of the term “including” means “including, without limitation.” The words “herein,” “hereof,” “hereunder” and other words of similar import refer to this Agreement as a whole, including the Disclosure Schedule, the other Schedules and the Exhibits, as the same may from time to time be amended, modified, supplemented or restated, and not to any particular Section, sub-Section, paragraph, subparagraph or clause contained in this Agreement. All references to Sections, the Disclosure Schedule, the other Schedules and the Exhibits mean the Sections of this Agreement, the Disclosure Schedule, the other Schedules and the Exhibits attached to this Agreement, except where otherwise stated. The use herein of the masculine, feminine or neuter forms shall also denote the other forms, as in each case the context may require or permit. The singular or plural includes the other, as the context requires or permits. The language used in this Agreement has been chosen by the parties to express their mutual intent, and no rule of strict construction shall be applied against any party. The inclusion of any fact or item referenced in one Section or sub-Section of the Disclosure Schedule shall be considered disclosed in each and every other Section or sub-Section of the Disclosure Schedule (whether or not an explicit cross-reference appears) if the applicability of such matter to the other Section or sub-Section is reasonably apparent on the face of the Disclosure Schedule.

ARTICLE 12

MISCELLANEOUS

12.01 Entire Agreement. This Agreement (including the Disclosure Schedule and all other Schedules and Exhibits hereto), the Ancillary Documents and the Confidentiality Agreement constitute the sole understanding of the parties with respect to the subject matter hereof. The disclosure of any matter in any Section of or Schedule to this Agreement shall be deemed to be a disclosure for all purposes of this Agreement if the applicability of such matter to such other Section of or Schedule to this Agreement is reasonably apparent on the face of the disclosure, whether or not any Section of the Agreement contains a specific reference to such other Section or Schedule. Any such disclosure shall expressly not be deemed to constitute an admission by the Company to Parent or Merger Sub or to otherwise imply that any such matter is Material for purposes of this Agreement.

12.02 Successors and Assigns. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties hereto; provided, however, that this Agreement may not be assigned by any party without the prior written consent of the other party, except that Merger Sub may, at its election, assign its rights under this Agreement to another direct or indirect wholly owned subsidiary of Parent so long as (a) the representations and warranties of Merger Sub made herein are equally true of such assignee and (b) such assignment does not have any adverse consequences to the Company or any of its Affiliates (including, without limitation, any adverse Tax consequences or any adverse effect on the ability of Parent to timely consummate the transactions contemplated hereby), but no such assignment of this Agreement or any of the rights or obligations hereunder shall relieve Parent or Merger Sub of any of its obligations under this Agreement. Such assignee shall execute a counterpart of this Agreement agreeing to be bound by the provisions hereof as “Merger Sub,” and agreeing to be jointly and severally liable with the assignor and any other assignee for all of the obligations of the assignor hereunder.

12.03 Parties in Interest. Notwithstanding anything contained in this Agreement to the contrary, except for the provisions of Sections 1.08, 1.15 and 5.02 (the “Third Party Provisions”), nothing in this Agreement, express or implied, is intended to confer on any Person other than the parties hereto or their respective heirs, successors, executors, administrators and assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement. The Third Party Provisions may be enforced directly by the stockholders of the Company, the Scheduled Beneficiaries or the Company Indemnified Parties, as applicable.

12.04 Headings. The headings of the Articles, Sections and paragraphs of this Agreement are inserted for convenience only and shall not be deemed to constitute part of this Agreement or to affect the construction hereof.

12.05 Amendment. This Agreement may not be amended or modified except by an instrument in writing signed by Parent, Merger Sub and the Company. This Agreement may be amended by the parties hereto as provided in this Section 12.05 at any time before or after approval of this Agreement by the Company Stockholders, but, after such approval, no amendment will be made which by Law requires the further approval of the Company

Stockholders without obtaining such further approval. Following the Effective Time, this Agreement may be amended by a written agreement executed by (i) beneficial owners of a majority of the Escrow Accounts at such time, (ii) the Stockholder Representative and (iii) Parent.

12.06 Waivers. At any time prior to the Effective Time, each of the Company and Parent, by action taken by its Board of Directors, may, to the extent legally allowed: (a) extend the time for the performance of any of the obligations or other acts of the other; (b) waive any inaccuracies in the representations and warranties made to it contained herein or in any document delivered pursuant hereto; and (c) waive compliance with any of the agreements or conditions for its benefit contained herein. No such extension or waiver will be effective unless signed in writing by the party against whom such extension or waiver is asserted. The waiver by a party of any breach hereof or default in the performance hereof will not be deemed to constitute a waiver of any other default or any succeeding breach or default. The failure of any party to enforce any of the provisions hereof will not be construed to be a waiver of the right of such party thereafter to enforce such provisions.

12.07 Expenses. Except as provided in Section 1.15, each of the Company, on the one hand, and Parent and Merger Sub, on the other hand, shall pay all costs and expenses incurred by such party or on its behalf in connection with this Agreement and the transactions contemplated hereby, including, without limiting the generality of the foregoing, fees and expenses of its financial advisors, accountants and counsel.

12.08 Notices. Any notice, request, instruction or other document to be given hereunder by any party hereto to any other party shall be in writing and shall be given (and will be deemed to have been duly given upon receipt) by delivery in person, by electronic facsimile transmission or other standard forms of written telecommunications, by overnight courier or by registered or certified mail, postage prepaid:

If to Parent or Merger Sub, to:

Concur Technologies, Inc.

18400 NE Union Hill Road

Redmond, WA 98052

Attention: Chief Legal Officer

Facsimile: (425) 497-5930

with a copy to (which shall not constitute notice):

Fenwick & West LLP

Silicon Valley Center

801 California Street

Mountain View, CA 94041

Attention: Robert A. Freedman and David A. Bell

Facsimile: (650) 938-5200

If to Jupiter or to the Company prior to the Effective Time, to:

Jupiter Partners L.P.

12 East 49th Street

36th Floor

New York, NY 10017

Attention: Mr. John Sprague

Facsimile: (212) 300-1001

with a copy to (which shall not constitute notice):

Fried, Frank, Harris, Shriver & Jacobson LLP

One New York Plaza

New York, NY 10004

Attention: Aviva Diamant, Esq.

Facsimile: (212) 859-4000

12.09 Governing Law, Etc. This Agreement shall be construed in accordance with and governed by the laws of the State of New York applicable to agreements made and to be performed wholly within such jurisdiction. Each of the parties hereto hereby irrevocably and unconditionally consents to submit to the exclusive jurisdiction of the courts of the State of New York and of the United States of America in each case located in the County of New York for any Litigation arising out of or relating to this Agreement and the transactions contemplated hereby (and agrees not to commence any Litigation relating thereto except in such courts), and further agrees that service of any process, summons, notice or document by U.S. registered mail to its respective address set forth in Section 12.08 shall be effective service of process for any Litigation brought against it in any such court. Each of the parties hereto hereby irrevocably and unconditionally waives any objection to the laying of venue of any Litigation arising out of this Agreement or the transactions contemplated hereby in the courts of the State of New York or the United States of America in each case located in the County of New York, and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such Litigation brought in any such court has been brought in an inconvenient forum. If the Company commences any Litigation commenced after the Outside Date seeking to enforce Section 6.01(d) this Agreement, Parent shall pay all reasonable fees and related expenses (including costs of experts, evidence and counsel) incurred by the Company in connection with such Litigation as they become due.

12.10 Public Announcements. The Company, the Stockholder Representative, Parent and Merger Sub will consult with each other before issuing any press release or otherwise making any public statement relating to the transactions contemplated hereby, and shall not issue any such press release or make any such public statement without the consent of each other party (which consent shall not be unreasonably withheld or delayed) except as may be required by Law; provided that notwithstanding anything herein or in the Confidentiality Agreement, after the date of this Agreement, Parent may issue such press releases, file a report on Form 8-K or make such other public statements regarding this Agreement or the transactions contemplated hereby as Parent may, in its reasonable discretion (after consultation with counsel), determine, provided that prior to the Effective Time Parent will (i) give the Company reasonable advance notice of such releases, reports and statements and the opportunity to comment thereon and shall

(ii) consult with the Company in good faith and (iii) make all reasonable efforts to come to an agreement with the Company regarding the specific wording of such releases, reports and statements, in each case of (i), (ii) and (iii) to the extent reasonably practicable and provided that such notices, consultations and efforts will be kept strictly confidential by Company, its employees and its Affiliates. The parties agree that the initial press release announcing the transactions contemplated hereby shall be substantially in the form attached hereto as Exhibit G.

12.11 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall for all purposes be deemed to be an original and all of which shall constitute the same instrument.

12.12 Interpretation. The inclusion of any dollar amount in any of the Company’s representations and warranties contained herein shall not be construed as evidence of Materiality for purposes of that or any other representation or warranty of the Company contained herein.

12.13 Invalidity. If any provision of this Agreement is or becomes invalid, illegal or unenforceable in any respect under the law of any jurisdiction: (a) the validity, legality and enforceability under the law of that jurisdiction of any other provision; and (b) the validity, legality and enforceability under the law of any other jurisdiction of that or any other provision, shall not be affected or impaired in any way.

12.14 Specific Performance. The parties hereto agree that if any provision of this Agreement is not performed in accordance with its specific terms or is otherwise breached, irreparable damage would occur, no adequate remedy at law would exist and damages would be difficult to determine, and that the parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or equity.

12.15 Stockholder Representative. Jupiter shall serve as the agent of the stockholders of the Company (except such stockholders, if any, as shall have perfected their appraisal or dissenters’ rights under the DGCL) for purposes of Section 1.09 and Article 10 hereof and the payment of any Unvested Sale Bonus Amounts pursuant to Section 1.07(a). Parent shall be entitled to deal exclusively with the Stockholder Representative on all matters relating to Section 1.09 and Article 10 and the payment of any Unvested Sale Bonus Amounts pursuant to Section 1.07(a), and shall be entitled to rely conclusively (without further evidence of any kind whatsoever) on any document executed or purported to be executed on behalf of any stockholder by the Stockholder Representative, and on any other action taken or purported to be taken on behalf of any stockholder by the Stockholder Representative, as fully binding upon such stockholder. If the Stockholder Representative shall be unable to fulfill its responsibilities as agent of the stockholders, then the stockholders shall, within ten (10) days after such event, appoint a successor agent and, promptly thereafter, shall notify Parent of the identity of such successor. Any such successor shall become the “Stockholder Representative” for purposes of Section 1.09 and Article 10 hereof, the payment of any Unvested Sale Bonus Amounts pursuant to Section 1.07(a) hereof and this Section 12.15.

12.16 Waiver of Jury Trial. EACH OF PARENT, THE COMPANY, MERGER SUB AND THE STOCKHOLDER REPRESENTATIVE HEREBY IRREVOCABLY WAIVES

ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE ACTIONS OF PARENT, THE COMPANY, MERGER SUB OR THE STOCKHOLDER REPRESENTATIVE IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT HEREOF.

IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed on its behalf as of the date first above written.

H-G HOLDINGS, INC.

By:	/s/ Karen T. Beckwith
Name:	Karen T. Beckwith
Title:	President & Chief Executive Officer

CONCUR TECHNOLOGIES, INC.

By:	/s/ S. Steven Singh
Name:	S. Steven Singh
Title:	Chairman & Chief Executive Officer

NORTHSTARS ACQUISITION CORPORATION

By:	/s/ Kyle R. Sugamele
Name:	Kyle R. Sugamele
Title:	President

JUPITER PARTNERS L.P.,
solely as Stockholder Representative

By:	/s/ John A. Sprague
Name:	John A. Sprague
Title:

[Signature Page to Merger Agreement]

Exhibit List

Exhibit A	Voting Agreement

Exhibit B	Certificate of Incorporation

Exhibit C	Letter of Transmittal

Exhibit D	Escrow Agreement

Exhibit E	TMG Interest Purchase Agreement

Exhibit F	Company Counsel Legal Opinion

Exhibit G	Press Release

[Signature Page to Merger Agreement]

EXHIBIT A

VOTING AGREEMENT

VOTING AGREEMENT, dated as of July 27, 2007 between Concur Technologies, Inc., a Delaware corporation (“Parent”), and the undersigned stockholder of H-G Holdings, Inc., a Delaware corporation (the “Company”), that is a party hereto (“Stockholder”).

WHEREAS, in order to induce Parent and Northstars Acquisition Corporation, a wholly owned subsidiary of Parent (“Sub”), to enter into an Agreement and Plan of Merger, dated as of the date hereof (the “Merger Agreement”), with the Company and Jupiter Partners, L.P., a Delaware limited partnership, as representative, Parent has requested Stockholder, and Stockholder has agreed to enter into this Agreement with respect to all shares of capital stock of the Company that such Stockholder owns (as of the date hereof or hereafter acquired) (the “Shares”).

NOW, THEREFORE, in consideration of the foregoing premises and the covenants and agreements set forth in the Merger Agreement and in this Agreement, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE 1

GRANT OF PROXY; VOTING AGREEMENT

Section 1.01. Voting Agreement. The Stockholder hereby agrees that from and after the date hereof and until the earliest to occur of (i) the Effective Time under the Merger Agreement, (ii) the termination of the Merger Agreement in accordance with its terms, or (iii) the abrogation or nullification of this Agreement, or other similar action, by a final, non-appealable court order (such earlier occurrence being the “Expiration Time”), to vote or seek to cause to be voted all Shares that such Stockholder is entitled to vote at the time of any vote to approve and adopt the Merger Agreement and any other related agreements and any actions related thereto at any meeting of the stockholders of the Company and any adjournment thereof, at which such Merger Agreement and other related agreements (or any amended version thereof) or such other actions are submitted for consideration and vote of the stockholders of the Company (or pursuant to action by written consent in lieu of any such meeting) (a “Stockholder Meeting”). The Stockholder hereby agrees that, until the Expiration Time, it will not vote any Shares in favor of the approval of any (i) Acquisition Transaction other than the Merger contemplated by the Merger Agreement, (ii) reorganization, recapitalization, liquidation or winding up of the Company or any other extraordinary transaction involving the Company not contemplated by the Merger Agreement or (iii) corporate action the consummation of which would frustrate the purposes, or prevent or delay the consummation, of the transactions contemplated by the Merger Agreement.

Section 1.02. Irrevocable Proxy. The Stockholder hereby revokes any and all previous proxies granted with respect to the Shares. Concurrently with the execution and delivery of this Agreement, the Stockholder will deliver to Parent, a duly executed proxy, in the form attached hereto as Exhibit A (the “Proxy”), appointing a representative designated by Parent as such Stockholder’s attorney-in-fact and proxy, with full power of substitution, for and in such

Stockholder’s name, to be counted as present and vote, express, consent or dissent, or otherwise to utilize such voting power (including in connection with any such written resolution or consent) in the manner contemplated by Section 1.01 above, including to call or request a Stockholder Meeting or act by written consent, as Parent or its proxy or substitute shall, in Parent’s sole discretion, deem proper with respect to such Stockholder’s Shares, with respect to each and every meeting of stockholders of Company or action or approval by written resolution or consent of stockholders of Company. The Stockholder will, if requested by Parent, grant any further or amended proxy, in a form reasonably acceptable to Parent and the Stockholder, as may be requested by Parent in furtherance of this Section 1.02 and the purposes of this Agreement. The proxy granted by the Stockholder pursuant to this Article is irrevocable and is granted in consideration of Parent entering into this Agreement and the Merger Agreement and incurring certain related fees and expenses.

ARTICLE 2

REPRESENTATIONS AND WARRANTIES OF STOCKHOLDER

Stockholder hereby represents and warrants to Parent that:

Section 2.01. Authorization. The Stockholder has full power and authority to execute and deliver this Agreement, and to perform Stockholder’s obligations hereunder and to consummate the transactions contemplated hereby. The execution, delivery and performance by Stockholder of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by Stockholder and no other actions or proceedings on the part of Stockholder are necessary to authorize the execution and delivery of this Agreement and the consummation by it of the transactions contemplated hereby. This Agreement has been duly executed and delivered by Stockholder and constitutes a valid and binding obligation of Stockholder, enforceable in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, moratorium and similar laws relating to or affecting creditors generally.

Section 2.02. Non-Contravention. The execution, delivery and performance by Stockholder of this Agreement and the consummation of the transactions contemplated hereby do not and will not (i) violate any applicable law, rule, regulation, judgment, injunction, order or decree binding upon it, (ii) require any consent or other action by any person under, constitute a default under, or give rise to any right of termination, cancellation or acceleration or to a loss of any benefit to which Stockholder is entitled under any provision of any agreement or other instrument binding on Stockholder or (iii) result in the imposition of any Encumbrance on any asset of Stockholder (except for Encumbrances arising under this Agreement).

Section 2.03. Ownership of Shares. The Stockholder is the record owner of the number of Shares set forth beneath Stockholder’s signature on the signature page hereto, free and clear of any Encumbrance and any other limitation or restriction (including any restriction on the right to vote or otherwise dispose of such Shares) (except for Encumbrances arising under this Agreement, the Stockholders Agreement, or applicable securities laws). No person not a signatory to this Agreement has a beneficial interest in or a right to acquire or vote any of such Shares (other than, if Stockholder is a partnership, the rights and interest of persons and entities

2

that own partnership interests in Stockholder under the partnership agreement governing Stockholder and applicable partnership law). The Shares constitute Stockholder’s entire interest in outstanding shares of capital stock of the Company. The Shares held by Stockholder represent at least eighty-six percent (86%) of the total number of issued and outstanding Class C Shares of the Company and shares of Company capital stock. Any shares of the Company capital stock that Stockholder purchases or with respect to which Stockholder otherwise acquires beneficial ownership after the date of this Agreement and prior to the Expiration Time shall be subject to the terms and conditions of this Agreement to the same extent as if they constituted Shares (as defined above).

Section 2.04. No-Shop Provision. Until the Expiration Time, Stockholder shall not (and shall use Stockholder’s best efforts to cause Company, its affiliates, officers, directors and employees and any investment banker, attorney, accountant or other agent retained by Stockholder or any of them, not to), other than with respect solely to the TMG Business: (i) solicit, seek, initiate, encourage, entertain or facilitate the initiation of any inquiry, proposal or offer from any Person (other than Parent or any direct or indirect wholly-owned subsidiary of Parent) relating to a possible Acquisition Transaction; (ii) participate in any discussions or negotiations or enter into any agreement with or provide any non-public information to any Person (other than Parent or any direct or indirect wholly-owned subsidiary of Parent) regarding an Acquisition Transaction; or (iii) accept any proposal or offer from any Person (other than Parent or any direct or indirect wholly-owned subsidiary of Parent) relating to a possible Acquisition Transaction. In the event Stockholder shall receive or become aware of any material inquiry, proposal or offer relating to a possible Acquisition Transaction that is received by the Company or any Company Affiliate subsequent to the date hereof, Stockholder shall promptly (but not later than twenty-four (24) hours after receipt or awareness) inform Parent as to any such matter and the details thereof to the extent possible without breaching any other agreement to which Stockholder is a party or violating its fiduciary duties. Such notice to Parent will indicate in reasonable detail the identity of the Person or entity making the proposal or inquiry and the terms and conditions of such proposal or inquiry (including copies of any written proposals or inquiries or, in the case of oral proposals or inquiries, a complete written summary of the terms thereof). Stockholder will, and will cause the Company to, keep Parent promptly informed on an ongoing basis regarding the status of, any modifications to, and any communications regarding, any such proposal or inquiry.

ARTICLE 3

REPRESENTATIONS AND WARRANTIES OF PARENT

Parent represents and warrants to Stockholder that:

Section 3.01. Corporate Authorization. The execution, delivery and performance by Parent of this Agreement and the consummation by Parent of the transactions contemplated hereby are within the corporate powers of Parent and have been duly authorized by all necessary corporate action. This Agreement constitutes a valid and binding Agreement of Parent, enforceable against it in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, moratorium and similar laws relating to or affecting creditors generally.

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ARTICLE 4

COVENANTS OF STOCKHOLDER

Stockholder hereby covenants and agrees that:

Section 4.01. No Transfer of Shares. Except as contemplated by the Merger Agreement, Stockholder shall not assign, transfer or otherwise convey to any person record ownership of the Shares or enter into any agreement or commitment to do any of the foregoing; provided that the Stockholder shall be permitted to assign, transfer or otherwise convey Shares to an Affiliate if such Affiliate agrees to be bound by the terms of this Agreement.

Section 4.02. No Proxies for or Encumbrances on Shares. Except pursuant to the terms of this Agreement, Stockholder shall not, without the prior written consent of Parent, directly or indirectly, grant any proxies or enter into any voting trust or other agreement or arrangement with respect to the voting of any Shares other than giving the consent to approve the Merger and the Merger Agreement.

Section 4.03. No Inconsistent Action. Stockholder agrees not to take any action that would be inconsistent with obtaining shareholder approval for the Merger and the Merger Agreement as promptly as possible.

ARTICLE 5

MISCELLANEOUS

Section 5.01. Survival. The representation of Stockholder in the first sentence of Section 2.01 and this Article 5 shall survive the Effective Time and the closing of the transactions contemplated by the Merger Agreement for a period of eighteen (18) months from the earlier of the Closing Date or the Deemed Closing Date.

Section 5.02. Further Assurances. Parent and Stockholder will each execute and deliver, or cause to be executed and delivered, all further documents and instruments and use its reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things reasonably necessary, proper or advisable under applicable laws and regulations, to consummate and make effective the transactions contemplated by this Agreement.

Section 5.03. Effectiveness; Amendments; Termination. It is a condition precedent to the effectiveness of this Agreement that the Merger Agreement shall have been fully executed and delivered and shall be in full force and effect. Any provision of this Agreement may be amended or waived if, but only if, such amendment or waiver is in writing and is signed, in the case of an amendment, by each party to this Agreement or in the case of a waiver, by the party against whom the waiver is to be effective. This Agreement shall automatically terminate upon the earlier of (x) the Effective Time and (y) the termination of the Merger Agreement in accordance with its terms. Upon termination, all rights and obligations of the parties hereto, and under any agreement or proxy contemplated hereby, will automatically terminate and become void without further action by any party.

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Section 5.04. Expenses. All costs and expenses incurred in connection with this Agreement shall be paid by the party incurring such cost or expense.

Section 5.05. Successors and Assigns. Neither this Agreement nor any right, interest or obligation hereunder may be assigned by any party hereto, in whole or in part (whether by operation of Law or otherwise) without the prior written consent of the other parties hereto and any attempt to do so will be null and void. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

Section 5.06. Governing Law. This Agreement shall construed in accordance with and governed by the laws of the State of Delaware. All actions and proceedings arising out of or relating to this Agreement shall be heard and determined in the Chancery Court of the State of Delaware or any federal court sitting in the State of Delaware, and the parties hereto hereby irrevocably submit to the exclusive jurisdiction of such courts (and, in the case of appeals, appropriate appellate courts therefrom) in any such action or proceeding and irrevocably waive the defense of an inconvenient forum to the maintenance of any such action or proceeding. The consents to jurisdiction set forth in this paragraph shall not constitute general consents to service of process in the State of Delaware and shall have no effect for any purpose except as provided in this paragraph and shall not be deemed to confer rights on any Person other than the parties hereto. The parties hereto agree that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by applicable Law.

Section 5.07. No Waiver. No failure or delay by any party in exercising any right, power or privilege under this Agreement shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

Section 5.08. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF THIS AGREEMENT.

Section 5.09. Counterparts; Effectiveness. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective when each party hereto shall have received counterparts hereof signed by all of the other parties hereto.

Section 5.10. Severability. If any term, provision or covenant of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions and covenants of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

Section 5.11. Specific Performance. The parties hereto agree that irreparable damage would occur in the event any provision of this Agreement is not performed in accordance with

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the terms hereof and that the parties shall be entitled to seek specific performance of the terms hereof in addition to any other remedy to which they are entitled at law or in equity. Except as otherwise provided herein, any and all remedies herein expressly conferred upon a party shall be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such party, and the exercise by a party of any one remedy shall not preclude the exercise of any other remedy.

Section 5.12. Capitalized Terms. Capitalized terms used but not defined herein and the terms “person” and “affiliate” shall have the respective meanings set forth in the Merger Agreement.

Section 5.13. Public Announcements. Stockholder will consult with the Company, Parent and Merger Sub before issuing any press release or otherwise making any public statement relating to the transactions contemplated hereby, and shall not issue any such press release or make any such public statement without the consent of each party to the Merger Agreement (which consent shall not be unreasonably withheld or delayed), except as may be required by Law.

Section 5.14. Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally or by commercial delivery service, or mailed by registered or certified mail (return receipt requested) or sent via facsimile (with confirmation of receipt) to the parties hereto at the following address (or at such other address for a party as shall be specified by like notice):

(i)	If to Parent or Merger Sub, to:

Concur Technologies, Inc.

18400 NE Union Hill Road

Redmond, WA 98052

Attention: Chief Legal Officer

Phone: (425) 497-7384

Fax: (425) 497-5930

with a copy (which shall not constitute notice) to:

Fenwick & West LLP

Silicon Valley Center

801 California Street

Mountain View, CA 94041

Attention: Robert A. Freedman and David A. Bell

Facsimile No.: (650) 938-5200

Telephone No.: (650) 988-8500

(ii)	If to Stockholder, to:

Jupiter Partners, L.P.

12 East 49th Street

36th Floor

6

New York, NY 10017

Attention: Mr. John Sprague

Facsimile: (212) 300-1001

with a copy (which shall not constitute notice) to:

Fried, Frank, Harris, Shriver & Jacobson LLP

One New York Plaza

New York, NY 10004

Attention: Aviva Diamant, Esq.

Facsimile: (212) 859-4000

Section 5.15. Additional Documents, Etc. Stockholder shall execute and deliver any additional documents necessary or desirable, in the reasonable opinion of Parent, to carry out the purpose and intent of this Agreement.

[SIGNATURES ON FOLLOWING PAGE]

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

CONCUR TECHNOLOGIES, INC.

By:
Name:
Title:

STOCKHOLDER: JUPITER PARTNERS L.P. By: Ganymede L.P., its General Partner By: Europa L.P., its General Partner

By:
Name:
Title:

Shares of Class A Common Stock owned:	0
Shares of Class B Common Stock owned:	0
Shares of Class C Common Stock owned:	16,790.828

[Signature Page to Voting Agreement]

EXHIBIT A

IRREVOCABLE PROXY

TO VOTE STOCK OF

H-G HOLDINGS, INC.

The undersigned stockholder of H-G Holdings, Inc., a Delaware corporation (“Company”), hereby irrevocably (to the fullest extent permitted by the Delaware General Corporation Law) appoints the members of the Board of Directors of Concur Technologies, Inc., a Delaware corporation (“Parent”), and each of them, or any other designee of Parent, as the sole and exclusive attorneys and proxies of the undersigned, with full power of substitution and resubstitution, to vote and exercise all voting and related rights (to the fullest extent that the undersigned is entitled to do so) with respect to all of the shares of capital stock of Company that now are or hereafter may be beneficially owned by the undersigned, and any and all other shares or securities of Company issued or issuable in respect thereof on or after the date hereof (collectively, the “Shares”) in accordance with the terms of this Irrevocable Proxy. The Shares beneficially owned by the undersigned stockholder of Company as of the date of this Irrevocable Proxy are listed on the final page of this Irrevocable Proxy. Upon the undersigned’s execution of this Irrevocable Proxy, any and all prior proxies given by the undersigned with respect to any Shares are hereby revoked and the undersigned agrees not to grant any subsequent proxies with respect to the Shares until after the Expiration Date (as defined below).

This Irrevocable Proxy is irrevocable (to the fullest extent provided in the Delaware General Corporation Law), is coupled with an interest, including, but not limited to, that certain Voting Agreement dated as of even date herewith by and between Parent and the undersigned, and is granted in consideration of Parent entering into that certain Agreement and Plan of Merger, dated as of the date hereof, by and among Parent, Northstars Acquisition Corporation, a Delaware corporation and wholly-owned subsidiary of Parent (“Merger Sub”), Jupiter Partners, L.P., a Delaware limited partnership, as representative, and Company (the “Merger Agreement”), pursuant to which Merger Sub will merge with and into Company in a statutory merger, with Company to be the surviving corporation ( the “Merger”). Capitalized terms used but not defined herein shall have the respective meanings set forth in the Merger Agreement.

As used herein, the term “Expiration Date” shall mean the earlier to occur of (i) the Closing in accordance with the terms and provisions of the Merger Agreement, (ii) the date of termination of the Merger Agreement and (iii) the abrogation or nullification of this Agreement, or other similar action, by a final, non-appealable court order.

The attorneys and proxies named above, and each of them, are hereby authorized and empowered by the undersigned, at any time prior to the Expiration Date, to act as the undersigned’s attorney and proxy to vote the Shares, and to exercise all voting rights of the undersigned with respect to the Shares (including, without limitation, the power to execute and deliver written consents pursuant to the Delaware General Corporation Law), at every annual, special or adjourned meeting of the stockholders of Company and in every written resolution or consent in lieu of such meeting as follows: (i) in favor of approval and adoption of the Merger Agreement and approval of the Merger and any matter that could reasonably be expected to facilitate the Merger and (ii) against any (x) Acquisition Transaction other than the Merger contemplated by the Merger Agreement, (y) reorganization, recapitalization, liquidation or winding up of the Company or any other extraordinary transaction involving the Company not contemplated by the Merger Agreement or (z) corporate action the consummation of which would frustrate the purposes, or prevent or delay the consummation, of the transactions contemplated by the Merger Agreement.

The attorneys and proxies named above may not exercise this Irrevocable Proxy on any other matter except as provided above. The undersigned stockholder may vote the Shares on all other matters.

All authority herein conferred shall survive the death or incapacity of the undersigned and any obligation of the undersigned hereunder shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned.

[REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK.]

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This Irrevocable Proxy is coupled with an interest as aforesaid and is irrevocable. This Irrevocable Proxy may not be amended or otherwise modified without the prior written consent of Parent. This Irrevocable Proxy shall terminate, and be of no further force and effect, automatically upon the Expiration Date.

Dated: __________________

STOCKHOLDER: JUPITER PARTNERS L.P. By: Ganymede L.P., its General Partner By: Europa L.P., its General Partner

By:
Name:
Title:

Shares of Class A Common Stock owned:	0
Shares of Class B Common Stock owned:	0
Shares of Class C Common Stock owned:	16,790.828

Exhibit B

Delaware	PAGE 1
The First State

I, HARRIET SMITH WINDSOR, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF INCORPORATION OF “NORTHSTARS ACQUISITION CORPORATION”, FILED IN THIS OFFICE ON THE TWENTY-SEVENTH DAY OF JULY, A.D. 2007, AT 8:52 O’ CLOCK A.M.

A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE KENT COUNTY RECORDER OF DEEDS.

/s/ Harriet Smith Windsor
	[State of Delaware Secretary’s Office Seal]	Harriet Smith Windsor, Secretary of State
AUTHENTICATION: 5879150
DATE: 07-27-07
4396987 8100
070860346

State of Delaware

Secretary of State

Division of Corporations

Delivered 08:52 AM 07/27/2007

FILED 08:52 AM 07/27/2007

SRV 070860346 – 4396987 FILE

NORTHSTARS ACQUISITION CORPORATION

CERTIFICATE OF INCORPORATION

ARTICLE I: NAME

The name of the corporation is Northstars Acquisition Corporation.

ARTICLE II: AGENT FOR SERVICE OF PROCESS

The address of the registered office of the corporation in the State of Delaware is 3500 South Dupont Highway, City of Dover, County of Kent, Delaware 19901. The name of its registered agent at that address is Incorporating Services, Ltd.

ARTICLE III: PURPOSE

The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

ARTICLE IV: AUTHORIZED STOCK

The total number of shares of stock which the corporation has authority to issue is One Thousand (1,000) shares, all of which shall be Common Stock, $0.001 par value per share.

ARTICLE V: AMENDMENT OF BYLAWS

The Board of Directors of the corporation shall have the power to adopt, amend or repeal Bylaws of the corporation.

ARTICLE VI: VOTE BY BALLOT

Election of directors need not be by written ballot unless the Bylaws of the corporation shall so provide.

ARTICLE VII: DIRECTOR LIABILITY

1. Limitation of Liability. To the fullest extent permitted by law, no director of the corporation shall be personally liable for monetary damages for breach of fiduciary duty as a director. Without limiting the effect of the preceding sentence, if the Delaware General Corporation Law is hereafter amended to authorize the further elimination or limitation of the liability of a director, then the liability of a director of the corporation shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended.

2. Change in Rights. Neither any amendment nor repeal of this Article VII, nor the adoption of any provision of this Certificate of Incorporation inconsistent with this Article VII, shall eliminate, reduce or otherwise adversely affect any limitation on the personal liability of a director of the corporation existing at the time of such amendment, repeal or adoption of such an inconsistent provision.

ARTICLE VIII: INCORPORATOR

The name and mailing address of the incorporator is Shulamite Shen, c/o Fenwick & West LLP, 801 California St., Mountain View, California 94041.

The undersigned incorporator hereby acknowledges that the foregoing certificate is the act and deed of the undersigned and that the facts stated herein are true.

Dated: July 27, 2007

/s/ SHULAMITE R. SHEN
Shulamite R. Shen, Incorporator

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Exhibit C

H-G HOLDINGS, INC.

LETTER OF TRANSMITTAL1

For Surrender of Share Certificate(s) Representing Class C Common Stock (Formerly Representing Class A Common Stock and Class B Common Stock) of H-G Holdings, Inc.

Please insert in the boxes below the requested description of the share certificate(s) surrendered. All share certificate(s) representing shares of Class C Common Stock (formerly representing Class A Common Stock and Class B Common Stock) of H-G Holdings, Inc. (the “Company”) to be surrendered are to accompany this Letter of Transmittal.

Certificate(s) Representing Shares of Common Stock of H-G Holdings, Inc.

Name(s) and Address of Registered Holder (Name(s) exactly as it appears on the certificate)	Share Certificate Numbers	Number of shares of Class A Common Stock Surrendered	Number of shares of Class B Common Stock Surrendered	Number of shares of Class C Common Stock Represented

Total number of shares of each class surrendered or represented

If the space above is inadequate, the certificate number and number of shares (specifying the appropriate class) should be listed on a separate signed schedule affixed hereto.

Please send this Letter of Transmittal and the corresponding share certificate(s) to [            ] (the “Paying Agent”) at the address set out below:

[Paying Agent]

[Street Address]

[City, State, Zip]

[Attention]

The Paying Agent will then forward this Letter of Transmittal and the corresponding share certificate(s) to the Company on your behalf. A Federal Express envelope is enclosed for your convenience.

DELIVERY OF THIS LETTER OF TRANSMITTAL TO AN ADDRESS OTHER THAN THAT SET FORTH ABOVE DOES NOT CONSTITUTE A VALID DELIVERY. YOU MUST SIGN THIS LETTER OF TRANSMITTAL IN THE APPROPRIATE SPACE PROVIDED AND COMPLETE SUBSTITUTE FORM W-9 SET FORTH BELOW. YOU SHOULD CAREFULLY READ THE INSTRUCTIONS CONTAINED IN THIS LETTER OF TRANSMITTAL BEFORE COMPLETING IT.

[1]	This form of Letter of Transmittal is illustrative and remains subject to the reasonable comments of the Paying Agent regarding format and substance.

1

Ladies and Gentlemen:

In connection with the merger of Northstars Acquisition Corporation (“Merger Sub”) with and into the Company (the “Merger”), with the Company being the surviving corporation (the “Surviving Corporation”), the undersigned surrenders herewith the above listed share certificate(s) (the “Certificates”) representing Class A Common Stock and/or Class B Common Stock of the Company (individually and collectively, “Prior Company Shares”) in exchange for the right to receive the applicable portion of cash (the “Merger Consideration”) to which the undersigned is entitled under the Agreement and Plan of Merger, dated as of July 27, 2007 (the “Merger Agreement”), by and among the Company, Concur Technologies, Inc. (“Parent”), Merger Sub and Jupiter Partners L.P. (“Jupiter”), solely as “Stockholder Representative” (the “Stockholder Representative”).

Pursuant to the Restated Certificate of Incorporation of the Company (the “Certificate of Incorporation”) and the Stockholders Agreement of the Company, dated as of October 13, 1994, by and among the Company and certain security holders of the Company (the “Stockholders Agreement”), all of the Company Shares were automatically converted into shares of Class C Common Stock of the Company (“Class C Shares”) on February 28, 2007 (the “Conversion”). The Company has not issued, and will not issue, new certificates representing the Class C Shares issued in the Conversion. The Certificates representing the Prior Company Shares will be deemed, by virtue of the Conversion, to represent the number of Class C Shares into which the Prior Company Shares represented by such Certificates were converted in the Conversion (the Prior Company Shares as so converted, the “Company Shares”).

Pursuant to the Certificate of Incorporation, the Stockholders Agreement and the Consent, Waiver and Release Agreement, dated as of July 27, 2007, by and among the Company and those stockholders of the Company who are signatories thereto, as of the time of the Conversion, each share of Class B Common Stock converted into 1.5523 Class C Shares and each share of Class A Common Stock converted into 0.0063 Class C Shares. Pursuant to the Merger Agreement, at the effective time of the Merger (the “Effective Time”), each of the Class C Shares will be converted into the right to receive a portion of the Merger Consideration.

In exchange for the above mentioned Company Shares, the Paying Agent shall deliver the applicable portion of the Merger Consideration to which the undersigned is entitled under the Merger Agreement. It is estimated that each of the Class C Shares will be converted into the right to receive approximately $[            ], which includes a reduction to fund the escrow account as discussed in the following paragraph. The exact amount of the Merger Consideration to which each holder of Class C Shares will be entitled will be determinable only after the closing of the Merger (the “Closing”).

As set forth in the Merger Agreement and the Escrow Agreement (the “Escrow Agreement”), dated as of [            ], 2007, by and among the Company, Parent, the Stockholder Representative and JPMorgan Chase Bank, N.A., as escrow agent (the “Escrow Agent”), the Merger Consideration described above and otherwise payable to the holders of Company Shares deemed to represent Class C Shares will be reduced by an aggregate of approximately $[            ] million, or approximately $[             ] for each Class C Share, which will be held in an escrow account to fund (i) any indemnification claims by Parent and (ii) any costs or expenses incurred by Jupiter, in its capacity as Stockholder Representative, in connection with the Merger Agreement.

The undersigned hereby represents and warrants to the Company that:

(a) if the undersigned is an individual, the undersigned has the legal capacity to execute this Letter of Transmittal, perform its obligations hereunder and surrender its Company Shares to the Paying Agent in accordance with the terms hereof, or, if the undersigned is not an individual, the undersigned is duly incorporated or organized and validly existing under the applicable laws of its jurisdiction of incorporation or formation, as applicable, and has the power and authority to execute this Letter of Transmittal, perform its obligations hereunder and surrender its Company Shares to the Paying Agent in accordance with the terms hereof;

(b) this Letter of Transmittal has been duly executed and delivered by the undersigned, and constitutes a legal, valid and binding obligation of the undersigned, enforceable in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, arrangement, moratorium and other laws of general applicability relating to or affecting creditors’ rights and by general equity principles;

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(c) the execution, delivery and performance of this Letter of Transmittal, the consummation of the transactions contemplated hereby, and the surrender and delivery of the Company Shares to the Paying Agent by the undersigned, do not and will not (i) conflict with or result in the breach of any of the terms, conditions or provisions of, (ii) constitute (or with notice or lapse of time or both constitute) a default under, (iii) result in the creation of any lien, security interest, charge or encumbrance upon the Company’s securities or assets pursuant to, (iv) result in a violation of, or (v) require any authorization, consent, approval, exemption or other action by or notice to any court or administrative or governmental body (other than in connection with certain state and federal securities laws) pursuant to, (x) any law, statute, rule, regulation, order, judgment or decree to which the undersigned is subject, (y) any material agreement or instrument to which the undersigned is a party or to which the undersigned or its assets, properties or securities may be bound or subject, and (z) if the undersigned is not an individual, the undersigned’s certificate of incorporation, bylaws, trust agreement and/or other similar organizational or constitutional documents;

(d) the undersigned owns beneficially and of record, free and clear of any lien, claim or encumbrance, the Company Shares set forth on page 1 above, and, except as set forth on page 1 above, the undersigned does not own, of record or beneficially, any other Company Shares; and

(e) there are no lawsuits, claims, proceedings, investigations, injunctions, judgments, orders or decrees pending or, to the undersigned’s knowledge, threatened against or affecting the undersigned’s Company Shares.

The undersigned hereby irrevocably constitutes and appoints the Paying Agent as the true and lawful agent and attorney-in-fact of the undersigned with respect to the Certificate(s) and any and all rights represented thereby, with full power of substitution and resubstitution (such power of attorney being deemed to be an irrevocable power coupled with an interest), to deliver the Certificate(s) together with all accompanying evidences of transfer and authenticity, to the Company for cancellation upon receipt thereof by the Paying Agent.

The authority herein conferred or agreed to be conferred shall not be affected by, and shall survive, the death, incapacity or dissolution of the undersigned, and all grants, appointments, acknowledgments, conveyances, deliveries, waivers and obligations of the undersigned hereunder shall be binding upon the heirs, executors, administrators, trustees in bankruptcy, personal and legal representatives, successors and assigns of the undersigned. This transmittal, and the surrender of Certificate(s) transmitted by this Letter of Transmittal, are irrevocable.

By submitting this Letter of Transmittal, the undersigned acknowledges that the Merger Consideration to which the undersigned is entitled under the Merger Agreement represents all the undersigned is entitled to in respect of the undersigned’s Company Shares upon consummation of the Merger, and the undersigned (i) hereby waives, effective upon receipt of such Merger Consideration, on behalf of itself and each of its affiliates, any and all notices required to be given in connection with the transactions contemplated by the Merger Agreement prior to the date hereof, whether pursuant to the Merger Agreement, any of the other documents contemplated thereby, any other agreement to which the undersigned is a party or the Certificate of Incorporation, or otherwise, and (ii) effective upon the consummation of the Merger hereby releases and forever discharges the Company, Parent, and their respective successors and assigns and each of their respective current and former subsidiaries, affiliates, officers, directors, employees, agents and attorneys (collectively, the “Released Parties”) from any and all claims, causes of action, suits, obligations, demands, debts, agreements, promises, liabilities, controversies, costs, damages, expenses and attorneys’ fees whatsoever (whether class, derivative or individual in nature), whether based on any federal or state law or right of action, at law or in equity or otherwise, foreseen or unforeseen, matured or unmatured, known or unknown, accrued or not accrued, which the undersigned now has or ever had against any of the Released Parties prior to the date hereof (x) under any of the agreements to which it is a party with the Company or others relating to the undersigned’s ownership of securities issued by the Company, whether or not written, including the Stockholders Agreement, the Registration Rights Agreement, dated as of October 13, 1994, by and among the Company and certain security holders of the Company, and each of the other agreements entered into in connection with the undersigned’s acquisition of the Company Shares, but not including any continuing rights, if any (other than appraisal rights), under the Merger Agreement, and (y) otherwise based upon or arising out the undersigned’s ownership of such Company Shares, including all appraisal rights under Delaware law, but not including any continuing rights, if any (other than appraisal rights), under the Merger Agreement.

By execution below, (i) the undersigned acknowledges that the risk of loss and title to the certificates representing shares of Class C Common Stock (formerly representing shares of Class A Common Stock or Class B Common

3

Stock) will pass only upon delivery of the certificates to the Paying Agent, (ii) the undersigned consents to the Paying Agent providing a copy of the undersigned’s Substitute Form W-9 to Fenwick & West LLP and the Escrow Agent, and reliance on such Substitute Form W-9 by such persons, for purposes of the Merger Agreement and the Escrow Agreement, and (iii) the undersigned understands that it is strongly recommended that this Letter of Transmittal and the certificates representing shares of Class C Common Stock (formerly representing shares of Class A Common Stock or Class B Common Stock) be returned via a registered and insured method and undersigned understands and agrees that the method of delivery of the Company Shares and this Letter of Transmittal is at the election and risk of the holder of the Company Shares.

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APPOINTMENT OF THE STOCKHOLDER REPRESENTATIVE

1. Appointment and Authority. The undersigned hereby appoints the Stockholder Representative as the representative of the undersigned, who is hereby authorized to discuss, negotiate, resolve and fully and finally settle on behalf of the stockholders of the Company (the “Stockholders”) any matter relating to the enforcement of the Merger Agreement, the indemnification provisions and procedures of Article X of the Merger Agreement and any matter relating to the Merger Consideration adjustments provided for in Article I of the Merger Agreement, and to take any other action and to make and deliver any certificate, notice, consent or instrument required or permitted to be made or delivered under the Merger Agreement or the agreements contemplated thereby or under any other documents referred to herein or therein (an “Instrument”) which the Stockholder Representative determines in its sole and absolute discretion to be necessary, appropriate or desirable, and, in connection therewith, to hire or retain, at the sole expense of the Stockholders, such counsel, investment bankers, accountants, representatives and other professional advisors as the Stockholder Representative determines in its sole and absolute discretion to be necessary, advisable or appropriate in order to enforce, carry out and perform the Stockholder Representative’s and their rights and obligations under the Merger Agreement. Notwithstanding anything to the contrary contained herein, nothing in this Appointment of the Stockholder Representative is intended to authorize or require the Stockholder Representative to take any actions on behalf of any Stockholder in connection with any appraisal action under Section 262 of the Delaware General Corporation Law in respect of such appraisal proceeding. Any party receiving an Instrument from the Stockholder Representative shall have the right to rely in good faith upon such Instrument, and to act in accordance with the Instrument without independent investigation. Any actions taken hereunder, under the Merger Agreement or under any agreement entered into in connection herewith or with the Merger Agreement by the Stockholder Representative shall be taken in its sole and absolute discretion and the Stockholder Representative shall have no liability to any Stockholder with respect thereto.

2. Election and Replacement. From and after the date of the Closing until the date when all obligations under the Merger Agreement have been discharged, the Stockholders who immediately prior to the Effective Time held an aggregate number of Class C Shares which exceeded fifty percent (50%) of the number of Class C Shares then outstanding, may, from time to time, upon written notice to the Stockholder Representative and Parent, remove the Stockholder Representative or appoint a new Stockholder Representative to fill any vacancy created by the resignation or removal of the Stockholder Representative. Such majority shall act promptly to fill any such vacancy. The Stockholder Representative may resign at any time upon written notice to the Stockholders who immediately prior to the Effective Time held an aggregate number of Class C Shares which exceeded fifty percent (50%) of the number of Class C Shares then outstanding. A copy of any appointment of any successor Stockholder Representative shall be provided to Parent, the Surviving Corporation and the Escrow Agent promptly after it shall have been effected.

3. Reliance; Indemnification of the Stockholder Representative.

(a) The Stockholder Representative shall be entitled to rely (without any duty of investigation or inquiry), and shall be fully protected in relying and acting (or electing not to act) upon (i) any statements furnished to it by any Stockholder, Parent, or the Surviving Corporation, (ii) any other evidence deemed by the Stockholder Representative in good faith (but without any duty of investigation or inquiry) to be reliable, and (iii) the advice of counsel selected by the Stockholder Representative. The Stockholder Representative shall be fully justified in failing or refusing to take any action hereunder or under the Merger Agreement or the Escrow Agreement unless it shall have received such advice or concurrence of such Stockholders as it deems appropriate or it shall have been expressly indemnified to its satisfaction by the Stockholders appointing it severally according to their respective ownership percentages against any and all liability and expense that the Stockholder Representative may incur by reason of taking or refusing to take any such action; provided, however, that the Stockholder Representative’s failure to seek or obtain any such express indemnification shall not limit in any way the indemnification and other rights accorded to the Stockholder Representative under the Merger Agreement, the Escrow Agreement, or hereunder.

(b) The Stockholder Representative shall be entitled to select and retain counsel and to incur such expenses as the Stockholder Representative deems to be necessary or appropriate in connection with the performance of its obligations hereunder and under the Merger Agreement and the Escrow Agreement, and all such fees and expenses (including reasonable attorneys’ fees and expenses) incurred by the Stockholder Representative shall be borne by the Stockholders pro rata according to their respective ownership percentages (with such fees and expenses to be paid out of amounts otherwise payable to the Stockholders from the Expense Escrow Account).

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(c) The Stockholder Representative (in its capacity as such) shall be indemnified and held harmless from and against any loss, damage, liability, claim, settlement, judgment, award, fine, penalty, fee (including reasonable attorneys’ fees), charge, cost (including reasonable costs of investigation) or expense which may at any time be imposed upon, incurred by or asserted against the Stockholder Representative in such capacity in any way relating to or arising out of its action or failures to take action pursuant to this Appointment, the Merger Agreement, the Escrow Agreement, or otherwise in such capacity, unless loss, damage, liability, claim, settlement, judgment, award, fine, penalty, fee, charge, cost or expense is caused by the Stockholder Representative’s gross negligence or willful misconduct or fraud or bad faith or breach hereof or of the Merger Agreement or the Escrow Agreement, out of the amounts otherwise payable to the Stockholders from the Expense Escrow Account.

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This Letter of Transmittal and Appointment of the Stockholder Representative must be signed by the registered holder(s) exactly as the name(s) appear(s) on the Certificate(s).

, 2007

Date

Signature of Holder(s) or Agent	Signature of Holder(s) or Agent

Print Name	Print Name

Title (If Acting in Representative Capacity)	Title (If Acting in Representative Capacity)

Telephone No. (Include Area Code)

LOST SHARE CERTIFICATES

If you have lost your Certificate(s) representing Class C Common Stock (formerly representing Class A Common Stock and/or Class B Common Stock) of the Company, please check this box. ☐

Number and class of Company Shares evidenced by Certificate(s) lost:                     .

If you have lost your Certificate(s), the Company may require such further information and assurances concerning lost Certificates and such affidavits of loss, indemnity bonds and guarantees as the Company may deem advisable.

WIRE TRANSFER INSTRUCTIONS

Complete ONLY if the cash Merger Consideration is to be paid by wire transfer to an account owned by the undersigned.

Payee:

Bank Name:

ABA Number:

Account Number:

Reference (if any):

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INSTRUCTIONS FOR LETTER OF TRANSMITTAL

General

This Letter of Transmittal is being provided for the purpose of assisting stockholders with surrendering Certificate(s) representing Company Shares under the Merger Agreement.

This Letter of Transmittal should be properly filled in, dated and signed by the registered holder(s) of the Certificate(s) representing Company Shares and delivered or mailed, together with the Certificate(s), to the Paying Agent, at the address specified on the face hereof. A Federal Express envelope is enclosed for your convenience. Delivery of such Certificates shall be effected, and risk of loss and title shall pass, only upon proper delivery to the Paying Agent.

Endorsements

Signatures on the Letter of Transmittal must correspond in every particular with the registered name(s) of such holder(s) on such Certificate(s). If any Company Shares are owned of record by two or more joint owners, all such owners must sign this Letter of Transmittal. When the Letter of Transmittal is signed by the registered holder(s) of the Company Shares, no endorsements of Certificate(s) or separate share powers are required. If this Letter of Transmittal is signed by or on behalf of a person other than the registered holder(s) of the Company Shares listed, the Certificate(s) must be endorsed or accompanied by appropriate share powers, in either case signed exactly as the name(s) of the registered holder(s) appear(s) on the Certificate(s). In case the Letter of Transmittal is executed by an attorney, executor, administrator, guardian or other fiduciary, or on behalf of a corporation, trust, limited liability company or other business entity, the person executing the Letter of Transmittal must give his full title in such capacity and appropriate evidence of authority to act in such capacity must be forwarded with the Letter of Transmittal and Certificate(s) surrendered. If any Company Shares are registered in different names on different Certificate(s), it will be necessary to complete, sign and submit as many separate copies of this Letter of Transmittal and any necessary or required documents as there are different registrations of Certificate(s).

Taxpayer Identification Number Certification

Under U.S. federal income tax law, you must report and certify your correct taxpayer identification number and further certify that you are not subject to backup withholding due to notified underreporting on Internal Revenue Service Form W-9 or a suitable substitute. This Letter of Transmittal includes a Substitute Form W-9, which you should complete and return with this Letter of Transmittal. Failure to provide the information requested on Substitute Form W-9 could result in certain penalties as well as backup withholding on payments due to you. Certain holders are not subject to backup withholding. For further information concerning backup withholding and instructions for completing Substitute Form W-9, see the attached “Important Tax Information”.

Lost, Stolen or Destroyed Certificates

If any Certificate(s) have been lost, stolen or destroyed, the holder(s) thereof should check the appropriate box on this Letter of Transmittal and indicate the number and class of Company Shares represented by such Certificate(s). The holder(s) of such Certificate(s) will then be instructed by the Paying Agent as to the steps to be taken in order to receive the correct portion of the Merger Consideration in accordance with the Merger Agreement.

Questions

If you have questions regarding this Letter of Transmittal or the surrender of your Company Shares, please call [            ] at [(XXX) XXX-XXXX].

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Wire Transfer Instructions

If payment is to be made by wire transfer rather than a check to the person(s) signing this Letter of Transmittal, please complete the Wire Transfer Instructions below the signatures on this Letter of Transmittal.

Stock Transfer Taxes

The Company will pay any stock transfer taxes (i.e., stamp tax and similar taxes; but not capital gains or income taxes resulting from the disposition in the Merger) with respect to the surrender of any Certificate(s) to it or its order pursuant to the Merger. If, however, payment is to be made to any person other than the registered holder(s), then the amount of any stock transfer taxes (whether imposed on the registered holder(s), such other person or otherwise) payable on account of the transfer to such person must be paid by such person unless satisfactory evidence of the payment of such taxes, or exemption therefrom, is submitted.

Waiver of Conditions

The Company and Parent hereby reserve the absolute right to waive any irregularities or defects in the surrender of any Certificates delivered in connection herewith, and the Company’s and Parent’s interpretation of the terms and conditions of the Merger Agreement and this Letter of Transmittal with respect to such irregularities and defects shall be final and binding.

Miscellaneous

The Company and Parent are under no duty to give notification of defects in any Letter of Transmittal or facsimile or in any other required documents and shall not incur any liability for failure to give such notification. The Company and Parent reserve the absolute right to reject any and all Certificates or Letters of Transmittal not in proper form, and the Company’s and Parent’s interpretation of the terms and conditions of the Merger Agreement and this Letter of Transmittal with respect to such form shall be final and binding.

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IMPORTANT TAX INFORMATION

Under U.S. federal income tax law, a holder who surrenders Certificates deemed to represent Class C Shares for a portion of the Merger Consideration is required to provide the Paying Agent with the holder’s correct taxpayer identification number (“TIN”) on the enclosed Substitute Form W-9 or otherwise establish a basis for exemption from backup withholding. Generally, if the holder is an individual, the TIN is the holder’s social security number. If the Paying Agent is not provided with the correct TIN, the holder may be subject to a $50 penalty, as well as various other penalties, imposed by the Internal Revenue Service (the “IRS”). In addition, payments made to the holder with respect to the Class C Shares may be subject to backup withholding.

Certain holders (including, among others, all corporations and certain foreign individuals) are not subject to these backup withholding and reporting requirements. A foreign individual may qualify as an exempt recipient or other payee by submitting to the Paying Agent a properly completed Internal Revenue Service Form W-8, Certificate of Foreign Status, signed under penalty of perjury, attesting to such holder’s exempt status. A Form W-8 may be downloaded from the IRS’s website at the following address: http://www.irs.gov/pub/irs-pdf/fw8ben.pdf.

If backup withholding applies, the Paying Agent is required to withhold 28% of any payment made to the holder or other payee. Backup withholding is not an additional federal income tax. Rather, the amount withheld will be credited against the federal income tax liability of persons subject to backup withholding. If withholding results in an overpayment of taxes, a refund may be obtained from the IRS, provided that the required information is timely furnished to the IRS.

Purpose of Substitute Form W-9

To prevent backup withholding on payments that are made to a holder with respect to Class C Shares, the holder is required to provide the Paying Agent with the holder’s current TIN by completing Substitute Form W-9 herein, certifying that the TIN provided on Substitute Form W-9 is correct (or that such holder is awaiting a TIN) and that (a) the holder is exempt from backup withholding, (b) the holder has not been notified by the IRS that the holder is subject to backup withholding as a result of failure to report all interest or dividends or (c) the IRS has notified the holder that the holder is no longer subject to backup withholding.

What Number to Give the Paying Agent

The holder is required to give the Paying Agent the TIN (e.g., social security number, individual taxpayer identification number or employer identification number) of the record holder of the Company Shares. If the Company Shares are held in more than one name or are not held in the name of the actual owner, consult the “What Name and Number to Give the Paying Agent” section in the attached Substitute Form W-9 or your tax advisor for additional guidance on which number to report.

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H-G HOLDINGS, INC.

SUBSTITUTE Form W-9 Payer’s Request for Taxpayer Identification Number	Part 1 — PLEASE PROVIDE YOUR TAXPAYER IDENTIFICATION NUMBER IN THE BOX AT RIGHT AND CERTIFY BY SIGNING AND DATING BELOW	_______________________ Social Security Number OR _______________________ Employer Identification Number
Name (If joint ownership, list first and circle the name of the person or entity whose number is entered in Part 1)

Part 2 — Please check one of the boxes below. I am (we are) NOT subject to backup withholding under the Internal Revenue Code because (a) I am (we are) exempt from backup withholding, or (b) I (we) have not been notified that I am (we are) subject to backup withholding as a result of failure to report all interest or dividends, or (c) the Internal Revenue Service has notified me (us) that I am (we are) no longer subject to backup withholding.

            ☐ Correct                    ☐ Not Correct

Address (Number and Street) (City, State and Zip Code)	CERTIFICATION — UNDER PENALTIES OF PERJURY, I CERTIFY THAT THE INFORMATION PROVIDED ON THIS FORM IS TRUE, CORRECT AND COMPLETE. SIGNATURE: DATE:	Part 3 ☐ Awaiting Taxpayer Identification Number

NOTE:	FAILURE TO COMPLETE AND RETURN THIS FORM MAY RESULT IN BACKUP WITHHOLDING OF 28% OF ANY CASH PAYMENT YOU ARE OTHERWISE ENTITLED TO RECEIVE IN CONNECTION WITH THE MERGER. PLEASE REVIEW THE ENCLOSED “GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION NUMBER ON SUBSTITUTE FORM W-9” FOR ADDITIONAL DETAILS.

IF YOU CHECKED THE BOX IN PART 3 OF SUBSTITUTE FORM W-9, YOU MUST SIGN AND DATE THE FOLLOWING CERTIFICATE.

CERTIFICATE OF AWAITING TAXPAYER IDENTIFICATION NUMBER

I certify, under penalties of perjury, that a taxpayer identification number has not been issued to me, and either (a) I have mailed or delivered an application to receive a taxpayer identification number to the appropriate Internal Revenue Service Center or Social Security Administration Office, or (b) I intend to mail or deliver an application in the near future. I understand that if I do not provide a taxpayer identification number to the Paying Agent, in certain circumstances, the Paying Agent may withhold a portion of any reportable payment made to me within sixty (60) days of the receipt of this form by the Paying Agent until I provide a tax identification number and that, if I do not provide my taxpayer identification number within sixty (60) days, the Paying Agent will withhold a portion of all reportable payments made to me thereafter until I provide a taxpayer identification number.

Signature	Date

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GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION NUMBER

ON SUBSTITUTE FORM W-9

What Name and Number to Give the Paying Agent. Social security numbers have nine digits separated by two hyphens: i.e., 000-00-0000. Employer identification numbers have nine digits separated by only one hyphen: i.e., 00-0000000. The table below will help determine the number to give the Paying Agent.

For this type of account:	Give the SOCIAL SECURITY number of:	For this type of account:	Give the EMPLOYER IDENTIFICATION number of:
1. An individual’s account	The individual	9. A valid trust, estate or pension trust	The legal entity (do not furnish the identifying number of the personal representatives or trustee unless the legal entity itself is not designated in the account title)[5]

2. Two or more individuals (joint account)	The actual owner of the account or, if combined funds, any one of the individuals[1]	10. Corporate account	The corporation

3. Husband and wife (joint account)	The actual owner of the account or, if combined funds, any one of the individuals[1]	11. Religious, charitable, or educational organization account	The organization

4. Custodian account of minor (Uniform Gift to Minors Act)	The minor[2]	12 Partnership account held in the name of the business	The partnership

5. Adult and minor (joint account)	The adult, or if the minor is the only contributor, the minor[2]	13. Association, club, or other tax-exempt organization	The organization

6. Account in the name of guardian or committee for a designated ward, minor, or incompetent person	The ward, minor or incompetent person[3]	14. A broker or registered nominee	The broker or nominee

7.a. The usual revocable savings trust account (grantor is also trustee)	The grantor-trustee[1]	15. Account with the Department of Agriculture in the name of a public entity (such as a State or local government, school district, or prison) that receives agricultural program payments	The public entity

b. So-called trust account that is not a legal or valid trust under State law	The actual owner[1]

8. Sole proprietorship account	The actual owner[4]

[1]	List first and circle the name of the person whose number you furnish.
[2]	Circle the minor’s name and furnish the minor’s social security number.
[3]	Circle the ward’s, minor’s or incompetent person’s name and furnish such person’s social security number.
[4]	Show the name of the owner.
[5]	List first and circle the name of the legal trust, estate or pension trust.

NOTE: If no name is circled when there is more than one name, the number will be considered to be that of the first name listed.

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Obtaining a Number. If you do not have a taxpayer identification number or you do not know your taxpayer identification number, obtain Form SS-5, Application for a Social Security Number Card, or Form SS-4, Application for Employer Identification Number, at a local office of the Social Security Administration or the Internal Revenue Service and apply for a number.

Payees Exempt from Backup Withholding. Payees specifically exempted from backup withholding on ALL payments include the following:

•	A corporation.

•	A financial institution.

•	An organization exempt from tax under section 501(a), or an individual retirement plan.

•	The United States or any agency or instrumentality thereof.

•	A State, the District of Columbia, a possession of the United States, or any subdivision or instrumentality thereof.

•	A foreign government, a political subdivision of a foreign government, or any agency or instrumentality thereof.

•	An international organization or any agency, or instrumentality thereof.

•	A registered dealer in securities or commodities registered in the U.S. or a possession of the U.S.

•	A real estate investment trust.

•	A common trust fund operated by a bank under section 584(a).

•	An exempt charitable remainder trust, or a non-exempt trust described in section 4947(a)(1).

•	An entity registered at all times under the Investment Company Act of 1940.

•	A foreign central bank of issue.

Payments of dividends and patronage dividends not generally subject to backup withholding include the following:

•	Payments to nonresident aliens subject to withholding under section 1441.

•	Payments to partnerships not engaged in a trade or business in the U.S. and which have at least one nonresident partner.

•	Payments of patronage dividends where the amount received is not paid in money.

•	Payments made by certain foreign organizations.

•	Payments made to a nominee.

Payments of interest not generally subject to backup withholding include the following:

•

Payments of interest on obligations issued by individuals. Note: You may be subject to backup withholding if this interest is $600 or more and is paid in the course of the payer’s trade or business and you have not provided your correct taxpayer identification number to the payer.

•	Payments of tax-exempt interest (including exempt-interest dividends under section 852).

•	Payments described in section 6049(b)(5) to nonresident aliens.

•	Payments on tax-free covenant bonds under section 1451.

•	Payments made by certain foreign organizations.

•	Payments made to a nominee.

Exempt payees described above should file Substitute Form W-9 to avoid possible erroneous backup withholding. FILE THIS FORM WITH THE PAYING AGENT, FURNISH YOUR TAXPAYER IDENTIFICATION NUMBER, WRITE “EXEMPT” ON THE FACE OF THE FORM, AND RETURN IT TO THE PAYER. IF THE PAYMENTS ARE INTEREST, DIVIDENDS OR PATRONAGE DIVIDENDS, ALSO SIGN AND DATE THE FORM.

Certain payments other than interest, dividends and patronage dividends that are not subject to information reporting are also not subject to backup withholding. For details, see the regulations under sections 6041, 6041A(a), 6045 and 6050A.

Privacy Act Notice. Section 6109 requires most recipients of dividends, interest or other payments to give taxpayer identification numbers to payers who must report the payments to the Internal Revenue Service. The Internal Revenue Service uses the numbers for identification purposes. Payers must be given the numbers whether or not recipients are required to file tax returns. Payers must generally withhold 28% of taxable interest, dividends and certain other payments to a payee who does not furnish a taxpayer identification number to a payer. Certain penalties may also apply.

FOR ADDITIONAL INFORMATION, CONTACT YOUR TAX ADVISOR OR THE INTERNAL REVENUE SERVICE.

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EXHIBIT D

ESCROW AGREEMENT

This Escrow Agreement, dated as of [__________], 2007 (this “Escrow Agreement”), is made by and among H-G Holdings, Inc., a Delaware corporation (the “Company”), Concur Technologies, Inc., a Delaware corporation (“Parent”), Jupiter Partners L.P., a Delaware limited partnership (“Jupiter”), solely as “Stockholder Representative”, and JPMorgan Chase Bank, N.A., a national banking association (the “Escrow Agent”), as escrow agent hereunder.

Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Agreement and Plan of Merger, dated as of July 27, 2007, by and among the Company, Parent, Northstars Acquisition Corporation, a Delaware corporation (“Merger Sub”), and the Stockholder Representative (the “Merger Agreement”), pursuant to which, among other matters, Merger Sub will merge with and into the Company and Parent will pay cash consideration for all of the shares of the Company’s Class C Shares from the stockholders of the Company.

WHEREAS, pursuant to Section 1.10 of the Merger Agreement, the parties agreed that Parent would deposit an amount in cash equal to Sixteen Million Dollars ($16,000,000) (the “Escrowed Amount”) into an escrow account, to be held upon the terms and conditions set forth in this Escrow Agreement; and

WHEREAS, the Escrow Agent has agreed to hold and/or release the Escrowed Amount pursuant to the terms hereof;

NOW THEREFORE, in consideration of the mutual covenants and agreements contained herein and, with respect to the Company, Parent and the Stockholder Representative, in the Merger Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1.     Appointment of Escrow Agent. The Company, Parent and the Stockholder Representative hereby appoint the Escrow Agent to act as escrow agent in accordance with the terms hereof, and the Escrow Agent hereby accepts such appointment.

2.     Deposit of Escrowed Amount; Income.

(a)    Concurrently with the execution of this Escrow Agreement, Parent is delivering to the Escrow Agent by wire transfer of immediately available funds the Escrowed Amount, consisting of:

(i)    Fifteen Million Dollars ($15,000,000) for deposit in an escrow account (the “Indemnity Escrow Account”),

(ii)    Five Hundred Thousand Dollars ($500,000) for deposit in an escrow account (the “Expense Escrow Account”), and

(iii)    Five Hundred Thousand Dollars ($500,000) for deposit in an escrow account (the “TMG Escrow Account”);

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and the Escrow Agent is accepting the Escrowed Amount for deposit in such escrow accounts (collectively, the “Escrow Accounts”) pursuant to the provisions of this Escrow Agreement.

(b)    From the date hereof until the final disbursement of all funds held in the Escrow Accounts pursuant to Section 4 hereof, the Escrow Agent shall, at the reasonable direction of the Stockholder Representative, be authorized to invest and reinvest any cash held by the Escrow Agent hereunder in:

•        a JPMorgan Chase Bank, N.A. Money Market Account; and

•        a money market mutual fund, including any money market mutual fund for which the Escrow Agent or any affiliate of the Escrow Agent serves as investment manager, administrator, shareholder servicing agent and/or custodian or subcustodian, notwithstanding that (i) the Escrow Agent or an affiliate of the Escrow Agent receives fees from such funds for services rendered, (ii) the Escrow Agent charges and collects fees for services rendered pursuant to this Escrow Agreement, which fees are separate from the fees received from such funds, and (iii) services performed for such funds and pursuant to this Escrow Agreement may at times duplicate those provided to such funds by the Escrow Agent or its affiliates.

In the event the Escrow Agent does not receive written instructions from the Stockholder Representative to invest or reinvest such cash, the Escrow Agent will invest and reinvest such cash in a JPMorgan Chase Bank, N.A. Money Market Account. The Escrow Agent shall have the right to sell any investments held hereunder to comply with the terms of this Escrow Agreement and neither Parent, the Company nor the Escrow Agent shall be liable for any loss due to fluctuation of interest rates or the market value of the investment being sold. All investments shall be registered in the name of the Escrow Agent. Neither Parent, the Company, nor the Escrow Agent shall be responsible for any unrealized profit or realized loss realized on such investments. For purposes of investment, the Escrow Accounts may not be commingled, and the Escrow Agent shall account for each Escrow Account separately in its books of account.

(c)    The Company, Parent and the Stockholder Representative each represents, severally and not jointly, to the Escrow Agent that its correct taxpayer identification number assigned by the Internal Revenue Service (the “IRS”) or any other taxing authority is set forth on the signature pages hereto beneath their respective names. All interest, dividends or other income (collectively, “Earnings”) earned with respect to the Escrow Accounts shall be reported by the recipient to the IRS or any other taxing authority; provided that it is understood and agreed by the parties hereto that for tax purposes (i) the Escrow Amount shall be treated as an installment obligation and no party shall take any action or filing position inconsistent with such characterization, (ii) all Earnings in any Tax year shall be reported as allocated to the Stockholder Representative until the distribution of the Escrow Amount (or portion thereof) is determined and thereafter to Parent and the stockholders of the Company immediately prior to the Effective Time (the “Stockholders”) in accordance with their respective interests in the Escrow Amount consistent with Proposed Treasury Regulation Section 1.468B-8(e). The Escrow Agent shall report and, as required, withhold any taxes as it determines may be required by any law or regulation in effect at the time of any distribution hereunder and shall remit such taxes to the appropriate authorities.

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3.    Definitions. As used in this Escrow Agreement:

“Balance” means, with respect to any Escrow Account as of any date, the aggregate amount on deposit in such Escrow Account on such date.

“Business Day” means any day that is not a Saturday, Sunday, legal holiday or other day on which banks are required to be closed in Minneapolis, Minnesota or New York, New York.

“Claim” means any claim for indemnification or Final NTAV Shortfall made by a Parent Indemnitee pursuant to the Merger Agreement (other than pursuant to Section 10.02(a)(v) of the Merger Agreement), of which the Escrow Agent has been notified in writing by Parent, with a copy to the Stockholder Representative.

“Claims Outstanding” means, as of any date, all Claims, except for (i) any Claim as to which Parent and the Stockholder Representative have, on or prior to such date, each or jointly notified the Escrow Agent that such Claim has been withdrawn, (ii) any Claim which has been paid, or (iii) any Claim as to which a Final Determination has been made, on or prior to such date, that such Claim is without merit or otherwise dismissing such Claim.

“Final Determination” means a final, non-appealable determination by a court of competent jurisdiction or a written determination or award by an arbitrator that, as applicable, Parent or any other Parent Indemnitee is (or is not) entitled to indemnification or other payment in respect of a Claim or TMG Claim, as the case may be, or Parent or any other Parent Indemnitee or the Stockholders are otherwise entitled to the release of any funds from the Escrow Accounts.

“Parent” means Parent, when acting on its own behalf and, where applicable, when acting on behalf of any other Parent Indemnitee.

“Release Date” means the eighteen-month anniversary of the date of this Escrow Agreement.

“Stockholder Representative Expenses” means (i) any reasonable out-of-pocket fees and expenses incurred by the Stockholder Representative in the determination, review, dispute or approval of any Claim Notices, and (ii) any other reasonable out-of-pocket fees and expenses incurred by the Stockholder Representative in carrying out its duties under or relating to the Merger Agreement or this Escrow Agreement.

“TMG Claim” means any claim for indemnification made by a Parent Indemnitee pursuant to Section 10.02(a)(v) of the Merger Agreement, for which the Escrow Agent has been notified in writing by Parent, with a copy to the Stockholder Representative.

“TMG Claims Outstanding” means, as of any date, all TMG Claims, except for (i) any TMG Claim as to which Parent and the Stockholder Representative have, on or prior to such date, jointly notified the Escrow Agent that such TMG Claim has been withdrawn, (ii) any TMG Claim which has been paid, or (iii) any TMG Claim as to which a Final Determination has been made, on or prior to such date, that such TMG Claim is without merit or otherwise dismissing such TMG Claim.

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4.    Disbursements from Escrow Accounts.

4.1    Disbursements from Expense Escrow Account.

(a)      From time to time the Stockholder Representative may deliver a written notice to the Escrow Agent, signed by the Stockholder Representative, which (i) certifies that the Stockholder Representative is entitled to reimbursement for Stockholder Representative Expenses, (ii) sets forth in reasonable detail the amount and nature of the expenses for which reimbursement is sought, (iii) directs the Escrow Agent to release such amount to the Stockholder Representative, and (iv) provides wiring or other payment instructions (an “Expense Notice”). Upon receipt of such an Expense Notice, the Escrow Agent promptly, and in all events with ten (10) days, shall disburse from the Expense Escrow Account to the Stockholder Representative, in accordance with such wiring or other payment instructions as the Stockholder Representative shall provide to the Escrow Agent, the lesser of (x) the amount set forth in the Expense Notice and (y) the remaining Balance of the Expense Escrow Account.

(b)      Upon receipt of a written instruction from the Stockholder Representative, the Escrow Agent shall disburse the remaining Balance of the Expense Escrow Account to the Stockholders in proportion with their interest therein as set forth in Schedule 1.

4.2    Disbursements from Indemnity Escrow Account.

(a)      From time to time prior to the Release Date, Parent may deliver to the Escrow Agent a written notice, substantially in the form attached hereto as Exhibit A, signed by Parent (a copy of which notice shall be delivered to the Stockholder Representative concurrently) certifying the amount of any Claim (a “Claim Notice”). Unless the Escrow Agent receives a written notice from the Stockholder Representative (a copy of which notice shall be delivered to Parent concurrently) disputing the Claim Notice (each an “Indemnity Dispute Notice”) within ten (10) Business Days of the Escrow Agent’s receipt of the Claim Notice (in which event Section 4.4(a) shall apply), the Escrow Agent shall disburse from the Indemnity Escrow Account to the applicable Parent Indemnitee (as directed by Parent), within one (1) Business Day following the end of such ten (10) Business Day period, in accordance with such wiring or other payment instructions as Parent shall provide to the Escrow Agent, the lesser of (i) the amount of the Claim set forth in the Claim Notice or (ii) the remaining Balance of the Indemnity Escrow Account.

(b)      If any funds remain in the Indemnity Escrow Account on the Release Date, then on the first Business Day thereafter, the Escrow Agent shall, subject to Section 4.4(a), disburse funds from the Indemnity Escrow Account equal to the excess, if any, of (i) the Balance of the Indemnity Escrow Account over (ii) the aggregate amount of Claims Outstanding as of the Release Date, to be distributed as follows:

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(i)      First, if the funds in the Expense Escrow Account have been disbursed in their entirety, the Escrow Agent shall disburse from the Indemnity Escrow Account to the Stockholder Representative the lesser of (x) the amount of Stockholder Representative Expenses not previously reimbursed pursuant to Section 4.1 and (y) the remaining Balance of the Indemnity Escrow Account. The Stockholder Representative Expenses shall be itemized in an Expense Notice delivered to the Escrow Agent pursuant to Section 4.1(a).

(ii)      Second, any amounts remaining in the Indemnity Escrow Account after payments to the Stockholder Representative under Section 4.2(b)(i) shall be distributed to the Stockholders in proportion with their interest therein as set forth in Schedule 1.

(c)      If any funds remain in the Indemnity Escrow Account following any payment of funds pursuant to Section 4.2(b) (the “Non-Distributed Funds”), such Non-Distributed Funds shall be disbursed from the Indemnity Escrow Account either (i) in accordance with Section 4.2(a), with respect to Non-Distributed Funds relating to a Claim that is not disputed by the Stockholder Representative, or (ii) otherwise in accordance with Section 4.4, as applicable.

4.3    Disbursements from TMG Escrow Account.

(a)      From time to time prior to the Release Date, Parent may deliver to the Escrow Agent a written notice, substantially in the form attached hereto as Exhibit B, signed by Parent (a copy of which notice shall be delivered to the Stockholder Representative concurrently) certifying the amount of any TMG Claim (a “TMG Claim Notice”). Unless the Escrow Agent receives a written notice from the Stockholder Representative (a copy of which notice shall be delivered to Parent concurrently) disputing the TMG Claim Notice (each a “TMG Dispute Notice” and, together with the Indemnity Dispute Notices, the “Claim Dispute Notices”) within ten (10) Business Days of the Escrow Agent’s receipt of the TMG Claim Notice (in which event Section 4.4(a) shall apply), the Escrow Agent shall disburse from the TMG Escrow Account to the applicable Parent Indemnitee (as directed by Parent), within one (1) Business Day following the end of such ten (10) Business Day period, in accordance with such wiring or other payment instructions as Parent shall provide to the Escrow Agent, the lesser of (i) the amount of the TMG Claim set forth in the TMG Claim Notice or (ii) the remaining Balance of the TMG Escrow Account.

(b)      If any funds remain in the TMG Escrow Account on the Release Date, then on the first Business Day thereafter, the Escrow Agent shall, subject to Section 4.4(a), disburse funds from the TMG Escrow Account equal to the excess, if any, of (i) the Balance of the TMG Escrow Account over (ii) the aggregate amount of TMG Claims Outstanding as of the Release Date, to be distributed as follows:

(i)      First, if the funds in the Expense Escrow Account and the Indemnity Escrow Account have been disbursed in their entirety, the Escrow Agent shall disburse from the TMG Escrow Account to the Stockholder Representative the lesser of

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(x) the amount of Stockholder Representative Expenses not previously reimbursed pursuant to Sections 4.1 and 4.2(b)(i) and (y) the remaining Balance of the TMG Escrow Account. The Stockholder Representative Expenses shall be itemized in an Expense Notice delivered to the Escrow Agent pursuant to Section 4.1(a).

(ii)      Second, any amounts remaining in the TMG Escrow Account after payments to the Stockholder Representative under Section 4.3(b)(i) shall be distributed to the Stockholders in proportion with their interest therein as set forth in Schedule 1.

(c)      If any funds remain in the TMG Escrow Account following any payment of funds pursuant to Section 4.3(b) (the “TMG Non-Distributed Funds”), such TMG Non-Distributed Funds shall be disbursed from the TMG Escrow Account either (i) in accordance with Section 4.3(a), with respect to TMG Non-Distributed Funds relating to a TMG Claim that is not disputed by the Stockholder Representative, or (ii) otherwise in accordance with Section 4.4, as applicable.

4.4    General.

(a)      If the Escrow Agent shall receive written instructions from either Parent or the Stockholder Representative, the Escrow Agent shall promptly (but in any event within one (1) Business Day of receipt) send via electronic facsimile transmission and overnight courier (each in accordance with Section 6 hereof) a copy thereof to the other party. In the event of the receipt by the Escrow Agent of any timely written notice from the Stockholder Representative disputing any written notice given to the Escrow Agent by Parent with respect to the release of all or any portion of the funds from the Indemnity Escrow Account or TMG Escrow Account pursuant to this Section 4, the Escrow Agent shall release such funds, or an appropriate portion thereof, only (i) pursuant to instructions contained in a written notice signed jointly by the Stockholder Representative and Parent, (ii) a written notice signed by Parent directing a release of a stated amount to the Stockholders in proportion with their interest therein as set forth in Schedule 1, (iii) a written notice signed by the Stockholder Representative directing a release of a stated amount to Parent, or (iv) in accordance with the terms of a Final Determination presented by the prevailing party. Any such release shall be made within three (3) Business Days of receipt by the Escrow Agent of such instructions or a certificate from Parent or the Stockholder Representative (a copy of which shall be delivered to the other party concurrently) certifying that the copy enclosed with such certificate is a true and complete copy of a Final Determination.

(b)      If at any time the Escrow Agent shall receive instructions contained in (i) a written notice signed jointly by the Stockholder Representative and Parent with respect to the release of any funds, (ii) a written notice signed by Parent directing a release of a stated amount to the Stockholders in proportion with their interest therein as set forth in Schedule 1, or (iii) a written notice signed by the Stockholder Representative directing a release of a stated amount to Parent, from the Indemnity Escrow Account or TMG Escrow Account, the Escrow Agent shall release such funds in accordance with such instructions. Any calculations (other than proration in accordance with Schedule 1) required by this Escrow Agreement for the

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disbursement of funds shall be made by the party issuing the instructions and shall be included in the instructions along with the specific amounts to be disbursed.

(c)      If the Stockholder Representative gives a Claim Dispute Notice as provided in Sections 4.2(a) and 4.3(a), then Claim(s) subject thereto shall be resolved by a written settlement agreement executed by the Stockholder Representative and Parent (or the applicable Parent Indemnitee).

(d)      In the absence of such a binding written settlement agreement between Stockholder Representative and Parent (or the applicable Parent Indemnitee) settling all aspects of the Claim(s) subject to such Claim Dispute Notice, within sixty (60) calendar days of receipt by the Escrow Agent of Claim Dispute Notice, either party may institute legal proceedings with respect to such Contested Claim in accordance with the terms and provisions of Section 7(f).

5.    Escrow Agent.

(a)    Duties and Responsibilities.

(i)      The duties and responsibilities of the Escrow Agent hereunder shall be limited to those expressly set forth in this Escrow Agreement, and the Escrow Agent shall not be bound in any way by any other contract or agreement between the parties hereto, whether or not the Escrow Agent has knowledge of any such contract or agreement or of the terms or conditions thereof. In the event that the Escrow Agent shall be uncertain as to any duties or responsibilities hereunder or shall receive instructions from any of the parties hereto with respect to the Escrow Accounts which in the Escrow Agent’s reasonable belief are in conflict with other instructions previously received by the Escrow Agent or in conflict with any of the provisions of this Escrow Agreement, then the Escrow Agent shall be entitled to refrain from taking any action and its sole obligation shall be to keep safely all property held in escrow until it shall be directed to do so in writing jointly signed by Parent and the Stockholder Representative or by a final order or judgment of a court of competent jurisdiction in proceedings which the Escrow Agent or any other party hereto shall be entitled to commence. The Escrow Agent may act upon the advice of its agents or counsel (and shall be liable only for the careful selection of any such agent or attorney) and may consult with counsel, accountants and other skilled persons to be selected and retained by it in taking or refraining from taking any action hereunder and may act upon any instrument or other writing believed in good faith to be genuine and to be signed and presented by the proper person or persons. The Escrow Agent shall not be liable for anything done, suffered or omitted in good faith by it in accordance with the advice or opinion of any such counsel, accountants or other skilled persons.

(ii)      The Escrow Agent shall not be responsible for the genuineness of any signature or document presented to it pursuant to this Escrow Agreement and may rely conclusively upon and shall be protected in acting upon any list, advice, judicial order or decree, certificate, notice, request, consent, statement, instruction or other instrument believed by it in good faith to be genuine or to be signed or presented by the proper person hereunder, or duly authorized by such person or properly made. The Escrow Agent shall not be responsible for any of the agreements contained herein except the performance of its duties as expressly set forth

7

herein. The duties and obligations of the Escrow Agent hereunder shall be governed solely by the provisions of this Escrow Agreement and the Escrow Agent shall have no duties other than the duties expressly imposed herein and shall not be required to take any action other than in accordance with the terms hereof. The Escrow Agent shall not be bound by any notice of, or demand with respect to, any waiver, modification, amendment, termination, cancellation, rescission or restatement of this Escrow Agreement, unless in writing and signed by Parent and the Stockholder Representative, and, if the duties of the Escrow Agent are affected thereby, the Escrow Agent, unless the Escrow Agent shall have given its prior written consent thereto. Anything in this Escrow Agreement to the contrary notwithstanding, in no event shall the Escrow Agent be liable for special, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the Escrow Agent has been advised of the likelihood of such loss or damage and regardless of the form of action.

(b)    Liability; Indemnification. The Escrow Agent shall not be liable to any party hereto for any damage, loss or expense incurred as a result of any act or omission of the Escrow Agent, unless such damage, loss or expense is caused by the Escrow Agent’s gross negligence or willful misconduct or fraud or bad faith or breach of this Escrow Agreement. The Escrow Agent, and its directors, officers, agents and employees (the “indemnitees”) shall be indemnified, jointly and severally, and held harmless by Parent, the Company and the Stockholders, from all loss and against any and all liability, including all costs and expenses (including the fees and expenses of in house or outside counsel) reasonably incurred in its defense and otherwise incurred in enforcing this right of indemnification, to which the Escrow Agent shall be subject by reason of any action taken or omitted or any investment or disbursement of any part of the Escrow Accounts made by the Escrow Agent pursuant to this Escrow Agreement, except as a result of the Escrow Agent’s own gross negligence or willful misconduct or fraud or bad faith or breach of this Escrow Agreement. This right of indemnification shall survive the termination of this Escrow Agreement, and the removal or resignation of the Escrow Agent.

(c)    Disputes. In the event conflicting demands are made or conflicting notices are served upon the Escrow Agent with respect to the Escrow Accounts, the Escrow Agent will have the absolute right, at the Escrow Agent’s election, to do either or both of the following: (i) resign as Escrow Agent so a successor can be appointed pursuant to clause (g) of this Section 5, or (ii) file a suit in interpleader and obtain an order from a court of competent jurisdiction requiring the parties to interplead and litigate in such court their several claims and rights among themselves. In the event such interpleader suit is brought, the Escrow Agent will thereby be fully released and discharged from all further obligations imposed upon it under this Escrow Agreement, and Parent, the Company and the Stockholders will pay the Escrow Agent all costs, expenses and reasonable attorneys’ fees expended or incurred by the Escrow Agent pursuant to the exercise of the Escrow Agent’s rights under this Section 5(c).

(d)    Attachment. In the event all or any part of the Escrow Accounts shall be attached, garnished or levied upon pursuant to any court order, or the delivery thereof shall be stayed or enjoined by a court order, or any other order, judgment or decree shall be made or entered by any court affecting the Escrow Accounts or any part hereof or any act of the Escrow Agent, the Escrow Agent is authorized to obey and comply with all writs, orders, judgments or

8

decrees so entered or issued by any such court, without the necessity of inquiring whether such court has jurisdiction; and if the Escrow Agent obeys or complies with any such writ, order, or decree, the Escrow Agent shall not be liable to any of the parties hereto or any other person by reason of such compliance.

(e)    No Liens or Claims. The Escrow Agent shall have no interest in the Escrow Accounts, but is serving as escrow holder only and having only possession thereof.

(f)    Legal Action. The Escrow Agent shall have no duty to incur any out-of-pocket expenses or to take any legal action in connection with this Escrow Agreement or towards its enforcement, or to appear in, prosecute or defend any action or legal proceeding that would result in or might require it to incur any cost, expense, loss, or liability, unless and until it shall receive confirmation and at its option, security, with respect to indemnification therefor in accordance with Section 5 of this Escrow Agreement.

(g)    Resignation. The Escrow Agent, or the Escrow Agent’s successor hereinafter appointed, may at any time resign by giving thirty (30) days’ advance notice in writing to Parent and the Stockholder Representative, and shall be discharged of all further duties hereunder upon the appointment of a successor escrow agent which shall be appointed by agreement of Parent and the Stockholder Representative, and the transfer of funds held in the Escrow Accounts pursuant to this Escrow Agreement to the successor escrow agent; provided, however, that such resigning Escrow Agent shall remain entitled to indemnification hereunder pursuant to Paragraph 5(b) hereof. If Parent and the Stockholder Representative are unable to agree on a successor escrow agent, either of such parties may petition a court of competent jurisdiction to appoint one. From the date upon which the Escrow Agent sends notice of any resignation until the acceptance by a successor escrow agent appointed as provided herein, the Escrow Agent’s sole obligation hereunder shall be to hold the Escrow Accounts delivered to it in accordance with this Escrow Agreement. Any such successor escrow agent shall deliver to Parent and the Stockholder Representative a written certificate accepting such appointment hereunder, and thereupon it shall succeed to all the rights and duties of the Escrow Agent hereunder and shall be entitled to receive the benefit of the provisions set forth herein.

(h)    Replacement. Parent and the Stockholder Representative, acting jointly, may at any time substitute a new escrow agent by giving fifteen (15) days’ notice thereof to the Escrow Agent then acting. The Escrow Agent shall continue to serve until its successor accepts the escrow and receives delivery of the funds in the Escrow Accounts.

(i)    Accounting. The Escrow Agent will provide to Parent and the Stockholder Representative a account statement for each Escrow Account reflecting the investments held in escrow hereunder and all transactions relating to this Escrow Agreement, including any distributions of such Escrow Account, within ten (10) Business Days following written request of any such party.

(j)    Fees and Expenses. The Escrow Agent shall be entitled to compensation for its services hereunder as Escrow Agent and for reimbursement for its reasonable out-of-pocket costs and expenses, in the amounts and payable as set forth on Exhibit

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C. All amounts owing under the foregoing sentence shall be paid by the Company. The Escrow Agent shall also be entitled to payment of any amounts to which the Escrow Agent is entitled under the indemnification provisions contained herein as set forth in Section 5(b).

(k)    Security Procedures. In the event funds transfer instructions are given to the Escrow Agent, whether in writing, by telecopier or otherwise, the Escrow Agent is authorized to seek confirmation of such instructions by telephone call-back to the person or persons designated on Schedule 2 hereto, and the Escrow Agent may rely upon the confirmation of anyone purporting to be the person or persons so designated. The persons and telephone numbers for call-backs may be changed only in a writing actually received and acknowledged by the Escrow Agent. If the Escrow Agent is unable to contact any of the authorized representatives of Parent identified in Schedule 2, the Escrow Agent is hereby authorized to seek confirmation of such instructions by telephone call-back to any one or more of Parent’s authorized signatories, as the Escrow Agent may select. Such executive officer shall deliver to the Escrow Agent a fully executed incumbency certificate, and the Escrow Agent may rely upon the confirmation of anyone purporting to be any such officer. The Escrow Agent and the beneficiary’s bank in any funds transfer may rely solely upon any account numbers or similar identifying numbers provided by Parent or the Stockholder Representative to identify (i) the beneficiary, (ii) the beneficiary’s bank, or (iii) an intermediary bank. The Escrow Agent may apply any of the escrowed funds for any payment order it executes using any such identifying number, even when its use may result in a person other than the beneficiary being paid, or the transfer of funds to a bank other than the beneficiary’s bank or an intermediary bank designated. The parties to this Escrow Agreement acknowledge that these security procedures are commercially reasonable.

6.    Notices. All notices, requests, demands, claims, and other communications hereunder will be in writing, and shall be given (and shall be deemed to have been duly given upon receipt) by personal delivery, electronic facsimile transmission or overnight courier and addressed to the intended recipient as set forth below (or at such other address as shall be specified in a notice given in accordance with this Section 6:

If to the Stockholder Representative:

Jupiter Partners, L.P.

12 East 49th Street

36th Floor

New York, NY 10017

Attention: Mr. John Sprague

Facsimile: (212) 300-1001

with a copy to (which will not constitute notice):

Fried, Frank, Harris, Shriver & Jacobson LLP

One New York Plaza

New York, NY 10004

Attention: Aviva Diamant, Esq.

Facsimile: (212) 859-4000

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If to Parent:

Concur Technologies, Inc.

18400 NE Union Hill Road

Redmond, WA 98052

Attention: Chief Legal Officer

Phone: (425) 497-7384

Fax: (425) 497-5930

With a copy (which will not constitute notice) to:

Fenwick & West LLP

Silicon Valley Center

801 California Street

Mountain View, CA 94041

Attention: Robert A. Freedman and David A. Bell

Facsimile: (650) 938-5200

If to the Escrow Agent:

JPMorgan Chase Bank

4 New York Plaza, 21st Floor

New York, NY 10004]

Attention: [__________]

Facsimile: [__________]

7.    Miscellaneous.

(a)    Termination. This Escrow Agreement shall terminate upon the latest to occur of the following: (i) the date on which all of the funds in the Escrow Accounts have been released from escrow pursuant to the provisions of Section 4 of this Escrow Agreement, (ii) the Release Date and (iii) the date on which all Claims Outstanding and TMG Claims Outstanding have been paid in full.

(b)    Entire Agreement. This Escrow Agreement and, with respect to the Company, Parent and the Stockholder Representative, the Merger Agreement, embody the entire agreement and understanding among the parties hereto with respect to the subject matter hereof and supersedes all prior oral or written agreements and understandings between or among the parties relating to the subject matter hereof. No statement, representation, warranty, covenant or agreement of any kind not expressly set forth in this Escrow Agreement or the Merger Agreement shall affect, or be used to interpret, change or restrict, the express terms and provisions of this Escrow Agreement.

(c)    Amendments, Waivers and Consents. Except as otherwise expressly provided herein, the terms and provisions of this Escrow Agreement may be modified

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or amended only by written agreement executed by Parent and the Stockholder Representative and, if the duties of the Escrow Agent are affected thereby, the Escrow Agent. The terms and provisions of this Escrow Agreement may be waived, or consent for the departure therefrom granted, only by a written document signed by the party entitled to the benefits of such terms or provisions. No such waiver or consent shall be deemed to be or shall constitute a waiver or consent with respect to any other terms or provisions of this Escrow Agreement, whether or not similar. Each such waiver or consent shall be effective only in the specific instance and for the purpose for which it was given, and shall not constitute a continuing waiver or consent.

(d)    Assignment. The rights and obligations under this Escrow Agreement may not be assigned or delegated by any of the parties hereto without the prior written consent of the other parties; provided that Parent may assign any or all of its rights and/or delegate any or all of its obligations hereunder to any person to whom it assigns or delegates any or all of its rights or obligations under the Merger Agreement, provided that Parent provide the Escrow Agent with fifteen (15) days’ prior written notice of such assignment; provided that the Stockholder Representative may assign all of its rights and all of its obligations hereunder (and such rights and obligations shall automatically be assigned) to any person that becomes a replacement or substitute Stockholder Representative in accordance with the Merger Agreement, provided that the Escrow Agent receives five (5) days’ prior written notice of such assignment.

(e)    Benefit. All statements, representations, warranties, covenants and agreements in this Escrow Agreement shall be binding on the parties hereto and shall inure to the benefit of the respective successors and permitted assigns of each party hereto.

(f)    Governing Law; Venue and Service of Process; Waiver of Jury Trial.

(i)      This Escrow Agreement and the rights and obligations of the parties hereunder shall be governed by and construed in accordance with the laws of the State of New York.

(ii)      Venue and Service of Process. By execution and delivery of this Escrow Agreement, each of the parties hereto hereby irrevocably and unconditionally (i) consents to submit to the exclusive jurisdiction of the federal and state courts located in the State of New York in New York County (collectively, the “Selected Courts”) for any action or proceeding arising out of or relating to this Escrow Agreement and the transactions contemplated hereby, and agrees not to commence any action or proceeding relating thereto except in the Selected Courts, provided that a party may commence any action or proceeding in a court other than a Selected Court solely for the purpose of enforcing an order or judgment issued by one of the Selected Courts; (ii) consents to service of any process, summons, notice or document in any action or proceeding by registered first-class mail, postage prepaid, return receipt requested or by nationally recognized courier guaranteeing overnight delivery in accordance with Section 6 hereof and agrees that such service of process shall be effective service of process for any action or proceeding brought against it in any such court, provided that nothing herein shall affect the right of any party hereto to serve process in any other manner permitted by law; (iii) waives any objection to the laying of venue of any action or proceeding arising out of this Escrow Agreement

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or the transactions contemplated hereby in the Selected Courts; and (iv) waives and agrees not to plead or claim in any court that any such action or proceeding brought in any such Selected Court has been brought in an inconvenient forum.

(iii)      Waiver of Jury Trial. With respect to any action or proceeding arising out of or relating to this Escrow Agreement or the transactions contemplated hereby, each of the parties hereby irrevocably, to the extent not prohibited by applicable law that cannot be waived, waives, and covenants that it will not assert (whether as plaintiff, defendant or otherwise), any right to trial by jury in any action arising in whole or in part under or in connection with this Escrow Agreement or the transactions contemplated hereby, whether now existing or hereafter arising, and whether sounding in contract, tort or otherwise, and agrees that any of them may file a copy of this paragraph with any court as written evidence of the knowing, voluntary and bargained-for agreement among the parties irrevocably to waive its right to trial by jury in any action or proceeding whatsoever between them relating to this Escrow Agreement or the transactions contemplated hereby. Such action or proceeding shall instead be tried in a Selected Court by a judge sitting without a jury.

(g)    Severability. Whenever possible, each provision or portion of any provision of this Escrow Agreement will be interpreted in such manner as to be effective and valid under applicable law but the invalidity or unenforceability of any provision or portion of any provision of this Escrow Agreement in any jurisdiction shall not affect the validity or enforceability of the remainder of this Escrow Agreement in that jurisdiction or the validity or enforceability of this Escrow Agreement, including that provision or portion of any provision, in any other jurisdiction. In addition, should a court or arbitrator determine that any provision or portion of any provision of this Escrow Agreement is not reasonable or valid, either in period of time, geographical area, or otherwise, the parties hereto agree that such provision should be interpreted and enforced to the maximum extent which such court or arbitrator deems reasonable or valid.

(h)    Expenses. Except for the fees and expenses of the Escrow Agent which shall be paid as provided in Section 5(j), each of the parties hereto shall pay its own fees and expenses (including the fees of any attorneys, accountants, appraisers or others engaged by such party) in connection with this Escrow Agreement and the transactions contemplated hereby.

(j)    Headings and Captions. The headings and captions contained in this Escrow Agreement are for convenience only and shall not affect the meaning or interpretation of this Escrow Agreement or of any of its terms or provisions.

(k)    Interpretation. The parties hereto acknowledge and agree that they have participated jointly in the negotiation and drafting of this Escrow Agreement, have each been represented by counsel in such negotiation and drafting, and that in the event an ambiguity or question of intent or interpretation arises, this Escrow Agreement shall be construed as if drafted jointly by the parties and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Escrow Agreement.

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(l)    Further Assurances. At any time or from time to time after the date hereof, the parties hereto shall do and perform, or cause to be done and performed, all further acts and things, and shall execute and deliver all other agreements, certificates, instruments, and documents, as any other party hereto reasonably may request in order to carry out the intent and accomplish the purposes of this Escrow Agreement and to evidence or effectuate the consummation of the transactions contemplated hereby.

(m)    Counterparts. This Escrow Agreement may be executed in any number of counterparts and be delivered via facsimile, and by different parties hereto on separate counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

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IN WITNESS WHEREOF, the parties hereto have duly executed this Escrow Agreement as of the date first above written.

H-G HOLDINGS, INC.

By:

Name: Title:

Tax Certification: Taxpayer ID#: ________________

Customer is a (check one):

X	Corporation	__	Municipality	__	Partnership	__	Non-profit or Charitable Org

__	Individual	__	REMIC	__	Trust	__	Other__________

Under the penalties of perjury, the undersigned certifies that:

(1)	the entity is organized under the laws of the United States

(2)	the number shown above is its correct Taxpayer Identification Number (or it is waiting for a number to be issued to it); and

(3)	it is not subject to backup withholding because: (a) it is exempt from backup withholding or (b) it has not been notified by the Internal Revenue Service (IRS) that it is subject to backup withholding as a result of failure to report all interest or dividends, or (c) the IRS has notified it that it is no longer subject to backup withholding.

(If the entity is subject to backup withholding, cross out the words after the (3) above.)

Investors who do not supply a tax identification number will be subject to backup withholding in accordance with IRS regulations.

Note: The IRS does not require your consent to any provision of this document other than the certifications required to avoid backup withholding.

[Signature Page to Escrow Agreement]

IN WITNESS WHEREOF, the parties hereto have duly executed this Escrow Agreement as of the date first above written.

CONCUR TECHNOLOGIES, INC.

By:

Name: Title:

Tax Certification: Taxpayer ID#: ________________

Customer is a (check one):

X	Corporation	__	Municipality	__	Partnership	__	Non-profit or Charitable Org

__	Individual	__	REMIC	__	Trust	__	Other__________

Under the penalties of perjury, the undersigned certifies that:

(1)	the entity is organized under the laws of the United States

(2)	the number shown above is its correct Taxpayer Identification Number (or it is waiting for a number to be issued to it); and

(3)	it is not subject to backup withholding because: (a) it is exempt from backup withholding or (b) it has not been notified by the Internal Revenue Service (IRS) that it is subject to backup withholding as a result of failure to report all interest or dividends, or (c) the IRS has notified it that it is no longer subject to backup withholding.

(If the entity is subject to backup withholding, cross out the words after the (3) above.)

Investors who do not supply a tax identification number will be subject to backup withholding in accordance with IRS regulations.

Note: The IRS does not require your consent to any provision of this document other than the certifications required to avoid backup withholding.

[Signature Page to Escrow Agreement]

IN WITNESS WHEREOF, the parties hereto have duly executed this Escrow Agreement as of the date first above written.

ESCROW AGENT: JPMORGAN CHASE BANK, N.A.

By:

Name: Title:

[Signature Page to Escrow Agreement]

IN WITNESS WHEREOF, the parties hereto have duly executed this Escrow Agreement as of the date first above written.

STOCKHOLDER REPRESENTATIVE: JUPITER PARTNERS, L.P.

By:

Name: Title:

Tax Certification: Taxpayer ID#: ________________

Customer is a (check one):

__	Corporation	__	Municipality	X	Partnership	__	Non-profit or Charitable Org

__	Individual	__	REMIC	__	Trust	__	Other__________

Under the penalties of perjury, the undersigned certifies that:

(1)	the entity is organized under the laws of the United States

(2)	the number shown above is its correct Taxpayer Identification Number (or it is waiting for a number to be issued to it); and

(3)	it is not subject to backup withholding because: (a) it is exempt from backup withholding or (b) it has not been notified by the Internal Revenue Service (IRS) that it is subject to backup withholding as a result of failure to report all interest or dividends, or (c) the IRS has notified it that it is no longer subject to backup withholding.

(If the entity is subject to backup withholding, cross out the words after the (3) above.)

Investors who do not supply a tax identification number will be subject to backup withholding in accordance with IRS regulations.

Note: The IRS does not require your consent to any provision of this document other than the certifications required to avoid backup withholding.

[Signature Page to Escrow Agreement]

SCHEDULE 1

Stockholders’ Percentage of Escrow Accounts

	Stockholder		Percentage

(1)	[__________	]	[__________]%

(2)	[__________	]	[__________]%

(3)	[__________	]	[__________]%

(4)	[__________	]	[__________]%

(5)	[__________	]	[__________]%

(6)	[__________	]	[__________]%

(7)	[__________	]	[__________]%

(8)	[__________	]	[__________]%

(9)	[__________	]	[__________]%

Total:			100.000000000%

SCHEDULE 2

Telephone Number(s) for Call-Backs and

Person(s) Designated to Confirm Funds Transfer Instructions

If to Parent:

	Name	Telephone Number

1.	[Contact]	[Phone Number]

If to the Stockholder Representative:

	Name	Telephone Number

1.	John Sprague	212-310-1010

Telephone call-backs shall be made to Parent and the Stockholder Representative if joint instructions are required pursuant to this Escrow Agreement.

EXHIBIT A

[ Date ]

JPMorgan Chase Bank, N.A.

4 New York Plaza, 21st Floor

New York, NY 10004

Attn: [____________]

Re: Claim Notice

Dear Sirs,

Reference is made to that Escrow Agreement dated as of [____________], 2007 (the “Agreement”), by and among H-G Holdings, Inc., a Delaware corporation, [__________], a [__________] (“Parent”), Jupiter Partners L.P., a Delaware limited partnership, solely as “Stockholder Representative” and JPMorgan Chase Bank, N.A.

In accordance with Section 4.2(a) of the Agreement, Parent hereby gives notice that it is making a Claim pursuant to the Merger Agreement in the amount of $_______________.

Sincerely, Concur Technologies, Inc.

By:

Name: Title:

cc:  Jupiter Partners L.P., as Stockholder Representative

EXHIBIT B

[ Date ]

JPMorgan Chase Bank, N.A.

4 New York Plaza, 21st Floor

New York, NY 10004

Attn: [            ]

Re: Claim Notice

Dear Sirs,

Reference is made to that Escrow Agreement dated as of [____________], 2007 (the “Agreement”), by and among H-G Holdings, Inc., a Delaware corporation, [__________], a [__________] (“Parent”), Jupiter Partners L.P., a Delaware limited partnership, solely as “Stockholder Representative” and JPMorgan Chase Bank, N.A.

In accordance with Section 4.3(a) of the Agreement, Parent hereby gives notice that it is making a Claim pursuant to the Merger Agreement in the amount of $_______________.

Sincerely, Concur Technologies, Inc.

By:

Name: Title:

cc:  Jupiter Partners L.P., as Stockholder Representative

EXHIBIT C

Escrow Agent Fees

Escrow Agent’s Compensation:	Annual Administration Fee: $[______]

Out-of-Pocket Expenses:	As incurred

Exhibit E

EXECUTION COPY

INTEREST PURCHASE AGREEMENT

August 31, 2007

by and among

GELCO INFORMATION NETWORK, INC.

and

ADESSO SOLUTIONS, L.L.C.

EXECUTION COPY

		Page
ARTICLE I	DEFINED TERMS; RULES OF CONSTRUCTION	1
1.1	Defined Terms	1
1.2	Rules of Construction	7

ARTICLE II	ACQUISITION OF COMPANY INTERESTS; CLOSING; CONSIDERATION	7

2.1	Acquisition of Company Interests	7
2.2	The Closing	8
2.3	Consideration	8
2.4	Payment of Purchase Price; Other Deliverables	8
2.5	Closing Date Working Capital Statement; Purchase Price Adjustment	8

ARTICLE III	REPRESENTATIONS AND WARRANTIES OF THE SELLER	11

3.1	Organization, Power, Authority, and Good Standing, Ownership of Company Interest	11
3.2	Authorization, Execution, Enforceability and No Conflicts Financial Statements Absence of Changes Compliance with Laws Title to Assets, Properties and Rights Tax Matters Software and Other Intellectual Property Contracts and Commitments Insurance Proceedings Employees Employee Benefits Environment and Safety Related Party Transactions Receivables and Payables Compliance with Foreign Corrupt Practices Act and Similar Laws No Brokers Real Property Customers Bank Accounts Performance Unit Agreements Disclaimer	12
3.3		12
3.4		13
3.5		14
3.6		14
3.7		14
3.8		15
3.9		16
3.10		17
3.11		18
3.12		18
3.13		18
3.14		19
3.15		20
3.16		20
3.17		20
3.18		20
3.19		21
3.20		21
3.21		21
3.22		21
3.23		21

ARTICLE IV	REPRESENTATIONS AND WARRANTIES OF THE PURCHASER	21

4.1	Organization; Good Standing Authorization, Execution, Enforceability and No Conflicts	21
4.2		22

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4.3	Funds Available Proceedings Purchase for Investment	22
4.4		22
4.5		22

ARTICLE V	COVENANTS AND AGREEMENTS	23

5.1	Cooperation and Further Assurances Public Announcements Certain Employee Matters Transfer Taxes Cooperation on Tax Matters Transfer Agreement Covenant Not to Compete	23
5.2		23
5.3		23
5.4		24
5.5		24
5.6		24
5.7		24

ARTICLE VI	SURVIVAL; INDEMNIFICATION	25

6.1	Survival Indemnification Procedures for Claims Other provisions	25
6.2		25
6.3		27
6.4		28

ARTICLE VII	MISCELLANEOUS	29

7.1	Expenses Assignment; Successors and Assigns Entire Agreement Environmental Waiver Notices Amendments, Modifications and Waivers Governing Law; Disputes; Consent to Jurisdiction; Waiver of Jury Trial No Third Party Beneficiaries Severability Counterparts; Facsimile Signatures	29
7.2		29
7.3		29
7.4		30
7.5		30
7.6		31
7.7		31
7.8		32
7.9		32
7.10		32

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INTEREST PURCHASE AGREEMENT

This Interest Purchase Agreement is entered into this 231th day of August, 2007, by and between Gelco Information Network, Inc., a Minnesota corporation (the “Seller”), and Adesso Solutions, L.L.C., a Delaware limited liability company (the “Purchaser”).

WHEREAS, the Seller owns 100% of the limited liability company interests of Gelco TMG, LLC (the “Company”), a Delaware limited liability company (the “Company Interests”); and

WHEREAS, upon the terms and subject to the conditions of this Agreement, the Purchaser desires to acquire, and the Seller desires to sell, all of the Company Interests.

NOW, THEREFORE, in consideration of the covenants, agreements, representations and warranties contained in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties, the parties hereto hereby agree as follows:

ARTICLE I

DEFINED TERMS; RULES OF CONSTRUCTION

1.1 Defined Terms. The following terms used in this Agreement shall have the following meanings:

“Affiliate” of a Person means any Person who directly or indirectly through one or more intermediaries Controls or is Controlled by or is under common Control with the specified Person. The Company shall be an Affiliate of the Seller prior to the Closing and an Affiliate of the Purchaser after the Closing.

“Arbiter” has the meaning given to it in Section 2.5(c).

“Business” means the provision by the Company (or, prior to June 15, 2007, by the Seller and its Affiliates) of trade payments and trade promotions management solutions and services to the consumer packaged goods industry.

“Business Day” means any day that is not a Saturday, Sunday, legal holiday or other day on which banks are required to be closed in Minneapolis, Minnesota or New York, New York.

“CERCLA” has the meaning given to it in Section 7.4.

“Closing” has the meaning given to it in Section 2.2.

“Closing Date” has the meaning given to it in Section 2.2.

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“Closing Date Working Capital Statement” has the meaning given to it in Section 2.5(a).

“Code” shall mean the Internal Revenue Code of 1986, as amended.

“Company” has the meaning given to it in the preamble of this Agreement.

“Company Intellectual Property” means any Intellectual Property owned, licensed, used or held for use by the Company.

“Company Interests” has the meaning given to it in the preamble of this Agreement.

“Contract” means any loan or credit agreement, note, bond, mortgage, indenture, lease, sublease, purchase order or other agreement, including, without limitation, any customer contract.

“Control” shall mean the power to direct the affairs of an entity by reason of ownership of equity securities, by Contract, or otherwise.

“Core Representations” has the meaning given to it in Section 6.2(b)(iii).

“Current Assets” has the meaning given to it in Section 2.5(b).

“Current Liabilities” has the meaning given to it in Section 2.5(b).

“Customer Sales List” has the meaning given to it in Section 3.20.

“Damages” has the meaning given to it in Section 6.2(a)(i).

“Disclosure Schedule” means the disclosure schedule annexed to this Agreement; the Disclosure Schedule is incorporated herein by reference.

“Documents” means this Agreement, the TSA Amendment Agreement, the Note, the Security Agreements and the LLC Amendment Agreement.

“Employee Benefit Plan” means (i) any qualified or non-qualified Employee Pension Benefit Plan, (ii) any Employee Welfare Benefit Plan, and (iii) any other employee benefit, fringe benefit, compensation, incentive, bonus (including any plan providing for a bonus payable upon the consummation of the Transaction) or other plan, program or arrangement, whether or not subject to ERISA and whether or not funded.

“Employee Pension Benefit Plan” has the meaning given to it in Section 3(2) of ERISA.

“Employee Welfare Benefit Plan” has the meaning given to it in Section 3(1) of ERISA.

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“Encumbrance” means any security interest, mortgage, lien, pledge, claim, charge, escrow, encumbrance, option, security agreement or other similar Contract, whether written or oral and whether or not relating in any way to credit or the borrowing of money (excluding any restrictions on transfer arising under applicable securities laws).

“Environmental and Safety Requirements” means all Laws, Orders and common law concerning pollution or protection of the environment, including all those relating to the presence, use, production, generation, handling, transportation, treatment, storage, disposal, distribution, labeling, testing, processing, discharge, release, threatened release or cleanup of any hazardous materials, substances or wastes, chemical substances or mixtures, pesticides, pollutants, contaminants, toxic chemicals, petroleum products or byproducts, asbestos or polychlorinated biphenyls.

“Environmental Breach” has the meaning given to it in Section 6.3(b).

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended and the rules and regulations promulgated thereunder.

“Final Closing Date Working Capital Statement” has the meaning given to it in Section 2.5(d).

“Financial Statements” has the meaning given to it in Section 3.3.

“GAAP” means generally accepted accounting principles as in effect in the United States from time to time, consistently applied.

“Governmental Authority” means any national, federal, state, local or regional (whether domestic or foreign) government, authority, instrumentality, department, commission, board, bureau, agency or court.

“indemnified party” has the meaning given to it in Section 6.1.

“indemnifying party” has the meaning given to it in Section 6.1.

“Insurance Policies” has the meaning given to it in Section 3.10.

“Intellectual Property” means any or all of the following: (i) domain names, trademarks, trademark applications, service marks, service mark applications, and trade names; (ii) inventions (whether patentable or not), invention disclosures, improvements, trade secrets, proprietary information, know-how, product rights, technology, technical data, business process methodologies and all documentation relating to any of the foregoing; (iii) patents and patent applications, and all reissues, divisions, renewals, extensions, provisionals, continuations and continuations-in-part thereof; (iv) copyrights, copyright registrations and applications therefor, and all other rights corresponding thereto; (v) websites, and all designs related thereto; (vi) databases and data collections and all rights therein; (vii) Software; and (viii) similar or equivalent rights to any of the foregoing or other intangible asset of any nature.

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“Knowledge of the Seller” means that any of the following individuals is actually aware of a fact or other matter: Karen Beckwith, Thomas Goodmanson and James Suddendorf (and, solely for the purposes of Section 3.20, the persons named in Section 2.5(b) of the Disclosure Schedule).

“Laws” means all federal, state, local or foreign laws, statutes, rules, regulations, and ordinances of any Governmental Authority.

“LLC Agreement” means the limited liability agreement of the Company entered into by the Seller as of May 31, 2007 and amended by the Seller as of July 9, 2007.

“LLC Amendment Agreement” means the amendment to the LLC Agreement, pursuant to which the Purchaser shall have replaced the Seller as the sole member of the Company, substantially in the form attached as Exhibit A.

“material” means, for purposes of (i) Sections 3.4, 3.6, 3.7, 3.9(b), 3.10, 3.12(a) and 3.20, a threshold of twenty-five thousand dollars ($25,000) and, (ii) Section 3.3(b), a threshold of ten thousand dollars ($10,000).

“Material Adverse Effect” means any circumstance, change or effect (whether or not covered by insurance) that would reasonably be expected to be, individually or in the aggregate, materially adverse to the business, assets, condition (financial or otherwise), or results of operations of the Company, taken as a whole, or to the ability of Seller to consummate the Transaction.

“Note” means a secured promissory note made by the Purchaser payable to the order of the Seller (or its successors or assigns) in the original principal amount of $5,000,000 (subject to adjustment in accordance with Section 2.5 hereof), substantially in the form attached as Exhibit B.

“Orders” means any judgments, writs, decrees, injunctions, orders, compliance agreements or settlement agreements of or with any Governmental Authority.

“Other Claim” has the meaning given to it in Section 6.3(b).

“Other Claim Notice” has the meaning given to it in Section 6.3(b).

“Performance Unit Documents” has the meaning given to it in Section 3.22.

“Permits” means all permits, licenses, authorizations, registrations, franchises, approvals, consents, certificates, variances and similar rights from Governmental Authorities.

“Permitted Encumbrances” means (i) Encumbrances for Taxes not yet due and payable or being contested in good faith by appropriate Proceedings; (ii) workers or unemployment compensation liens arising in the ordinary course of business; (iii) mechanic’s, materialman’s, supplier’s, vendor’s or similar liens arising in the ordinary course of business

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securing amounts that are not delinquent or past due; (iv) Encumbrances relating to purchase money security interests arising in the ordinary course of business; (v) zoning ordinances, easements and other restrictions of legal record affecting real property which would be revealed by a survey and would not, individually or in the aggregate, materially interfere with the value or usefulness of such real property to the business; and (vi) other Encumbrances which do not have a Material Adverse Effect.

“Person” shall mean any individual, corporation, limited liability company, partnership, trust or unincorporated organization, Governmental Authority or other entity.

“Plans” has the meaning given to it in Section 3.13(a).

“Proceeding” means any action, suit, proceeding or hearing before or by a Governmental Authority.

“Purchase Price” has the meaning given to it in Section 2.3.

“Purchase Price Adjustment” has the meaning given to it in Section 2.5(d).

“Purchaser” has the meaning given to it in the preamble to this Agreement.

“Purchaser Benefit Plan” has the meaning given to it in Section 5.3(a).

“Purchaser Documents” means the Documents to which the Purchaser or any of its Affiliates is a party.

“Purchaser Indemnified Parties” has the meaning given to it in Section 6.2(a)(i).

“Purchaser’s 401(k) Plan” has the meaning given to it in Section 5.3(b).

“Securities Act” means the Securities Act of 1933, as amended.

Security Agreements” means (i) the security agreement dated the date hereof by and among the Seller, as secured party, and the Purchaser, as grantor, substantially in the form attached as Exhibit C-1, (ii) the security agreement dated the date hereof by and among the Seller, as secured party, and the Company, as grantor, substantially in the form attached as Exhibit C-2, (iii) the pledge agreement dated the date hereof by and among the Seller, as secured party, and the Purchaser, as pledgor, substantially in the form attached as Exhibit C-3, (iv) the Copyright Security Agreement and Mortgage dated the date hereof by and among the Seller, as secured party, and the Purchaser, as grantor, substantially in the form attached as Exhibit C-4, (v) the Copyright Security Agreement and Mortgage dated the date hereof by and among the Seller, as secured party, and the Company, as grantor, substantially in the form attached as Exhibit C-5, (vi) the Patent and Trademark Security Agreement dated the date hereof by and among the Seller, as secured party, and the Purchaser, as grantor, substantially in the form attached as Exhibit C-6, (vii) the Patent and Trademark Security Agreement dated the date hereof by and among the Seller, as secured party, and the Company, as grantor, substantially in the form

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attached as Exhibit C-7, (viii) the Guaranty executed by the Company in favor of the Seller, dated the date hereof, substantially in the form attached as Exhibit C-8, and (ix) the Subordination Agreement by and among the Seller, Adesso Holdings, LLC, Strome Alpha Master Fund, Ltd. and consented to by the Purchaser, dated the date hereof, substantially in the form attached as Exhibit C-9.

“Seller” has the meaning given to it in the preamble to this Agreement.

“Seller Documents” means the Documents to which the Seller or any of its Affiliates is a party.

“Seller Indemnified Parties” has the meaning given to it in Section 6.2(a)(ii).

“Software” means any computer program, operating system, applications system, firmware or software of any nature, whether operational, under development or inactive, including all object code, source code, comment code, algorithms, menu structures or arrangements, icons, operational instructions, scripts, commands, syntax, screen designs, reports, designs, concepts, technical manuals, test scripts, user manuals and other documentation therefor, whether in machine-readable form, programming language or any other language or symbols, and whether stored, encoded, recorded or written on disk, tape, film, memory device, paper or other media of any nature, and all data bases necessary or appropriate to operate any such computer program, operating system, applications system, firmware or software.

“Tax” means all U.S. and foreign federal, state, county, local, municipal and other taxes, assessments, duties or similar charges, and including all interest, penalties and additions imposed with respect to such amounts, and all amounts payable pursuant to any agreement or arrangement with respect to Taxes and any liability for Taxes of another Person as a transferee or successor (including any liability of that other Person pursuant to U.S. Treasury Regulation 1.1502-6 or any analogous provision of applicable Law).

“Tax Returns” means any return, declaration, report, claim for refund or information return or statement relating to Taxes, including any schedule or attachment thereto and any amendment thereof.

“Third Party Claim” has the meaning given to it in Section 6.3(a)(i).

“Third Party Claim Notice” has the meaning given to it in Section 6.3(a)(i).

“Transaction” means the transaction contemplated by this Agreement and by the other Documents.

“Transfer Agreement” means the Agreement, dated as of June 15, 2007 and amended as of July 9, 2007, by and among the Company, the Seller and Gelco Information Network Canada, Inc.

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“Transition Services Agreement” means the transition services agreement, dated as of June 15, 2007, by and between the Company and the Seller.

“TSA Amendment Agreement” means the amendment to the Transition Services Agreement, substantially in the form attached as Exhibit D.

“Valid Claim Notice” means either a Valid Third Party Claim Notice or a Valid Other Claim Notice.

“Valid Other Claim Notice” has the meaning set forth in Section 6.3(b).

“Valid Third Party Claim Notice” has the meaning set forth in Section 6.3(a)(i).

1.2 Rules of Construction. The term “this Agreement” means this Interest Purchase Agreement together with all Schedules and Exhibits hereto, as the same may from time to time be amended, modified, supplemented or restated in accordance with the terms hereof. The use in this Agreement of the term “including” means “including, without limitation.” The words “herein,” “hereof,” “hereunder” and other words of similar import refer to this Agreement as a whole, including the Disclosure Schedule, the other Schedules and the Exhibits, as the same may from time to time be amended, modified, supplemented or restated, and not to any particular section, subsection, paragraph, subparagraph or clause contained in this Agreement. All references to Sections, the Disclosure Schedule, the other Schedules and the Exhibits mean the Sections of this Agreement and the Disclosure Schedule, the other Schedules and the Exhibits attached to this Agreement, except where otherwise stated. The title of and the section and paragraph headings in this Agreement are for convenience of reference only and shall not govern or affect the interpretation of any of the terms or provisions of this Agreement. The use herein of the masculine, feminine or neuter forms shall also denote the other forms, as in each case the context may require or permit. The singular or plural includes the other, as the context requires or permits. The language used in this Agreement has been chosen by the parties to express their mutual intent, and no rule of strict construction shall be applied against any party. The inclusion of any fact or item referenced in one Section or sub-Section of the Disclosure Schedule shall be considered disclosed in each and every other Section or sub-Section of the Disclosure Schedule (whether or not an explicit cross-reference appears) if the applicability of such matter to the other Section or sub-Section is reasonably apparent on the face of the Disclosure Schedule.

ARTICLE II

ACQUISITION OF COMPANY INTERESTS; CLOSING; CONSIDERATION

2.1 Acquisition of Company Interests. In accordance with, and subject to, the provisions of this Agreement, at the Closing, the Seller shall sell, assign, transfer, convey and deliver to the Purchaser, and the Purchaser shall purchase, acquire and accept from the Seller, all of the Seller’s right, title and interest in and to the Company Interests, free and clear of all Encumbrances (other than Encumbrances (i) arising under the Note and/or the Security Agreements or (ii) created by the Purchaser).

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2.2 The Closing. The closing of the Transaction (the “Closing”) shall take place at the office of the Seller at 9:30 a.m. on the date hereof, or such later date as the Seller and the Purchaser may otherwise agree (the “Closing Date”), and shall be deemed to have occurred at the opening of business on the Closing Date.

2.3 Consideration. The consideration for the sale, assignment, transfer and delivery of the Company Interests (the “Purchase Price”) shall consist of the Note (the principal amount of which shall be subject to adjustment as provided in Section 2.5).

2.4 Payment of Purchase Price; Other Deliverables. At the Closing:

(a) the Purchaser shall pay the Purchase Price to the Seller by executing and delivering the Note to the Seller;

(b) the Seller shall deliver to the Purchaser the certificate representing the Company Interests, duly endorsed in blank for transfer or accompanied by a duly executed assignment separate from the certificate;

(c) the Seller shall deliver to the Purchaser the duly executed counterparts of each Seller Document; and

(d) the Purchaser shall deliver to the Seller the duly executed counterparts of each Purchaser Document.

2.5 Closing Date Working Capital Statement; Purchase Price Adjustment.

(a) The Seller shall prepare and deliver to the Purchaser, 10 days following the Closing Date, a statement setting forth the Current Assets and the Current Liabilities, each as of the close of business on the Closing Date (the “Closing Date Working Capital Statement”). There shall be attached to the Closing Date Working Capital Statement an annex setting forth in reasonable detail the computation of the Purchase Price Adjustment.

(b) As used herein, (i) the term “Current Assets” shall mean the sum of (x) accounts receivable of the Business, net of reserves, (y) customer funding receivables of the Business, net of reserves, and (z) prepaid expenses and other assets of the Business of a type historically classified by the Business as current assets, but shall not include any cash or cash equivalents, and (ii) the term “Current Liabilities” shall mean the sum of (w) accounts payable of the Business, (x) customer funding liabilities of the Business, (y) deferred revenues of the Business and (z) accrued liabilities of the Business of a type historically classified by the Business as current liabilities, including, without limitation, current liabilities for Taxes. For purposes of clarification, the retention payments and bonus payments listed on Section 2.5(b) of the Disclosure Schedule shall be paid on the Closing Date by Seller and shall not be considered as part of the Purchase Price Adjustment. The Current Assets and Current Liabilities set forth in the Closing Date Working Capital Statement shall be determined using the same accounting methods, policies, practices and procedures, with consistent classification, judgments, and estimation methodology, as used in determining Current Assets and Current Liabilities included

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in the Financial Statements, and shall not take into account any changes in circumstances or events occurring after the close of business on the Closing Date. In preparing the Closing Date Working Capital Statement, the reserves for accounts receivable and customer funding receivables shall be (i) 3% of the aggregate face amount of such receivables, in the case of receivables that are 90 days or less past due, and (ii) determined in accordance with the immediately preceding sentence, in the case of receivables that are more than 90 days past due, and no other reserves shall be taken.

(c) The Closing Date Working Capital Statement delivered by the Seller to the Purchaser and the computation of the Purchase Price Adjustment annexed thereto shall be final, conclusive and binding upon the parties unless the Purchaser, within 15 days after the delivery to the Purchaser of the Closing Date Working Capital Statement, notifies the Seller in writing that the Purchaser disputes any of the amounts set forth therein, specifying the nature of the dispute and the basis therefor. The parties shall in good faith attempt to resolve any dispute, in which event the Closing Date Working Capital Statement and the computation of the Purchase Price Adjustment, as amended to the extent necessary to reflect the resolution of the dispute, shall be final, conclusive and binding upon the parties. If the parties do not reach agreement resolving the dispute within 10 days after notice is given by the Purchaser to the Seller pursuant to this Section 2.5(c), the parties shall submit the dispute to a mutually agreed upon independent accounting firm (the “Arbiter”). Promptly, but no later than 20 days after its acceptance of its appointment as Arbiter, the Arbiter shall determine, based solely on presentations by the Purchaser and the Seller, and not by independent review, only those issues in dispute and shall render a report as to the dispute and the resulting computation of the Closing Date Working Capital Statement and the Purchase Price Adjustment, if any, which shall be final, conclusive and binding upon the parties. In resolving any disputed item, the Arbiter (x) shall be bound by the provisions of paragraph (a) of this Section 2.5 and (y) may not assign a value to any item greater than the greatest value for such item claimed by either party or less than the smallest value for such item claimed by either party. The fees, costs and expenses of the Arbiter (i) shall be borne by the Purchaser in the proportion that the aggregate dollar amount of such disputed items so submitted that are unsuccessfully disputed by the Purchaser (as finally determined by the Arbiter) bears to the aggregate dollar amount of such items so submitted and (ii) shall be borne by the Seller in the proportion that the aggregate dollar amount of such disputed items so submitted that are successfully disputed by the Purchaser (as finally determined by the Arbiter) bears to the aggregate dollar amount of such items so submitted. Whether any dispute is resolved by agreement among the parties or by the Arbiter, changes to the Closing Date Working Capital Statement shall be made hereunder only for items as to which the Purchaser has taken timely exception as provided herein. The Purchaser and the Seller each shall make available to the other (upon the request of the other) their respective work papers generated in connection with the preparation or review of the Closing Date Working Capital Statement.

(d) The difference between the Current Assets and the Current Liabilities, as set forth in the Closing Date Working Capital Statement which has become final, conclusive and binding on the parties pursuant to the provisions of Section 2.5(c) hereof (the “Final Closing Date Working Capital Statement”), is referred to herein as the “Closing Date Working Capital”. The difference (whether a positive or negative number) between the Closing Date Working

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Capital and ($3,000,000) (i.e. a capital deficit of $3,000,000) if any, is herein referred to as the “Purchase Price Adjustment”. If the Closing Date Working Capital is greater (i.e. better) than ($3,000,000) the dollar amount of the Purchase Price Adjustment shall be paid by the Purchaser to the Seller in accordance with Section 2.5(e). If the Closing Date Working Capital is less (i.e. worse) than ($3,000,000), the dollar amount of the Purchase Price Adjustment shall be paid by the Seller to the Purchaser in accordance with Section 2.5(e). By way of example, if the Closing Date Working Capital is ($2,000,000) (i.e. a capital deficit of $2,000,000), then the Purchase Price Adjustment is $1,000,000, which shall be paid by the Purchaser to the Seller, and if the Closing Date Working Capital is ($4,000,000) (i.e. a capital deficit of $4,000,000) then the Purchase Price Adjustment is $1,000,000, which shall be paid by the Seller to the Purchaser.

(e) The Purchase Price Adjustment shall be paid as follows:

(i) to the extent the Purchase Price Adjustment is determined prior to the date the Note has been repaid in full, then the Purchase Price Adjustment shall be paid by (x) increasing the principal amount of the Note (effective as of the Closing Date) by the amount of the Purchase Price Adjustment, if the Purchase Price Adjustment is payable by the Purchaser, or (y) decreasing the principal amount of the Note (effective as of the Closing Date) by the amount of the Purchase Price Adjustment, if the Purchase Price Adjustment is payable by the Seller, and each of the Purchaser and the Seller agrees to promptly take any reasonable action that may be requested by the other to document such increase or decrease in principal amount, including by executing an appropriate addendum to the Note; or

(ii) to the extent the Purchase Price Adjustment is determined after the date the Note has been repaid in full (or to the extent the principal amount of the Note is less than the amount of the Purchase Price Adjustment), then the Purchase Price Adjustment (or the portion thereof not applied to reduce the principal amount of the Note) shall be paid by wire transfer of immediately available funds to an account designated in writing by the Purchaser or by the Seller, as the case may be.

Such adjustment or payment, as applicable, shall be made on the third Business Day following (i) the last day on which the Purchaser may, pursuant to Section 2.5(c), notify the Seller that it disputes any of the amounts set forth in the Closing Date Working Capital Statement, if there shall have been no dispute between the parties with respect thereto, or such earlier date as the Purchaser shall advise the Seller of the absence of any dispute, or (ii) the date mutual agreement is reached as to the amount of the Purchase Price Adjustment, if any, in the event of a dispute that is settled by the parties without resort to the Arbiter, or (iii) the receipt of the report of the Arbiter in the event of a dispute which is settled by the Arbiter, as applicable.

(f) The Purchaser hereby acknowledges and agrees that access to employees of the Business and representatives of the Purchaser and to business records may be required in order that the Seller may prepare the Closing Date Working Capital Statement. The Purchaser shall make such persons available to the Seller and its representatives and shall give the Seller and its representatives all necessary access to the business records, without charge to the Seller, as may reasonably requested by the Seller, in order to assist in the preparation of the Closing

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Date Working Capital Statement and the resolution of any disputes with respect thereto. The Seller hereby acknowledges and agrees that access to certain business records may be required in order that the Purchaser may review the Closing Date Working Capital Statement. The Seller shall give the Purchaser and its representatives all necessary access to such business records, without charge to the Purchaser, as may reasonably be requested by the Purchaser, in order to assist in the preparation of the Closing Date Working Capital Statement and the resolution of any disputes with respect thereto.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF THE SELLER

The Seller hereby represents and warrants to the Purchaser as follows:

3.1 Organization, Power, Authority, and Good Standing, Ownership of Company Interest.

(a) The Seller and the Company each is duly organized, validly existing and in good standing under the Laws of the jurisdiction of its formation. The Company is not, and is not required to be, licensed or qualified to do business as a foreign corporation under the laws of any other jurisdiction in which the character of the properties owned or leased by it therein or in which the transaction of its business makes such qualification or licensing necessary, except where the lack of such license or qualification would not have a Material Adverse Effect. The Company has all requisite limited liability company power and authority to own, operate and lease its properties and assets and carry on its business as now conducted. The copies of the certificate of organization and LLC Agreement previously delivered to or made available to Purchaser are true, correct and complete.

(b) The Seller has been the only member of the Company since the inception of the Company. Upon delivery to Purchaser at the Closing of the certificates representing the Company Interests, Purchaser will own the Company Interests, free and clear of any Encumbrances (other than Encumbrances (i) arising under the Note and/or the Security Agreements or (ii) created by the Purchaser). Except for this Agreement or the LLC Agreement, the Company Interests are not subject to any voting trust or member agreement or other similar Contract, including any such Contract restricting or otherwise relating to the voting, distribution rights or disposition of the Company Interests. Except as set forth in Section 3.1(b) of the Disclosure Schedule, Seller is not part to any option, warrant, purchase right or other Contract (other than this Agreement) that could require Seller to dispose, sell, or otherwise transfer the Company Interests and there are no outstanding membership interests, options, warrants, rights (including conversion or preemptive rights and rights of first refusal or similar rights) or agreements, orally or in writing, to purchase or acquire from the Company any membership interests, or any securities convertible into or exchangeable for membership interests in the Company.

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(c) The Company doe not have any subsidiaries.

3.2 Authorization, Execution, Enforceability and No Conflicts.

(a) The Seller has all requisite corporate power and authority to execute and deliver this Agreement, the Seller Documents and any and all instruments necessary or appropriate in order to effectuate fully the terms and conditions of this Agreement and to perform and consummate the Transaction. This Agreement and the Seller Documents, and the performance by the Seller of the obligations hereunder and thereunder, have been duly and validly authorized by all requisite corporate action on the part of the Seller, and this Agreement and the Seller Documents have been duly and validly executed and delivered by the Seller and constitute valid and legally binding obligations of the Seller, enforceable against the Seller in accordance with the terms and conditions of this Agreement and the Seller Documents, except as enforceability thereof may be limited by any applicable bankruptcy, reorganization, insolvency or other Laws affecting creditors’ rights generally or by general principles of equity.

(b) The execution, delivery and performance by the Seller of this Agreement and the Seller Documents, and the consummation by the Seller of the Transaction, do not (i) violate any Law applicable to the Seller or the Company or (ii) except as set forth in Section 3.2 of the Disclosure Schedule, conflict with, or result in any breach of, any of the terms, conditions or provisions of, or constitute (with due notice or lapse of time, or both) a default under or give rise to any right of termination, cancellation or acceleration under any provision of the Seller’s certificate of incorporation, the LLC Agreement or any Contracts to which the Seller or the Company is a party. The Seller and the Company have not been and are not required to give any notice to, or make any filing with, any Governmental Authority, or obtain any Permit, in each case for the valid execution, delivery and performance by the Seller of this Agreement and the Seller Documents.

3.3 Financial Statements.

(a) Section 3.3 of the Disclosure Schedule contains true and complete copies of the unaudited selected balance sheet items of the Business as of December 31, 2006 and June 30, 2007 and the related unaudited income statements for the year and the three-month period then ended (the “Financial Statements”).

(b) The Financial Statements:

(i) have been prepared in accordance with the books and records of the Business, which books and records have been maintained in a manner consistent with historical practice and are correct and complete in all material respects;

(ii) have been prepared in accordance with GAAP applied on a consistent basis throughout the periods covered; and

(iii) present fairly the financial condition and results of operation of the Business as of the dates and for the periods covered thereby; provided, however, that the Financial Statements do not include footnotes and are subject to normal year-end adjustments, none of which is material.

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3.4 Absence of Changes. Except as set forth in Section 3.4 of the Disclosure Schedule or as provided or contemplated by the Documents, since June 30, 2007 the Business has been operated in the ordinary course consistent with past practice and there has not been:

(a) any event or condition that has a Material Adverse Effect;

(b) any material deviation from any historical accounting principle, procedure or practice followed by the Business or in the method of applying any such principle, procedure or practice;

(c) any damage, destruction or loss to any of the tangible assets of the Business, whether or not covered by insurance, which has a Material Adverse Effect;

(d) the creation of any Encumbrance on any of the assets of the Business, tangible or intangible, except for liens for current Taxes not yet due and other Permitted Encumbrances;

(e) any cancellation of indebtedness owed to the Business from others, except in the ordinary course of business;

(f) any material transaction or Contract entered into by the Business, except in the ordinary course of business;

(g) any material change in the manner in which the Business extends discounts or credits to its customers;

(h) any material change in the manner in which the Business markets its products or services;

(i) any waiver, release or other loss of any material rights of the Business, except in the ordinary course of business or for fair value;

(j) any sale, transfer or other disposition of a material portion of the assets of the Business, except in the ordinary course of business or for fair value;

(k) any scrapping as obsolete of a material portion of the assets of the Business;

(l) any commitments for capital expenditures by the Business in excess of $10,000 per occurrence or $25,000 in the aggregate;

(m) any material change in the policies of the Business with respect to the payment of accounts payable or other current liabilities, depreciation or amortization policies or rates theretofore adopted, or the collection of accounts receivable, including any deferral of the payment or acceleration of collection thereof, as applicable; or

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(n) any legally binding agreement by the Seller or the Company to take any of the actions described in the preceding clauses (a) through (m).

3.5 Compliance with Laws. Except as set forth in Section 3.5 of the Disclosure Schedule, the Seller with respect to the Business has been, and the Company is, in compliance with all applicable Laws (excluding (A) ERISA and other employee matters, which are addressed specifically in Sections 3.12 and 3.13, and (B) Environmental and Safety Requirements, which are addressed specifically in Section 3.14), except where the failure to comply does not have a Material Adverse Effect. Except as set forth in Section 3.5 of the Disclosure Schedule, the Company does not, and is not required to, hold any Permits.

3.6 Title to Assets, Properties and Rights. Except as set forth in Section 3.6 of the Disclosure Schedule, the Company has good title to its assets (other than Software and other Intellectual Property, which are addressed specifically in Section 3.8), free and clear of all Encumbrances except for Permitted Encumbrances. The tangible assets of the Company are in good operating condition, normal wear and tear excepted. The assets of the Company, together with the assets that are the subject of the Transition Services Agreement and the assets set forth in Section 3.6 of the Disclosure Schedule, constitute all of the material assets used in the Business as currently conducted.

3.7 Tax Matters.

(a) Except as set forth in Section 3.7(a) of the Disclosure Schedule, the Seller has filed or caused to be filed in a timely and proper manner (within any applicable extension periods) all Tax Returns required to be filed by it with respect to the Business, and the Company has filed or caused to be filed in a timely and proper manner (within any applicable extension periods) all Tax Returns required to be filed by it, with the appropriate Governmental Authorities in all jurisdictions in which such Tax Returns are required to be filed and each has timely paid or caused to be paid all Taxes required to be paid by it prior to the Closing Date.

(b) Except as set forth in Section 3.7(b) of the Disclosure Schedule:

(i) neither the Seller nor the Company has been notified in writing by the Internal Revenue Service or any other taxing authority of any issues in connection with any Tax Return of the Seller with respect to the Business or any Tax Return of the Company, in respect of which the applicable statute of limitations has not expired, and which issues are still pending, and no written notice of any pending Tax audits and no waiver of statutes of limitations has been given to or requested from the Seller with respect to the Business or the Company;

(ii) the Seller with respect to the Business and the Company each has complied in all material respects with all applicable Laws relating to the collection or withholding of Taxes (such as sales Taxes or withholding of Taxes from the wages of employees); and

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(iii) there is no written claim currently pending by any taxing authority in a jurisdiction in which the Seller or the Company does not file Tax Returns that the Seller is or may be subject to taxation by that jurisdiction with respect to the Business or that the Company is or may be subject to taxation by that jurisdiction.

3.8 Software and Other Intellectual Property.

(a) Section 3.8(a) of the Disclosure Schedule sets forth a true and complete list of (i) all issued patents and patent applications, (ii) all trademark registrations and applications, (iii) all copyright registrations and applications, and (iv) all domain names, in each case that are owned by the Company. Except as does not have a Material Adverse Effect, all items of Intellectual Property referred to in the preceding sentence have been properly maintained and renewed in accordance with applicable Laws.

(b) Except as set forth in Section 3.8(b) of the Disclosure Schedule, to the Knowledge of the Seller, all Intellectual Property owned by the Company was (i) created by full-time employees of the Seller during and within the scope of their employment with the Seller, or (ii) acquired from, or developed on behalf of the Seller by, a third party with all ownership and other rights therein assigned or otherwise transferred to or vested in the Seller by such third party pursuant to written agreements, and, in each case, assigned by the Seller to the Company pursuant to the Transfer Agreement.

(c) Except as does not have a Material Adverse Effect, the Company’s rights in the Intellectual Property owned by the Company are valid, enforceable and subsisting.

(d) Section 3.8(d) of the Disclosure Schedule sets forth a list of all license and similar agreements, whether oral or in writing, granting any right (whether contingent or otherwise) to use or practice any rights under any material Company Intellectual Property, except for commercially available, off-the-shelf, click-wrap, shrink-wrap, or similar licenses and licenses granted in the ordinary course of business.

(e) Except as does not have a Material Adverse Effect, (i) the Company owns, free and clear of all Encumbrances (other than Permitted Encumbrances), or has the valid right to use, all Company Intellectual Property, and (ii) to the Knowledge of the Seller, no Person has any rights in or to any of the owned Company Intellectual Property, except for the rights granted in the license agreements listed in Section 3.8(d) of the Disclosure Schedule and licenses granted in the ordinary course of business. To the Knowledge of the Seller, no Person is infringing, violating or misappropriating any of the Company’s rights in any of the owned Company Intellectual Property.

(f) To the Knowledge of the Seller, the Business as currently conducted does not infringe, violate or constitute the misappropriation of any Intellectual Property right of any other Person.

(g) Except as set forth in Section 3.8(g) of the Disclosure Schedule, neither the Seller nor the Company has disclosed or delivered to any escrow agent or any other Person

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any of the source code relating to any Software included in the Company Intellectual Property, and, to the Knowledge of the Seller, no Person has the right, contingent or otherwise, to obtain access to or use of any such source code.

(h) Except with respect to demonstration or trial copies, and except as set forth in Section 3.8(h) of the Disclosure Schedule, the Company and the Seller have not placed in their Software any “back door,” “time bomb,” “Trojan horse,” “worm,” “drop dead device,” “virus” or other software routines or hardware components designed to permit unauthorized access or to disable or erase their Software without the consent of the user.

(i) Notwithstanding any provision hereof to the contrary, no representation or warranty whatsoever is being made with respect to any Company Intellectual Property not currently used in the Business.

3.9 Contracts and Commitments.

(a) Except as set forth in Section 3.9(a) of the Disclosure Schedule, on the date hereof the Company is not (either directly or as assignee of the Seller) a party to any written or legally binding oral:

(i) Contract for the employment or retention of any officer, individual employee, or other Person on a full-time, part-time or consulting basis (including with respect to severance), which Contract provides for salary or other compensation (exclusive of benefits) in excess of $75,000 per year (other than offer letters to or employment Contracts with at-will employees);

(ii) Contract relating to the borrowing of money or to the mortgaging, pledging or otherwise placing an Encumbrance (other than Permitted Encumbrances) on any assets of the Company;

(iii) Contract involving the sale of the accounts receivable to any other Person at a discount;

(iv) Contract with annual payments in excess of $25,000 under which the Company is the lessee of or the holder or operator of any real or tangible personal property owned by any other Person;

(v) Contract under which the Company is the lessor of or permits any other Person to hold or operate any real or tangible personal property owned or controlled by the Company;

(vi) Contract, or group of related Contracts with the same Person, that generated in excess of $75,000 in revenues in the most recent 12-month period or is reasonably expected to generate in excess of $75,000 in revenues in the 12-month period ending on the first anniversary of the date hereof (other than customer Contracts entered into in the ordinary course of business);

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(vii) non-competition, exclusivity or other Contract that limits the Company from freely engaging in the Business or any aspect thereof anywhere in the world;

(viii) Contract relating to the purchase, distribution, marketing, advertising or sale of the Company’s or any other Person’s products or services, in each case which involved payments in excess of $75,000 in the most recent 12-month period or is reasonably expected to involve payments in excess of $75,000 in the 12-month period ending on the first anniversary of the date hereof (other than purchase and sales orders entered into in the ordinary course of business);

(ix) joint development agreement, collaboration agreement or similar Contract;

(x) any profit sharing, option, deferred compensation, severance or other arrangement for the benefit of directors, managers, officers or employees of the Company; or

(xi) any other Contract that is not of any of the foregoing types and is material to the Company.

(b) Except as set forth in Section 3.9(b) of the Disclosure Schedule, (i) the Company is not (and, in the case where the Company is an assignee of the Seller, the Seller, immediately prior to the assignment to the Company, was not) in material default under or in material breach of, nor in receipt of any written claim of default or breach under, any Contract listed in Section 3.9(a) of the Disclosure Schedule, (ii) no event has occurred which with the passage of time or the giving of written notice or both would result in such a default or breach under any such Contract, (iii) to the Knowledge of the Seller, no other party to any such Contract is in material default under or in material breach of such Contract, and (iv) to the Knowledge of the Seller, no event has occurred which with the passage of time or giving of notice or both would result in a material default or material breach by such other party under any such Contract. There has been made available to the Purchaser (A) a true and complete copy of each of the Contracts listed in Section 3.9(a) of the Disclosure Schedule, together with all written amendments or waivers thereto, and (B) a true and complete description of the material terms of all oral Contracts listed in Section 3.9(a) of the Disclosure Schedule.

3.10 Insurance. Section 3.10 of the Disclosure Schedule lists each insurance policy maintained by the Company as of the date hereof (the “Insurance Policies”). All of such Insurance Policies are valid, legal and binding and are in full force and effect. The Company is not in material default in any respect of its obligations under any of the Insurance Policies (including the payment of all premiums with respect to such Insurance Policies), has not received any written notification of cancellation of any of the Insurance Policies, and has no claim outstanding which would reasonably be expected to cause an increase in the insurance rates. The Company has not been advised in writing by any of its insurers that the insurer is defending any claim under a reservation of rights or similar clause. The Company has not received any written notice that (a) any of the Insurance Policies has been or will be canceled or terminated or will not be renewed on substantially the same terms as are now in effect or (b) the premium on any of such policies will be increased on the renewal thereof.

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3.11 Proceedings. Except as set forth in Section 3.11 of the Disclosure Schedule, (a) there are no Proceedings pending or, to the Knowledge of the Seller, threatened against the Seller with respect to the Business or against the Company and, to the Knowledge of the Seller, there is no inquiry or investigation pending by or before any Governmental Authority, and (b) there are no Orders to which the Company is subject.

3.12 Employees.

(a) The Seller with respect to the Business has been, and the Company is, in compliance in all material respects with all Laws applicable to it relating to the hiring of employees and the employment of labor, including provisions thereof relating to wages, hours, equal opportunity, and the payment of social security and other Taxes. To the Knowledge of the Seller, there are no material union organization activities threatened or strikes or work stoppages or material grievances being experienced by the Company.

(b) Except as set forth in Section 3.12 of the Disclosure Schedule, (i) the Company is not materially delinquent in payments to any of its employees for any wages, salaries, commissions, bonuses or other direct compensation for any services performed by them to date or amounts required to be reimbursed to such employees and upon any termination of the employment of any such employees, (ii) there is no material unfair labor practice complaint against the Seller with respect to the Business or against the Company pending before the National Labor Relations Board or any other Governmental Authority, (iii) no labor union currently represents the employees of the Company, and (iv) to the Knowledge of the Seller, no labor union has taken any action with respect to organizing the employees of the Company.

(c) To the Knowledge of the Seller, none of the employees of the Company is bound by any agreement with any other Person that is violated or breached by such employee’s performing the services he or she is currently performing. Except as set forth in Section 3.12 of the Disclosure Schedule, each employee of the Company is employed on an at-will basis and no employee of the Company has a written or oral agreement with the Company that would interfere with the Company’s ability to discharge any such employee. To the Knowledge of the Seller, no executive, key employee or group of significant employees has notified the Company in writing that such person plans to terminate employment with the Company during the next twelve (12) months.

3.13 Employee Benefits.

(a) Section 3.13 of the Disclosure Schedule sets forth a true and complete list of all material Employee Benefit Plans under which the Company has any present or future obligations or liability on behalf of the employees or former employees of the Company or their dependents or beneficiaries (the “Plans”).

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(b) Except as set forth in Section 3.13 of the Disclosure Schedule:

(i) each Plan that is qualified under Section 401 of the Code has received a favorable determination letter from the Internal Revenue Service and such letter has not been modified, revoked or limited by the failure to satisfy any condition thereof or by a subsequent amendment thereto, or failure to amend such Plan;

(ii) except as does not have a Material Adverse Effect, each Plan has been operated and administered in accordance with its terms and is in compliance with ERISA and the Code;

(iii) neither the Seller with respect to the Business nor the Company is or has ever been obligated to contribute to any Multi-Employer Plan (as defined in Section 3(37) of ERISA), a Multiple Employer Plan (as defined in Section 413(c) of the Code), or a defined benefit plan (within the meaning of Section 3(35) of ERISA); and

(iv) except as does not have a Material Adverse Effect, no Proceedings (other than routine benefit claims) are pending or, to the Knowledge of the Seller, threatened against or relating to any Plan.

(c) The Company has delivered or made available to the Purchaser true and complete copies of the following documents, as they have been amended to the date hereof, relating to the Plans: (i) all Plan documents; (ii) the current summary plan description for each Plan; (iii) the Form 5500, 5500-C or 5500-R for each Plan for the three most recent plan years; and (iv) all insurance contracts related to any Plan.

(d) Except as set forth on Section 3.13(d) of the Disclosure Schedule, all contributions (including all employer contributions and employee salary reduction contributions) required to be made to or with respect to each Plan with respect to the service of employees or former employees of the Company as of the Closing and all contributions for any period ending on or before the Closing that are not yet due have been made or have been accrued for in the books and records of the Company.

(e) The Company does not have any obligation to any former employee, or any current employee upon retirement, under any Plan or otherwise, other than those disclosed on Section 3.13(e) of the Disclosure Schedule, and any Plans can be terminated as of or after the Closing without resulting in any liability to the Purchaser for any additional contributions, penalties, premiums, fees, fines, excise taxes, or any other charges or liabilities.

3.14 Environment and Safety. Except as does not have a Material Adverse Effect, (a) to the Knowledge of the Seller, the Seller with respect to the Business has been, and the Company is, in compliance with all Environmental and Safety Requirements, and (b) there are no Proceedings pending or, to the Knowledge of the Seller, threatened against the Seller with respect to the Business or the Company alleging any failure to so comply and involving any of the past operations of the Seller with respect to the Business or the Company or any real property currently owned, leased or used by the Seller with respect to the Business or the Company. Since January 1, 1997, neither the Seller with respect to the Business nor the Company has received any written notice or report regarding any (i) actual or alleged violation of

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Environmental and Safety Requirements or (ii) actual or potential liability arising under Environmental and Safety Requirements, including any investigatory, remedial or corrective obligation. Except as does not have a Material Adverse Effect, to the Knowledge of the Seller, neither the Seller with respect to the Business nor the Company has treated, stored, disposed of, arranged for or permitted the disposal of, transported, handled or released any substance in a manner that has given rise to liability of the Company pursuant to any Environmental and Safety Requirement, including any liability for response costs, corrective action costs, personal injury, property damage, natural resources damage or attorney fees, or any investigative, corrective or remedial obligations. The Seller and the Purchaser agree that only the representations and warranties of the Seller made herein with respect to any matters in any way arising under or relating to any Environmental and Safety Requirements are those contained in this Section 3.14.

3.15 Related Party Transactions. Except as set forth in Section 3.15 of the Disclosure Schedule, and except for compensation and payment of reimbursable expenses incurred in the ordinary course of business to employees, consultants and contractors of the Company, no Affiliate of the Company is now (i) a party to any transaction or Contract with the Company, (ii) indebted to the Company, or (iii) to the Knowledge of the Seller, the direct or indirect owner of an interest in any Person that is a present competitor, supplier or customer of the Company (other than non-Affiliated holdings in publicly held companies).

3.16 Receivables and Payables. Except as set forth in Section 3.16 of the Disclosure Schedule or where a reserve has been established therefor on the Financial Statements or on the Company’s books and records, (a) all of the Company’s accounts and notes receivable as of the date hereof have arisen in the ordinary course of business, and (b) neither the Seller nor the Company has received any written notice that such accounts and notes receivable are subject to claims or set-off or other defenses or counterclaims. All accounts and notes payable by the Company as of the date hereof arose in bona fide transactions in the ordinary course of business.

3.17 Compliance with Foreign Corrupt Practices Act and Similar Laws. Except as does not have a Material Adverse Effect, neither the Seller with respect to the Business nor the Company, nor, to the Knowledge of the Seller, any current or former director, officer, employee, agent or representative of the Seller with respect to the Business or the Company, (a) has used or is using any corporate funds for any illegal contributions, gifts, entertainment or other unlawful expenses relating to any political activity; (b) has used or is using any corporate funds for any direct or indirect unlawful payments to any foreign governmental official in connection with obtaining or retaining business; (c) has violated or is violating any provision of the anti-bribery provisions of the Foreign Corrupt Practices Act of 1977; or (d) has knowingly made any false or fictitious entry on the books and records of the Company or made any unlawful payment of any nature using corporate funds or on behalf of the Company.

3.18 No Brokers. Except as set forth on Section 3.18 of the Disclosure Schedule, no broker, finder or similar agent has been employed by or acted on behalf of, directly or indirectly, the Seller, or any of its Affiliates in connection with this Agreement or the other Documents or the Transaction contemplated hereby or thereby.

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3.19 Real Property. The Company does not own any real property.

3.20 Customers. Section 3.20 of the Disclosure Schedule sets forth a list of all customers of the Business for the year ended December 31, 2006 and the seven month period ended July 31, 2007, showing the sales attributable to each such customer for such period (the “Customer Sales List”). The Customer Sales List is accurate in all material respects. Except as set forth in Section 3.20 of the Disclosure Schedule, to the Knowledge of the Seller, the Company has not received from any customer named on the Customer Sales List any notice or threat of termination, or any notice or assertion of material breach or misrepresentation by the Company of any contractual obligations to such customers.

3.21 Bank Accounts. Section 3.21 of the Disclosure Schedule sets forth a list of the name and address of each bank in which the Company maintains an account or safe deposit box, and the names of all persons authorized to draw thereon or to have access thereto.

3.22 Performance Unit Agreements. The Performance Unit Plan and related agreements (the “Performance Unit Documents”) referred to in Section 3.13(a)(ii)(b) of the Disclosure Schedule terminate effective as of the Closing and shall be of no further force and effect. No payments are due to any employee of the Company or the Business in connection with the Transaction pursuant to the Performance Unit Documents.

3.23 Disclaimer. The Seller has not made, and shall not be deemed to have made, to the Purchaser any representation or warranty other than those expressly made by the Seller in Sections 3.1 through 3.22. In any event, no representation or warranty has been made or is being made herein to the Purchaser (i) as to merchantability, suitability or fitness for a particular purpose, or quality, with respect to any of the assets of the Company being so transferred, or (except as set forth in Section 3.6) as to the condition or workmanship thereof or the absence of any defects therein, whether latent or patent (or any other representation or warranty referred to in section 2-312 of the uniform commercial code of any applicable jurisdiction), (ii) with respect to any projections, estimates or budgets delivered to or made available to the Purchaser, or (iii) with respect to any other information or documents made available to the Purchaser except, in the case of clause (iii) only, as expressly covered by a representation or warranty contained in Sections 3.1 through 3.22.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

The Purchaser hereby represents and warrants to the Seller as follows:

4.1 Organization; Good Standing. The Purchaser is duly organized, validly existing and in good standing under the Laws of the jurisdiction of its incorporation.

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4.2 Authorization, Execution, Enforceability and No Conflicts.

(a) The Purchaser has all requisite limited liability company power and authority to execute and deliver this Agreement, the Purchaser Documents and any and all instruments necessary or appropriate in order to effectuate fully the terms and conditions of this Agreement and to perform and consummate the Transaction. This Agreement and the Purchaser Documents, and the performance of its obligations thereunder, have been duly and validly authorized by all requisite limited liability company action on the part of the Purchaser, and this Agreement and the Purchaser Documents have been duly and validly executed and delivered by the Purchaser and constitute valid and legally binding obligations of the Purchaser, enforceable against the Purchaser in accordance with their terms and conditions, except as enforceability thereof may be limited by any applicable bankruptcy, reorganization, insolvency or other Laws affecting creditors’ rights generally or by general principles of equity.

(b) The execution, delivery and performance by the Purchaser of this Agreement and the Purchaser Documents, and the consummation by the Purchaser of the Transaction, do not (i) violate any Law applicable to the Purchaser or any of its assets or (ii) conflict with, or result in any breach of, any of the terms, conditions or provisions of, or constitute (with due notice or lapse of time, or both) a default under or give rise to any right of termination, cancellation or acceleration under any provision of the Purchaser’s certificate of incorporation or any loan or credit agreement to which the Purchaser is a party. The Purchaser neither has been nor is required to give any notice to, or make any filing with, any Governmental Authority, or obtain any Permit, in each case for the valid execution, delivery and performance by the Purchaser of this Agreement and the Purchaser Documents.

4.3 Funds Available. Concurrently with the execution and delivery of this Agreement, Adesso Holdings, LLC has loaned the principal amount of $67,307.69 to the Purchaser and Strome Alpha Master Fund, Ltd. has loaned the principal amount of $3,432,692.31 to the Purchaser.

4.4 Proceedings. There is no Proceeding pending or, to the knowledge of the Purchaser, threatened against the Purchaser which would have a material adverse effect on the ability of the Purchaser to perform its obligations under this Agreement or under any other Document.

4.5 Purchase for Investment.

(a) The Purchaser acknowledges that the Company Interests have not been registered under the Securities Act, or under any state or foreign securities laws, and that the Company Interests were issued to the Seller in reliance upon exemptions from registration. The Purchaser is purchasing the Interests for its own account and not with a view to any public resale or other distribution thereof, except in compliance with applicable securities laws.

(b) The Purchaser is an “accredited investor” as that term is defined in Rule 501 under the Securities Act. The Purchaser has had adequate opportunity to discuss the business and prospects of the Company with management of the Company, to request and

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receive information concerning the business, financial condition and results of operations of the Company, and to ask any questions of appropriate officers of the Company. The Purchaser acknowledges that it has had an opportunity to evaluate all information regarding the Company as it has deemed necessary or desirable in connection with the transactions contemplated by this Agreement and has reached its own decision to purchase the Interests. The Purchaser is experienced and capable of evaluating the merits and risks of its investment in the Company.

ARTICLE V

COVENANTS AND AGREEMENTS

5.1 Cooperation and Further Assurances. On and after the Closing Date, each party shall use its reasonable efforts, at the other party’s expense, to take or cause to be taken all necessary or appropriate actions and to execute any additional documents or instruments of any kind (not containing additional representations or warranties) as the other party reasonably may request in order to carry out the intent and accomplish the purposes of this Agreement and to evidence or effectuate the consummation of the Transaction.

5.2 Public Announcements. The parties shall consult with one another before issuing any press release or otherwise making any public statement relating to this Agreement or the Transaction, and shall not issue any such press release or make any such public statement without the consent of the other party (which consent shall not be unreasonably withheld or delayed).

5.3 Certain Employee Matters.

(a) The participation of any employees of the Company in the plans, programs and arrangements of the Purchaser and its Affiliates relating to compensation and employee benefits (each, a “Purchaser Benefit Plan”) shall be on the same terms as similarly situated employees of the Purchaser and its Affiliates. Each employee of the Company shall be credited under the Purchaser Benefit Plans with all years of service with the Company and the Seller (and any predecessor to the Seller) for purposes of eligibility and vesting, but not for purposes of benefit accrual (but only to the extent that such service was credited under a similar Plan). In addition, and without limiting the generality of the foregoing, (i) each employee of the Company shall be immediately eligible to participate, without any waiting time, in any and all Purchaser Benefit Plans to the extent that coverage under such Purchaser Benefit Plans replaces coverage under comparable Plans in which such employee participated immediately before the Closing Date, and (ii) for purposes of each Purchaser Benefit Plan providing medical, dental, pharmaceutical and/or vision benefits to any employee of the Company, the Purchaser shall cause all pre-existing condition exclusions and waiting periods of such Purchaser Benefit Plan to be waived for such employee and his or her covered dependents (but solely to the extent waived or satisfied under the corresponding Plan) with respect to the plan year of the Plan in which participation in such Purchaser Benefit Plan begins, and the Purchaser shall cause any eligible expenses incurred by such employee and his or her covered dependents during the portion of the plan year of the Plan ending on the date such employee’s participation in the corresponding

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Purchaser Benefit Plan begins to be taken into account under such Purchaser Benefit Plan for purposes of satisfying all deductible, coinsurance and maximum out-of-pocket requirements applicable to such employee and his or her covered dependents for the applicable plan year as if such amounts had been paid in accordance with such Purchaser Benefit Plan.

(b) Without limiting the generality of Section 5.3(a), all employees of the Company on the Closing Date shall be eligible to participate in a tax-qualified defined contribution plan of the Purchaser or an Affiliate of the Purchaser (“Purchaser’s 401(k) Plan”) effective upon the Closing. Each employee of the Company who has an account balance under the 401(k) Investment Plan of H-G Holding Inc. or any of its subsidiaries shall be permitted (but not required) to cause the cash value of such account balance, including promissory notes evidencing outstanding plan loans, to be rolled over into the Purchaser’s 401(k) Plan.

5.4 Transfer Taxes. All transfer, documentary, sales, use, stamp registration and other similar Taxes imposed by any state, county, local or other Governmental Authority (including any state, county, local or other taxing authority) as a result of the transfer of the Company Interests hereunder or the Transaction shall be duly and timely paid by the Purchaser. The Purchaser shall file all Tax Returns in connection with such Taxes on a timely basis and shall give to the Seller a copy of such Tax Return as filed, together with proof of payment of the Tax shown thereon, promptly after filing.

5.5 Cooperation on Tax Matters. The Seller and the Purchaser shall cooperate fully, as and to the extent reasonably requested by the other, in connection with any audit or other Proceeding with respect to Taxes. Such cooperation shall include the retention and (upon the other party’s request) the provision of records and information that are reasonably relevant to any such audit or other Proceeding and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder.

5.6 Transfer Agreement.

(a) The Seller hereby covenants to the Purchaser that it will comply with, and perform all of its obligations under, the Transfer Agreement.

(b) The Purchaser hereby covenants to the Seller that it will cause the Company to comply with, and perform all of its obligations under, the Transfer Agreement.

5.7 Covenant Not to Compete. Without limiting the generality of Section 5.6:

(a) The Seller hereby covenants to the Purchaser that the Seller will comply with the provisions of Section 5.12(a) of the Transfer Agreement. Without limiting the generality of the foregoing, the Seller hereby covenants to the Purchaser that it will not directly or indirectly solicit any person that it knows is a customer of the Company to induce such customer to terminate, curtail or limit its business relationship with the Company with respect to the purchase of trade promotion and trade payment management solutions and services.

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(b) The Purchaser hereby covenants to the Seller that the Purchaser will cause the Company and its direct and indirect subsidiaries to comply with the provisions of Section 5.12(b) of the Transfer Agreement. Without limiting the generality of the foregoing, the Purchaser hereby covenants to the Seller that it will cause the Company not to directly or indirectly solicit any person that it knows is a customer of the Seller to induce such customer to terminate, curtail or limit its business relationship with the Seller with respect to the purchase of travel and expense management and travel and expense payment management solutions and services.

ARTICLE VI

SURVIVAL; INDEMNIFICATION

6.1 Survival. The representations and warranties made in this Agreement and the covenants and agreements made in this Agreement to be performed or complied with prior to the Closing shall survive the Closing until 5.00 p.m., Minnesota time, on the date that is eighteen (18) months after the date hereof and shall thereupon expire, together with any right to indemnification pursuant to Section 6.2(a)(i) or 6.2(a)(ii), as applicable, for breach thereof, except to the extent that prior to such expiration a Valid Claim Notice shall have been given in accordance with Section 6.3 by the party seeking indemnification (the “indemnified party”) to the party from whom indemnification is being sought (the “indemnifying party”), in which case the representation or warranty alleged in the Valid Claim Notice to have been breached shall survive, to the extent of the claim set forth in the Valid Claim Notice only, until such claim is resolved. The covenants and agreements contained herein to be performed at or after the Closing shall survive the Closing, along with all rights and remedies with respect to any breach thereof, until the expiration of the applicable statute of limitations, except for the covenants and agreements contained in Sections 6.2(a)(i) and 6.2(a)(ii), which shall expire as set forth in the first sentence of this Section 6.1.

6.2 Indemnification.

(a) Effective upon the Closing:

(i) the Seller hereby agrees to indemnify the Purchaser and its officers, directors, affiliates, agents and advisors (the “Purchaser Indemnified Parties”) and hold each of them harmless from and against any loss, claim, damage, liability, settlement amount, penalty, cost and expense (including reasonable outside attorneys’ fees and disbursements, court costs and other out-of-pocket expenses but not including internal management, administrative or overhead costs, loss of profits or consequential or punitive damages) (collectively, “Damages”), that are incurred or suffered by any of the Purchaser Indemnified Parties by reason of (x) any breach of any of the representations and warranties made by the Seller or any of its Affiliates in this Agreement or in any other Seller Document, or (y) any breach of any of the covenants or agreements made by the Seller or any of its Affiliates in this Agreement or in any other Seller Document; and

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(ii) the Purchaser hereby agrees to indemnify the Seller and its officers, directors, affiliates, agents and advisors (the “Seller Indemnified Parties”) and hold each of them harmless from and against (x) any Damages that are incurred or suffered by any of the Seller Indemnified Parties by reason of any breach of the representations and warranties made by the Purchaser or any of its Affiliates in this Agreement or in any other Purchaser Document or (y) any breach of any of the covenants or agreements made by the Purchaser or any of its Affiliates in this Agreement or in any other Purchaser Document.

(b) Any recovery by any of the Purchaser Indemnified Parties or the Seller Indemnified Parties, as applicable, for indemnification under this Section 6.2 shall be subject to the following: (i) the Purchaser Indemnified Parties or the Seller Indemnified Parties, as applicable shall not be entitled to any recovery unless a claim for indemnification is made in accordance with Section 6.3, so as to constitute a Valid Claim Notice; (ii) neither the Purchaser Indemnified Parties nor the Seller Indemnified Parties shall be entitled to recover any amount for indemnification claims under Section 6.2(a)(i)(x) or 6.2(a)(ii)(x), as applicable, unless and until the amount that such parties are entitled to recover in respect of such claims exceeds, in the aggregate, $100,000 (the “Deductible”), in which event (subject to clause (iii) of this Section 6.2(b)) the entire amount that such parties are entitled to recover in respect of such claims less the Deductible shall be payable, (iii) the maximum amount recoverable by the Purchaser Indemnified Parties or the Seller Indemnified Parties for indemnification claims under Section 6.2(a)(i)(x) (other than the representations and warranties in Sections 3.1(b), 3.2(a), and 3.18 (the “Core Representations”) or Section 6.2(a)(ii)(x) (other than the representations and warranties in Section 4.2(a) and 4.3), as applicable, shall, in the aggregate, be equal to $1,000,000, and (iv) the maximum amount recoverable by the Purchaser Indemnified Parties for indemnification claims under Section 6.2(a)(i)(x) (including the Core Representations) or recoverable by the Seller Indemnified Parties for indemnification claims under 6.2(a)(ii)(x) (including under Sections 4.2(a) and 4.3), as applicable, shall, in the aggregate, be equal to the Purchase Price.

(c) The Purchaser Indemnified Parties shall not be entitled to any recovery for indemnification under this Section 6.2 unless a claim for indemnification is made in accordance with Section 6.3, so as to constitute a Valid Claim Notice. No Damages shall be included in determining whether the Deductible has been reached unless a Valid Claim Notice seeking indemnification for such Damages has been given by the Purchaser Indemnified Parties to the Seller in accordance with Section 6.3. For purposes of determining whether the Deductible or the Cap has been reached, all of the Purchaser Indemnified Parties shall be considered as one claimant.

(d) The Seller Indemnified Parties shall not be entitled to any recovery for indemnification under this Section 6.2 unless a claim for indemnification is made in accordance with Section 6.3, so as to constitute a Valid Claim Notice. No Damages shall be included in determining whether the Deductible has been reached unless a Valid Claim Notice seeking indemnification for such Damages has been given by the Seller Indemnified Parties to the Purchaser in accordance with Section 6.3. For the purposes of determining whether the Deductible or the Cap has been reached, all of the Seller Indemnified Parties shall be considered as one claimant.

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6.3	Procedures for Claims.

(a) Third Party Claims.

(i) In order for an indemnified party to be entitled to any indemnification provided for under this Article VI in respect of or arising out of a claim made by any third party against the indemnified party (a “Third Party Claim”), the indemnified party must, within the time period of survival set forth in Section 6.1, notify the indemnifying party in writing of the Third Party Claim (a “Third Party Claim Notice”) promptly following receipt by such indemnified party of written notice of the Third Party Claim. Such notification, to be a valid Third Party Claim Notice, with the effect set forth in Sections 6.1 and 6.2 (a “Valid Third Party Claim Notice”), must be accompanied by a copy of the written notice of the third party claimant to the indemnified party asserting the Third Party Claim; provided, that the failure to promptly provide such notice or to promptly provide a copy of the written notice of the third party claimant (so long as a Valid Third Party Claim Notice is given before the expiration of the applicable period set forth in Section 6.1) shall not waive any rights of the indemnified party except to the extent that the rights of the indemnifying party are prejudiced thereby. The indemnified party shall deliver to the indemnifying party copies of all other notices and documents (including court papers) received by the indemnified party relating to the Third Party Claim.

(ii) The indemnifying party shall have the right to defend and to direct the defense against any such Third Party Claim (including to conduct any Proceedings or settlement negotiations) with counsel of its own choosing. Prior to the time the indemnified party is notified by the indemnifying party as to whether the indemnifying party will assume the defense of such Third Party Claim, the indemnified party shall take all actions reasonably necessary to timely preserve the collective rights of the parties with respect to such Third Party Claim, including responding timely to legal process. In the event the indemnifying party has assumed the defense of such Third Party Claim in accordance herewith, the indemnified party shall have the right to participate in the defense thereof (it being understood that the indemnifying party shall control such defense) and to employ its own counsel, all at its own expense. If the indemnifying party shall decline to assume the defense of such Third Party Claim (or shall fail to notify the indemnified party of its election to defend such Third Party Claim) within 30 days after the indemnified party shall have given a Valid Third Party Claim Notice to the indemnifying party of the Third Party Claim, then, in addition to its other remedies hereunder, the indemnified party may defend against the Third Party Claim and the indemnifying party shall be liable to the indemnified party for all reasonable fees and expenses incurred by the indemnified party in the defense of such Third Party Claim, including without limitation the reasonable fees and expenses of outside counsel employed by the indemnified party, if and to the extent that the indemnifying party is responsible to indemnify for such Third Party Claim, and subject to the limitations of Section 6.2(b) (it being understood that all of the indemnified parties shall be permitted to retain only one counsel in any jurisdiction with respect to any such Third

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Party Claim or other such Third Party Claims related thereto). Whether or not the indemnifying party assumes the defense of such Third Party Claim, the indemnified party shall not admit any liability with respect to, or settle, compromise or discharge, such Third Party Claim without the indemnifying party’s prior written consent (which consent shall not be unreasonably withheld). The indemnifying party, if it has assumed the defense of any Third Party Claim as provided in this Section 6.3(a), shall not consent to a settlement of, or the entry of any judgment arising from, any such Third Party Claim without the indemnified party’s prior written consent (which consent shall not be unreasonably withheld) unless such settlement or judgment (a) relates solely to monetary damages for which the indemnifying party shall be responsible and (b) includes as an unconditional term thereof the release of the indemnified party from all liability with respect to such Third Party Claim.

(iii) Regardless of which party assumes the defense of a Third Party Claim, the parties agree to cooperate with one another in connection therewith. Such cooperation shall include providing records and information that are relevant to the Third Party Claim, and making employees and officers available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder and to act as a witness or respond to legal process.

(b) Other Claims. In order for an indemnified party to be entitled to any indemnification provided for under Section 6.2(a) or 6.2(a) in respect of a claim that does not involve a Third Party Claim being asserted against such indemnified party (an “Other Claim”), the indemnified party must, within the time period of survival set forth in Section 6.1, notify the indemnifying party in writing of such Other Claim (the “Other Claim Notice”), which notification, to be a valid Other Claim Notice, with the effect set forth in Sections 6.1 and 6.2 (a “Valid Other Claim Notice”), (i) must certify that the indemnified party has in good faith already sustained some (though not necessarily all) Damages with respect to such claim and (ii) if the Other Claim Notice is asserting a claim for breach of any of the representations and warranties contained in Section 3.14 (an “Environmental Breach”), must be accompanied by a written report from a reputable nationally or regionally recognized environmental consulting firm confirming, in reasonable detail, the existence of the conditions as to which an Environmental Breach is claimed. The failure by any indemnified party to notify the indemnifying party promptly (so long as a Valid Other Claim Notice is given before the expiration of the applicable period set forth in Section 6.1) shall not waive any rights of the indemnified party, except to the extent that the rights of the indemnifying party are prejudiced thereby.

6.4	Other provisions.

(a) The indemnification provided in this Article VI shall be the sole and exclusive remedy for any inaccuracy or breach of any representation or warranty made by the Seller or the Purchaser. Any indemnification payments hereunder shall be treated for all Tax purposes as adjustments to the Purchase Price.

(b) No indemnified party shall be entitled to recover, and no Damage suffered by an indemnified party shall include, and the indemnifying party shall not be liable under any

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circumstances for, any Damage that relates directly or indirectly to the passage of, or any change in, after the Closing, any Laws, including any increase in the rates of Taxes or any withdrawal or relief from any Taxes not actually in effect at the Closing Date.

(c) The amount of any Damages shall be computed net of any insurance proceeds received by the indemnified party in connection therewith and net of any tax benefit to the indemnified party resulting or derived from the indemnified Damages (including the present value of any tax benefit projected to be realized in periods after the indemnification payment is made).

(d) With respect to any claim for indemnification hereunder, each indemnified party shall use its commercially reasonable efforts to exhaust any other indemnification rights (including by making indemnification claims under any applicable Contracts (including pursuant to insurance policies) and, if necessary, pursuing such claims through appropriate Proceedings) prior to making any claim for indemnification under this Agreement. If any payment is made to an indemnified party in respect of Damages subject to indemnification hereunder, and the indemnified party then has or thereafter acquires the right to recover from any third party (including any insurer) any amount in respect of the matter giving rise to such Damage, the indemnified party shall notify the indemnifying party promptly, and shall, if requested by the indemnifying party, take all requested steps to enforce such right, and the indemnified party shall pay to the indemnifying party upon receipt of such recovery the lesser of (i) any amount so recovered in respect of the matter giving rise to such Damage, including any interest thereon, and (ii) the amount paid by the indemnifying party in respect of such claim.

ARTICLE VII

MISCELLANEOUS

7.1 Expenses. Each of the parties shall bear its own expenses in connection with the negotiation and documentation of the Transaction, except as otherwise specifically provided in this Agreement.

7.2 Assignment; Successors and Assigns. This Agreement and the rights and obligations hereunder may not be assigned, in whole or in part, by any party (whether by operation of law or otherwise) without the prior written consent of the other party (which shall not be unreasonably withheld); provided, however, that the Seller may, without consent, assign this Agreement, and any of its rights and obligations hereunder, to Concur Technologies, Inc. and/or to any Person to whom the Seller assigns the Note (or any portion thereof) or that holds any notes issued pursuant to Section 10(f) of the Note. This Agreement shall bind and inure to the benefit of the Purchaser and the Seller and their respective successors and assigns.

7.3 Entire Agreement. This Agreement, the other Documents and the other writings referred to herein or therein delivered pursuant hereto or thereto which form a part hereof constitute the entire agreement among the parties hereto and thereto with respect to the subject matters addressed herein and therein and supersede any prior understandings, agreements or representations, by or among such parties, written or oral, that may have related in any way to the subject matter of any Document.

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7.4 Environmental Waiver. The Purchaser (on its own behalf and on behalf of its Affiliates and the successors and assigns of any of the foregoing) hereby waives any right to seek contribution or other recovery from the Seller or from any of its Affiliates that any of them may now or in the future ever have under any Law relating to any Environmental and Safety Requirements, including, without limitation, 42 U.S.C. §§ 9607 and 9613(f) of the Comprehensive Environmental Response, Compensation and Liability Act (“CERCLA”), as such Laws were in the past or are currently in effect, or may in the future be enacted or be in effect; provided, however, that such waiver shall only be effective after the date that is eighteen (18) months after the date hereof. The Purchaser (on its own behalf and on behalf of its Affiliates and the successors and assigns of any of the foregoing) hereby further unconditionally releases the Seller and its Affiliates from any and all claims, demands and causes of action that any of them may now or in the future ever have against either the Seller or any of its Affiliates for recovery under CERCLA or under any other Law relating to Environmental and Safety Requirements as such Laws were in the past or are currently in effect, or may in the future be enacted or be in effect; provided, however, that such release shall only be effective after the date that is eighteen (18) months after the date hereof. Notwithstanding the foregoing, this Section 7.4 shall not apply to the Seller’s obligations under Section 6.2(a)(i).

7.5 Notices. All notices, requests, demands, claims, consents and other communications which are required or otherwise delivered hereunder shall be in writing and shall be deemed to have been duly given if (i) personally delivered, (ii) sent by nationally recognized overnight courier, (iii) mailed by registered or certified mail with postage prepaid, return receipt requested, or (iv) transmitted by facsimile or telecopy (with a copy of such transmission concurrently transmitted by registered or certified mail with postage prepaid, return receipt requested), to the parties hereto at the following addresses (or at such other address for a party as shall be specified by like notice):

(a) if to the Seller, to:

Gelco Information Network, Inc.

10700 Prairie Lakes Drive

Eden Prairie, MN 55344

Attention: Chief Executive Officer

Telephone: (952) 947-1500

Facsimile: (952) 947-8360

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(b) if to the Purchaser, to:

Adesso Solutions, L.L.C.

Tim Vollman

21 S. Evergreen

Arlington Heights, Illinois 60005

Telephone: (847) 342-1095 ext. 7300

Facsimile: (847) 342-1099

With a copy to:

Timothy R. Damschroder

Bodman LLP

201 S. Division Street, Ste 400

Ann Arbor, Michigan 48104

Telephone: (734) 930-0230

Facsimile: (734) 930-2494

or to such other address as the party to whom such notice or other communication is to be given may have furnished to each other party in writing in accordance herewith. Any such notice or communication shall be deemed to have been received (i) when delivered, if personally delivered, (ii) when sent, if sent by facsimile or telecopy during normal business hours on a Business Day (or, if not sent during normal business hours on a Business Day, on the next Business Day after the date sent by facsimile or telecopy), (iii) on the next Business Day after dispatch, if sent by nationally recognized, overnight courier guaranteeing next Business Day delivery, and (iv) on the date indicated on the return receipt, if sent by registered or certified mail.

7.6 Amendments, Modifications and Waivers. The terms and provisions of this Agreement may not be modified or amended, nor may any of the provisions hereof be waived, temporarily or permanently, except pursuant to a written instrument executed by the Purchaser and the Seller.

7.7 Governing Law; Disputes; Consent to Jurisdiction; Waiver of Jury Trial.

(a) Governing Law. This Agreement shall be governed by and construed in accordance with the domestic laws of the State of Delaware without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware.

(b) Consent to Jurisdiction. Each party irrevocably submits to the exclusive jurisdiction of the state courts of the State of Delaware and the federal courts sitting in the State of Delaware for the purposes of any Proceeding arising out of this Agreement, any other Document or the Transaction, and agrees to commence any such Proceeding only in such Delaware state or federal courts. Each party further agrees that service of any process, summons,

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notice or document by U.S. registered mail to such party’s address set forth in Section 7.5 shall be effective service of process for any such Proceeding in any such Delaware state or federal court. Each party irrevocably and unconditionally waives any objection to the laying of venue of any Proceeding arising out of this Agreement, any other Document or the Transaction in any such Delaware state or federal court and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such Proceeding brought in any such court has been brought in an inconvenient forum. Notwithstanding the foregoing, nothing in this Section 7.7(b) shall be deemed to require exclusive jurisdiction in such courts to the extent otherwise required or permitted under any Document with respect to Proceedings arising out of such Document.

(c) Waiver of Jury Trial. Each of the parties hereto hereby irrevocably waives its right to a jury trial in any Proceeding arising out or based upon this Agreement, any of other Document or the Transaction or any dealings between the parties relating to the subject matter hereof or thereof. Each of the parties hereto also waives any bond or surety or security upon such bond that might, but for this waiver, be required of the other party. The scope of this waiver is intended to be all encompassing of any and all Proceedings that may be commenced and that relate to the subject matter of this Agreement, any other Document or the Transaction. Each of the parties hereto acknowledges that this waiver is a material inducement to enter into this Agreement. Each of the parties hereto further represents and warrants that it has reviewed this waiver with its legal counsel, and that it knowingly and voluntarily waives its jury trial rights following consultation with such legal counsel. In the event of any Proceeding, this Agreement may be filed as a written consent to a trial by the court.

7.8 No Third Party Beneficiaries. Nothing in this Agreement, express or implied, is intended to confer on any Person other than the parties hereto, their respective Affiliates, the Purchaser Indemnified Parties, the Seller Indemnified Parties and the successors, and permitted assigns of any of the foregoing rights, remedies, obligations or liabilities under or by reason of this Agreement.

7.9 Severability. It is the desire and intent of the parties that the provisions of this Agreement be enforced to the fullest extent permissible under the Law and public policies applied in each jurisdiction in which enforcement is sought. Accordingly, in the event that any provision of this Agreement would be held in any jurisdiction to be invalid, prohibited or unenforceable for any reason, such provision, as to such jurisdiction, shall be ineffective, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction. Notwithstanding the foregoing, if such provision could be more narrowly drawn so as not be invalid, prohibited or unenforceable in such jurisdiction, it shall, as to such jurisdiction, be so narrowly drawn, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction.

7.10 Counterparts; Facsimile Signatures. This Agreement may be executed in any number of counterparts, and each such counterpart hereof shall be deemed to be an original

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instrument, but all such counterparts together shall constitute but one agreement. Facsimile counterpart signatures to this Agreement shall be acceptable and binding.

*        *        *        *

[Signatures Appear on Following Page]

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IN WITNESS WHEREOF, the parties hereto have executed this Interest Purchase Agreement as of the date first above written.

SELLER:

GELCO INFORMATION NETWORK, INC.

By:
Its:

PURCHASER:

ADESSO SOLUTIONS, L.L.C.

By:
Its:

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EXHIBITS

Exhibit A	–	LLC Amendment Agreement

Exhibit B	–	Note

Exhibit C-1	–	Security agreement by and among the Seller, as secured party, and the Purchaser, as grantor

Exhibit C-2	–	Security agreement by and among the Seller, as secured party, and the Company, as grantor

Exhibit C-3	–	Pledge agreement by and among the Seller, as secured party, and the Purchaser, as pledgor

Exhibit C-4	–	Copyright Security Agreement and Mortgage by and among the Seller, as secured party, and the Purchaser, as grantor

Exhibit C-5	–	Copyright Security Agreement and Mortgage by and among the Seller, as secured party, and the Company, as grantor

Exhibit C-6		Patent and Trademark Security Agreement by and among the Seller, as secured party, and the Purchaser, as grantor

Exhibit C-7		Patent and Trademark Security Agreement by and among the Seller, as secured party, and the Company, as grantor

Exhibit C-8		Guaranty executed by the Company in favor of the Seller

Exhibit C-9		Subordination Agreement by and among the Seller, Adesso Holdings, LLC, Strome Alpha Master Fund, Ltd. And consented to by the Purchaser

Exhibit D		TSA Amendment Agreement

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EXHIBIT F

212-859-_______

(FAX: 212-859-______)

__________, 20____

Concur Technologies, Inc.

18400 NE Union Hill Road

Redmond, WA 98052

Ladies and Gentlemen:

We have acted as counsel for H-G Holdings, Inc., a Delaware corporation (the “Company”) in connection with the Agreement and Plan of Merger, dated as of July [__], 2007, by and among the Company, Concur Technologies, Inc., a Delaware corporation (“Parent”), Northstars Acquisition Corporation, a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub”), and Jupiter Partners L.P., a Delaware limited partnership, solely as “Stockholder Representative” (the “Merger Agreement”), pursuant to which, among other matters, Merger Sub will merge with and into the Company. This opinion is delivered to you pursuant to Section 7.09 of the Merger Agreement. Capitalized terms used herein that are defined in, or by reference in, the Merger Agreement have the meanings assigned to such terms therein, or by reference therein, unless otherwise defined herein. With your permission, all assumptions and statements of reliance herein have been made without any independent investigation or verification on our part, and we express no opinion with respect to the subject matter or accuracy of such assumptions or items relied upon.

In connection with this opinion, we have (i) investigated such questions of law, (ii) examined originals or certified, conformed or reproduction copies of such agreements, instruments, documents and records of the Company (including relevant portions of the minute books), such certificates of public officials and such other documents and (iii) received such information from officers and representatives of the Company as we have deemed necessary or appropriate for the purposes of this opinion. We have examined, among other documents the following:

(a)	the Merger Agreement;

(b)	the Ancillary Documents;

(c)	the Restated Certificate of Incorporation of the Company;

(d)	the Restated By-laws of the Company;

(e)	An Officer’s Certificate delivered to us in connection with this opinion, a copy of which is attached hereto as Exhibit A (the “Officer’s Certificate”); and

(f)	Certificate of Good Standing of the Company, issued by the Secretary of State of the State of Delaware.

The documents referred to in items (a) through (f) above, inclusive, are referred to herein collectively as the “Documents.”

In all such examinations, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of original and certified documents and the conformity to original or certified documents of all copies submitted to us as conformed or facsimile, electronic or reproduction copies. As to various questions of fact relevant to the opinions expressed herein, we have relied upon, and assume the accuracy of, statements and warranties contained in the Agreements (as defined below) and certificates and oral or written statements and other information of or from representatives of the Company and others and assume compliance on the part of all parties to the Agreements with their covenants and agreements contained therein. Insofar as statements herein are based upon our knowledge, such phrase means and is limited to the conscious awareness of facts or other information by lawyers in this firm who gave substantive attention to representation of the Company in connection with the Documents and the transactions contemplated thereby. Our opinion in paragraph 4 below is limited to our review of only those laws and regulations that, in our experience, are normally applicable to transactions of the type contemplated by the Agreements.

Based upon the foregoing, and subject to the limitations, qualifications and assumptions set forth herein, we are of the opinion that:

1.	The Company is a corporation validly existing and in good standing under the laws of the State of Delaware.

2.	The Company has the requisite corporate power and authority to (i) own, operate and lease its properties and to conduct its business as it is currently conducted, and (ii) execute, deliver and perform its obligations under the Merger Agreement and each Ancillary Document to which it is a party (collectively, the “Agreements”).

3.	The Company has taken all necessary corporate action to authorize the execution, delivery and performance of its obligations under the Agreements and has duly executed and delivered the Agreements.

4.	The execution and delivery by the Company of the Agreements and the performance by the Company of its obligations thereunder:

(i) do not require under the federal laws of the United States of America or the law of the State of New York or the State of Delaware under the Delaware General Corporation Law any filing or registration by the Company with, or approval or consent to the Company of, any governmental agency or authority of the United States of America or the State of New York or the State of Delaware that has not been made or obtained, other than the filing of the Certificate of Merger with the Secretary of State of the State of Delaware;

(ii) do not contravene any provision of the Certificate of Incorporation or the By-laws of the Company;

(iii) do not violate any present law, or present regulation of any governmental agency or authority, of the State of New York or the United States of America or the State of Delaware under the Delaware General Corporation Law known by us to be applicable to the Company or its property; and

(iv) do not violate any judgment, order or decree of any court or arbitrator to which the Company is known by us to be a party (this opinion being limited to those judgments, orders or decrees, if any, that have been listed in the Officer’s Certificate, which list is not known to us to be inaccurate).

5.	The authorized capital stock of the Company consists solely of 100,000 shares of capital stock, par value $0.01 per share, of which 25,000 shares are designated as Class A Common Stock, 25,000 shares are designated as Class B Common Stock and 50,000 shares are designated as Class C Common Stock.

The opinions set forth above are subject to the following qualifications:

(A) We express no opinion as to:

(i) the legality, validity, binding effect or enforceability of any provisions of the Agreements relating to indemnification, contribution or exculpation (I) in connection with violations of any applicable laws, statutory duties or public policy, or (II) in connection with willful, reckless or unlawful acts or gross negligence of the indemnified or exculpated party or the party receiving contribution, or (III) under circumstances involving the negligence of the indemnified or exculpated party or the party receiving contribution in which a court might determine the provision to be unfair or insufficiently explicit;

(ii) the legality, validity, binding effect or enforceability of any provision of the Agreements related to (I) forum selection or submission to jurisdiction

(including, without limitation, any waiver of any objection to venue in any court or of any objection that a court is an inconvenient forum) to the extent that the legality, validity, binding effect or enforceability of any such provision is to be determined by any court other than a court of the State of New York, or (II) choice of governing law to the extent that the legality, validity, binding effect or enforceability of any such provision is to be determined by any court other than a court of the State of New York or a federal district court sitting in the State of New York, in each case, applying the choice of law principles of the State of New York; and

(iii) the enforceability of any provision of the Agreements specifying that provisions thereof may be waived only in writing, to the extent that an oral agreement or an implied agreement by trade practice or course of conduct has been created that modifies any provision of the Agreements.

(B) Our opinions are subject to (i) applicable bankruptcy, insolvency, moratorium, fraudulent conveyance and other similar laws affecting creditors’ rights and remedies generally and (ii) general principles of equity, including, without limitation, standards of materiality, good faith, fair dealing and reasonableness, equitable defenses and limits as to the availability of equitable remedies, whether such principles are considered in a proceeding at law or in equity.

As to the opinion expressed in paragraph 1 above, we have relied solely upon a certificate of good standing issued by the Secretary of State of the State of Delaware dated as of [________], 2007 and a telephonic bring-down thereof on the date hereof, and our opinion in paragraph 1 is expressed as of such telephonic bring-down.

The opinions expressed herein are limited to the laws of the United States of America and the laws of the State of New York and, to the extent relevant, the General Corporation Law of the State of Delaware, each as currently in effect; and no opinion is expressed with respect to any other laws or any effect that such other laws may have on the opinions expressed herein. This opinion letter is limited to the matters stated herein and no opinion is implied or may be inferred beyond the opinions expressly stated herein. The opinions expressed herein are given only as of the date hereof, and we undertake no responsibility to update or supplement this opinion letter after the date hereof for any reason.

The opinions expressed herein are solely for your benefit in connection with the Merger Agreement and may not be relied on in any manner or for any purpose by any other person or entity and may not be quoted or referred to in whole or in part without our prior written consent.

Very truly yours,

FRIED, FRANK, HARRIS, SHRIVER & JACOBSON LLP

EXHIBIT G

DRAFT RELEASE

Concur Agrees to Acquire Gelco

Redmond, WA., July XX, 2007—Concur (NASDAQ: CNQR), the world’s leading provider of on-demand Employee Spend Management services, announced that it has agreed to acquire privately held H-G Holdings, Inc. and its subsidiaries, including Gelco Information Networks, Inc., the owner of Gelco Expense Management (Gelco). Gelco provides a wide range of expense management services to its clients, including ExpenseLink.

“Our corporate mission is to help our customers drive down the costs of doing business. This acquisition broadens our offerings in areas including electronic payment, auditing, and processing of expense reports. We expect to improve scale, expand our market reach, and to drive new value for all of our customers,” said Steve Singh, chairman and CEO of Concur. “We look forward to serving the Gelco customers and we enthusiastically look forward to welcoming our new colleagues from the Gelco team to Concur.”

Under the terms of the agreement, Concur will pay $160 million in cash for all of the outstanding equity securities of H-G Holdings. The total amount of the consideration is subject to certain adjustments, escrows, and hold back provisions set forth in the definitive agreement. The company has secured committed bank financing from Credit Suisse. The acquisition is subject to customary closing conditions and regulatory approvals.

Concur will discuss the acquisition of H-G Holdings on its fiscal 2007 third quarter earnings call which will take place on Wednesday, August 1, 2007 beginning at 2:00 p.m. (PST). Concur will open the event to the media and general public by broadcasting the call live over the Internet at www.concur.com.

About Concur

Concur is the world’s leading provider of on-demand Employee Spend Management services. Concur enables organizations to globally control costs by automating the processes they use to manage employee spending. Concur’s end-to-end solutions seamlessly unite online travel booking with automated expense reporting, streamline meeting management and optimize the process of managing vendor payments, employee check requests and direct reimbursements. Organizations of all sizes trust Concur to help them control spend before it occurs while eliminating paper and optimizing supplier relations. Concur’s unified approach to managing employee spend delivers a 360° view into all employee expenses, helping companies globally enforce policies and monitor vendor compliance, while delivering unprecedented control and valuable insight. Concur’s suite of on-demand services reach millions of employees across thousands of organizations around the world—streamlining business processes, reducing operating costs, improving internal controls and providing enhanced visibility and actionable expense analysis. More information about Concur is available at www.concur.com.

This press release contains forward-looking statements that are inherently uncertain. These forward-looking statements, such as the anticipated timing of completion of the acquisition, and statements made by Mr. Singh, including the anticipated benefits of broader integration of the Concur and Gelco products and services, are based on current expectations and involve many risks and uncertainties that could cause actual results to differ materially from current expectations. Factors that could cause or contribute to actual results differing from current expectations include, but are not limited to: potential delays in market adoption and penetration of our service offerings; potential difficulties associated with our deployment and support of our products and services; our ability to manage expected growth of our service offerings, including those integrating the Gelco expense management service; retention and expansion of customers;

continued use and adoption of on-demand services; the scalability of the hosting infrastructure for our integrated service offerings; changes in the level of business travel that may reduce the use of our products and services or inhibit new sales of our integrated products and services; potential difficulties associated with strategic relationships and with development of new products and services, including those incorporating Gelco’s offerings; uncertain market acceptance of our combined products and services or future products and services; and the overall level of customer demand for corporate expense management products and services.

Please refer to the company’s public filings made with the SEC (http://www.sec.gov) for additional and more detailed information on risk factors that could cause actual results to differ materially from current expectations. Concur assumes no obligation to update the forward-looking information contained in this press release.

Investor Contact:

John Adair, Concur Technologies, Inc., 425-497-6439, johna@concur.com

Press Contact:

Stefanie Johansen, Weber Shandwick for Concur, 425.452.5468,

SJohansen@WeberShandwick.com

AMENDMENT NO. 1 TO

AGREEMENT AND PLAN OF MERGER

AMENDMENT NO. 1 (this “Amendment”), dated as of August 31, 2007, to the Agreement and Plan of Merger (the “Merger Agreement”), dated as of July 27, 2007, by and among H-G Holdings, Inc., a Delaware corporation (the “Company”), Concur Technologies, Inc., a Delaware corporation (“Parent”), Northstars Acquisition Corporation, a Delaware corporation (“Merger Sub”), Jupiter Partners L.P., a Delaware limited partnership (“Jupiter”), solely as Stockholder Representative (as defined in the Merger Agreement). Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Merger Agreement.

WHEREAS, the Company, Parent, Merger Sub and the Stockholder Representative entered into the Merger Agreement; and

WHEREAS, the Company, Parent, Merger Sub and the Stockholder Representative each desire to amend the Merger Agreement as provided herein.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree to amend the Merger Agreement as follows:

1. Amendments.

(a) Closing Date. Section 1.02 of the Merger Agreement is hereby amended by adding the following proviso at the end of the first sentence thereof:

“; provided, however, that notwithstanding any other provision hereof, the Closing shall not occur earlier than October 1, 2007 unless Parent and the Company mutually agree in writing.”

(b) Merger Consideration Adjustments. Section 1.09 of the Merger Agreement is hereby amended by (I) amending and restating the first sentence of subsection (c) to read in its entirety “Not later than the later of (i) ninety (90) days after the Closing Date, and (ii) five (5) Business Days following the final, unappealable, conclusive Final Closing Date Working Capital Statement (as defined in the TMG Interest Purchase Agreement), that is binding on the parties to the TMG Interest Purchase Agreement and payment or other settlement of any Purchase Price Adjustment (as defined in the TMG Interest Purchase Agreement), Parent shall prepare and deliver to the Stockholder Representative (or its designee) a statement (the “NTAV Statement”) setting forth the actual NTAV as of the Closing Date (the “Closing NTAV”).”; (II) adding to the end of subsection (c) the following sentence “Notwithstanding any other provision hereof, for purposes of calculating the Estimated NTAV, the Closing NTAV and the Final NTAV (including in connection with the NTAV Statement), the payment or other settlement of any Purchase Price Adjustment made or received by Gelco shall be deemed to have occurred as of immediately prior to the Closing.”; and (III) adding a new subsection (h) at the end thereof as follows:

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“(h) If the Note (as defined in the TMG Interest Purchase Agreement) has not been paid in full prior to the Closing, then (x) Gelco shall be deemed for all purposes to have assigned, the Note to the Stockholder Representative, on behalf of the Stockholders, effective immediately prior to the Closing and the Company shall cause Gelco to assign and transfer to the Stockholder Representative, on behalf of the Stockholders, all of Gelco’s right, title and interest in and to the Note and all of its rights under the Security Agreements (as defined in the TMG Interest Purchase Agreement) effective immediately prior to the Closing, (y) any unpaid balance of the Note shall not be included for purposes of calculating the Estimated NTAV, the Closing NTAV or the Final NTAV (i.e., neither the Note nor any amount payable thereunder shall be deemed to be an asset) and (z) Parent, Merger Sub and any other subsidiary or Affiliate of Parent will have no obligation or requirement to enforce the Note or the Security Agreements (as defined in the TMG Interest Purchase Agreement), take any action with respect to the Note or the Security Agreements or distribute any proceeds related to the TMG Distribution or the payment of the Note to any Person.”

(c) Conduct of Business – Compensation Arrangements. Section 4.02 of the Disclosure Schedule is hereby amended by (I) attaching Annex 4.02 in the form of Annex 4.02 attached hereto, and (II) adding the following disclosure at the end of subsection (e) thereof:

“The Company may permit each of Karen Beckwith, Robert Maeser, Melton Littlepage, Brian Provost and Tom Goodmanson to subject a portion of the compensation payable to him or her in connection with the Closing to shareholder approval pursuant to Section 280G(b)(5)(B) of the Code and the regulations promulgated thereunder. Such action, if agreed to by any of such individuals, shall not change the timing or amount of any payments to any such individual, except that, to the extent that the shareholder approval is obtained and the excise tax under Section 4999 of the Code is thereby reduced or eliminated, the amount of the bonus payable to participants in the Sale Bonus Program will increase because the amount of “expenses” in the bonus formula contained therein shall have been reduced.

“The Company will be permitted to implement transition incentive programs as described on Annex 4.02 hereto.”

(d) TMG Distribution and TMG Documents. Section 4.08(b) of the Merger Agreement is hereby amended by deleting the second sentence thereof and substituting therefor the following sentence:

“The Company and its Subsidiaries shall not, without the written approval of Parent (which approval shall not be unreasonably withheld or delayed), (i) enter into a TMG Interest Purchase Agreement (or any agreement that contemplates disposition of TMG or the TMG Business) on terms that are materially less favorable to the Company or its Subsidiaries than the terms of the TMG Interest

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Purchase Agreement attached as Exhibit E hereto (other than the purchase price or the amount or economic terms of the Note or the Security Agreements), (ii) in connection with any such agreement, agree to a scope of indemnification by, or the limitations on the liability of, the Company and its Affiliates that is less favorable to the Company or its Affiliates than those set forth in the TMG Interest Purchase Agreement attached as Exhibit E hereto, or (iii) contribute or otherwise transfer any assets to TMG (other than the Subject Assets defined in the TMG Transfer Agreement).”

(e) Indemnification. Section 10.02(b) of the Merger Agreement is hereby amended by adding the following sentence to the end of Section 10.02(b) “Notwithstanding anything to the contrary herein, in the event that the amount of Damages under this Article 10 related to the breach of any Core Representations (as defined in the TMG Interest Purchase Agreement) or any breach occurring prior to the Closing Date of any covenant or agreement made by Gelco or any of its Affiliates in the TMG Interest Purchase Agreement or any other Seller Document (as defined in the TMG Interest Purchase Agreement) is greater than the TMG Escrow Amount, Parent shall be indemnified for, and shall be entitled to recover, the amount of such difference by making a claim against the Indemnity Escrow Account, and in connection with any such indemnification and claim the limitation in (iii) above shall not apply.”

(f) Survival. Section 10.01 of the Merger Agreement is hereby amended by deleting the phrase “shall expire eighteen (18) months from the earlier of the Closing Date or the Deemed Closing Date” in the first sentence thereof and substituting therefor the phrase “shall expire on the Survival Date” and by deleting the phrase “the date eighteen (18) months from the earlier of the Closing Date or the Deemed Closing Date” in the first sentence thereof and substituting therefor the phrase “on the Survival Date”. Section 10.01 of the Merger Agreement is hereby further amended by deleting the phrase “the date that is eighteen (18) months from the earlier of the Closing Date or the Deemed Closing Date” everywhere such phrase occurs in such section and substituting therefore the phrase “the Survival Date”.

(g) Reference to TMG Interest Purchase Agreement. Section 10.02(a)(v) of the Merger Agreement is hereby amended by deleting the references to “TMG Interest Transfer Agreement” in clauses (B) and (D) thereof and substituting therefor the term “TMG Interest Purchase Agreement”.

(h) Representations and Warranties. Section 7.01 of the Merger Agreement shall be amended by deleting the phrase “(i) the Deemed Closing Date shall have occurred” and in the first sentence thereof and substituting therefor the following phrase:

“(i) (A) the Deemed Closing Date shall have occurred or (B) the representations and warranties of the Company contained herein that are subject to “Material Adverse Effect” qualifiers shall be true and correct in all respects on and as of the Closing Date defined in the TMG Interest Purchase Agreement (the “TMG Closing Date”) (or, if made as of a specified date, as of such specified date), and the representations and warranties of the Company contained herein that are not subject to “Material Adverse Effect” qualifiers shall be true and

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correct in all respects on and as of the TMG Closing Date (or, if made as of a specified date, as of such specified date), except where the failure to be true and correct would not have a Material Adverse Effect, in each case with the same effect as though made on and as of TMG Closing Date (or, if made as of a specified date, as of such specified date) except as otherwise contemplated hereby”.

(i) Definition of Sale Bonus Amounts. Section 11.01 of the Merger Agreement is hereby amended by deleting the definition of “Sale Bonus Amounts” and substituting therefor the following:

““Sale Bonus Amounts” means the aggregate of (i) all incentive payments owing by the Company or any of the Subsidiaries to employees of the Company or any of the Subsidiaries under the H-G Sale Bonus Plan, plus (ii) all accrued and unpaid incentive commissions earned on or before August 31, 2007 under the interim transition incentive program described in Annex 4.02 attached to the Disclosure Schedule (the “Transition Incentive Program”), minus (iii) all incentive commissions earned on or after September 1, 2007 under the Transition Incentive Program to the extent paid prior to Closing or accrued as a liability in calculating the Closing NTAV; provided, however, that the amounts referred to in clauses (ii) and (iii) above shall not be taken into account for purposes of the definition of Unvested Sale Bonus Amounts.”

(j) Definition of Survival Date. Section 11.01 of the Merger Agreement is hereby amended by inserting the following definition in alphabetical order:

““Survival Date” means the date that is eighteen (18) months from the Deemed Closing Date (or, solely in the case of claims under Section 10.02(a)(v), the date that is the later of (i) eighteen (18) months from the Deemed Closing Date and (ii) the date that is five (5) business days after all rights of indemnification of Purchaser (as defined in the TMG Interest Purchase Agreement), and its successors, affiliates and assigns, set forth in the TMG Interest Purchase Agreement and the other Seller Documents (as define in the TMG Interest Purchase Agreement), have expired).”

(k) Definition of Claim in Escrow Agreement. Section 3 of the Form of Escrow Agreement attached as Exhibit B to the Merger Agreement is hereby amended by deleting the definition of “Claim” in its entirety and substituting therefor the following definition:

““Claim” means any claim for indemnification or Final NTAV Shortfall made by a Parent Indemnitee pursuant to the Merger Agreement (excluding any TMG Claim other than a claim arising out of a breach of any Core Representation (as defined in the TMG Interest Purchase Agreement) or a breach occurring prior to the Closing Date of any covenant or agreement made by Gelco or any of its Affiliates in the TMG Interest Purchase Agreement or any other Seller Document (as defined in the TMG Interest Purchase Agreement), of which the Escrow Agent has been notified in writing by Parent, with a copy to the Stockholder Representative.”

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(l) TMG Interest Purchase Agreement. Exhibit E to the Merger Agreement is hereby deleted and replaced by the TMG Interest Purchase Agreement attached hereto as Exhibit E. Parent hereby consents to the execution and delivery by Gelco of the TMG Interest Purchase Agreement and the consummation by Gelco or its Affiliates of the transactions contemplated thereby.

2. Effect of Amendments. The parties hereto agree that, except as otherwise amended hereby, the Merger Agreement, as amended by this Amendment, continues in full force and effect in accordance with its terms.

3. Governing Law. This Amendment shall be construed in accordance with and governed by the laws of the State of New York applicable to agreements made and to be performed wholly within such jurisdiction.

4. Counterparts. This Amendment may be executed in one or more counterparts, each of which shall for all purposes be deemed to be an original and all of which shall constitute the same instrument.

[Signatures Follow]

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IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first above written.

H-G HOLDINGS, INC.

By:	/s/ Thomas V. Goodmanson
Name:	Thomas V. Goodmanson
Title:	Chief Financial Officer

CONCUR TECHNOLOGIES, INC.

By:	/s/ Kyle R. Sugamele
Name:	Kyle R. Sugamele
Title:	Chief Legal Officer

NORTHSTARS ACQUISITION CORPORATION

By:	/s/ Kyle R. Sugamele
Name:	Kyle R. Sugamele
Title:	President

JUPITER PARTNERS, L.P.,
solely as Stockholder Representative

By:	/s/ John A. Sprague
Name:	John A. Sprague
Title:

(Signature page to Amendment No. 1 to Agreement and Plan of Merger)